================================================================================



                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2001

                          EQCC RECEIVABLES CORPORATION
                                   (Depositor)

                                       and

                        EQUICREDIT CORPORATION OF AMERICA
                        (Transferor and Initial Servicer)

                                       and

                              BANK OF AMERICA, N.A.
                                (Advancing Party)

                                       and

                             FAIRBANKS CAPITAL CORP

                          (Expected Successor Servicer)

                                       and

                              THE BANK OF NEW YORK

                                    (Trustee)

                         EQCC ASSET BACKED CERTIFICATES,
                                  Series 2001-2

================================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I DEFINITIONS...........................................................................................    3

   Section 1.01.        Defined Terms...........................................................................    3

ARTICLE II CONVEYANCE OF THE TRUST ASSETS.......................................................................   51

   Section 2.01.        Sale and Conveyance of Trust Assets; Priority and Subordination of Ownership Interests..   51
   Section 2.02.        Possession of Mortgage Files............................................................   52
   Section 2.03.        Books and Records.......................................................................   53
   Section 2.04.        Delivery of Mortgage Loan Documents.....................................................   53
   Section 2.05.        Repurchase of Foreclosure Restricted Loans..............................................   54
   Section 2.06.        Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification
                         by Trustee.............................................................................   54
   Section 2.07.        REMIC Administration....................................................................   58
   Section 2.08.        Execution of Certificates...............................................................   62
   Section 2.09.        Application of Principal and Interest...................................................   63

ARTICLE III REPRESENTATIONS AND WARRANTIES......................................................................   63

   Section 3.01.        Representations of the Servicer and the Depositor.......................................   63
   Section 3.02.        Assignment of Transfer Agreement; Representations and Warranties as to the Individual
                         Mortgage Loans and the Mortgage Pool...................................................   67
   Section 3.03.        Purchase and Substitution...............................................................   78
   Section 3.04.        Representations and Warranties of the Transferor regarding Prepayment Charges...........   80
   Section 3.05.        Guaranty................................................................................   81

ARTICLE IV THE CERTIFICATES.....................................................................................   81

   Section 4.01.        The Certificates........................................................................   81
   Section 4.02.        Registration of Transfer and Exchange of Certificates...................................   83
   Section 4.03.        Mutilated, Destroyed, Lost or Stolen Certificates.......................................   87
   Section 4.04.        Persons Deemed Owners...................................................................   87

ARTICLE V ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS....................................................   87

   Section 5.01.        Duties of the Servicer; Subservicing Arrangements.......................................   87
   Section 5.02.        Liquidation of Mortgage Loans...........................................................   91
   Section 5.03.        Establishment of Principal and Interest Account; Deposits in Principal and Interest
                         Account................................................................................   92
   Section 5.04.        Permitted Withdrawals from the Principal and Interest Account...........................   95
   Section 5.05.        Payment of Taxes, Insurance and Other Charges...........................................   97
   Section 5.06.        Transfer of Accounts; Monthly Statements................................................   98
   Section 5.07.        Maintenance of Hazard Insurance.........................................................   98
   Section 5.08.        Maintenance of Mortgage Impairment Insurance Policy.....................................   99
   Section 5.09.        Fidelity Bond...........................................................................  100
   Section 5.10.        Title, Management and Disposition of REO Property.......................................  100

   Section 5.11.  Collection of Certain Mortgage Loan Payments.................................   102
   Section 5.12.  Access to Certain Documentation and Information Regarding the Mortgage
                   Loans.......................................................................   102
   Section 5.13.  Superior Liens...............................................................   102
   Section 5.14.  Prepayment Charges...........................................................   103
   Section 5.15.  Advancing Party..............................................................   103

ARTICLE VI PAYMENTS TO THE CERTIFICATEHOLDERS..................................................   107

   Section 6.01.  Establishment of Collection Accounts; Deposit in Accounts....................   107
   Section 6.02.  Permitted Withdrawals from REMIC I Distribution Account, REMIC II
                   Distribution Account and REMIC III Distribution Account.....................   108
   Section 6.03.  Establishment of Insurance Account:  Deposits in Insurance Account:
                   Permitted Withdrawals from Insurance Account................................   109
   Section 6.04.  Investment of Accounts.......................................................   109
   Section 6.05.  Priority and Subordination of Distributions..................................   110
   Section 6.06.  [Reserved]...................................................................   135
   Section 6.07.  Statements...................................................................   135
   Section 6.08.  Interest Advances............................................................   139

ARTICLE VII GENERAL SERVICING PROCEDURES.......................................................   141

   Section 7.01.  Assumption Agreements........................................................   141
   Section 7.02.  Satisfaction of Mortgages and Release of Mortgage Files......................   142
   Section 7.03.  Servicing Compensation.......................................................   144
   Section 7.04.  Annual Statement as to Compliance............................................   144
   Section 7.05.  Annual Independent Public Accountants' Servicing Report......................   144
   Section 7.06.  Right to Examine Servicer Records............................................   145
   Section 7.07.  Reports to the Trustee; Principal and Interest Account Statements............   145

ARTICLE VIII REPORTS TO BE PROVIDED BY SERVICER................................................   147

   Section 8.01.  Financial Statements.........................................................   147

ARTICLE IX THE SERVICER........................................................................   148

   Section 9.01.  Indemnification; Third Party Claims..........................................   148
   Section 9.02.  Merger or Consolidation of the Servicer......................................   148
   Section 9.03.  Limitation on Liability of the Servicer and Others...........................   149
   Section 9.04.  Assignment; Resignation......................................................   149
   Section 9.05.  Removal of Servicer..........................................................   151

ARTICLE X SERVICER DEFAULT.....................................................................   151

   Section 10.01. Servicer Default.............................................................   151
   Section 10.02. Trustee to Act; Appointment of Successor Servicer............................   155
   Section 10.03. Waiver of Defaults...........................................................   156
   Section 10.04. Control by Certificate Insurer and Majority in Aggregate Voting Interest.....   157

ARTICLE XI TERMINATION.........................................................................   157

   Section 11.01. Termination..................................................................   157
   Section 11.02. Additional Termination Requirements..........................................   159

   Section 11.03. Accounting Upon Termination of Servicer...........................    160
   Section 11.04. Termination Upon Loss of REMIC Status.............................    160

ARTICLE XII THE TRUSTEE.............................................................    162

   Section 12.01. Duties of Trustee.................................................    162
   Section 12.02. Certain Matters Affecting the Trustee.............................    163
   Section 12.03. Trustee Not Liable for Certificates or Mortgage Loans.............    165
   Section 12.04. Trustee May Own Certificates......................................    165
   Section 12.05. Trustee's Fees and Expenses.......................................    165
   Section 12.06. Eligibility Requirements for Trustee..............................    166
   Section 12.07. Resignation and Removal of the Trustee............................    167
   Section 12.08. Successor Trustee.................................................    167
   Section 12.09. Merger or Consolidation of Trustee................................    168
   Section 12.10. Appointment of Co-Trustee or Separate Trustee.....................    168
   Section 12.11. Appointment of Custodians.........................................    169
   Section 12.12. Protection of Trust Fund..........................................    170

ARTICLE XIII MISCELLANEOUS PROVISIONS...............................................    171

   Section 13.01. The Certificate Insurer...........................................    171
   Section 13.02. Amendment.........................................................    172
   Section 13.03. Recordation of Agreement..........................................    173
   Section 13.04. Duration of Agreement.............................................    174
   Section 13.05. Governing Law.....................................................    174
   Section 13.06. Notices...........................................................    174
   Section 13.07. Severability of Provisions........................................    175
   Section 13.08. No Partnership....................................................    175
   Section 13.09. Counterparts......................................................    175
   Section 13.10. Successors and Assigns............................................    175
   Section 13.11. Headings..........................................................    175
   Section 13.12. Limitation of Liability of Trustee................................    175
   Section 13.13. Limitations on Rights of Others...................................    175
   Section 13.14. No Petition.......................................................    176
   Section 13.15. Third Party Beneficiary...........................................    176
   Section 13.16. Rights of the NIMS Insurer........................................    176
   Section 13.17. Supplemental Provisions for Resecuritization......................    176

                                    EXHIBITS

EXHIBIT A      -   Contents of Mortgage File
EXHIBIT B-1    -   Form of Class A-1 Certificate
EXHIBIT B-2    -   Form of Class A-2 Certificate
EXHIBIT B-3    -   Form of Class A-3 Certificate
EXHIBIT B-4    -   Form of Class A-4 Certificate
EXHIBIT B-5    -   Form of Class A-5 Certificate
EXHIBIT B-6    -   Form of Class A-6 Certificate
EXHIBIT B-7    -   Form of Class A-7 Certificate
EXHIBIT B-8    -   Form of Class X Certificate
EXHIBIT B-9    -   Form of Class R-I Certificate
EXHIBIT B-10   -   Form of Class R-II Certificate
EXHIBIT B-11   -   Form of Class R-III Certificate
EXHIBIT B-12   -   Form of Reverse of Certificate
EXHIBIT C      -   DTC Letter of Representations
EXHIBIT D      -   Mortgage Loan Schedules
EXHIBIT E      -   Form of Trustee Initial Certification
EXHIBIT F-1    -   Form of Trustee Interim Certification
EXHIBIT F-2    -   Form of Trustee Final Certification
EXHIBIT G-1    -   List of Loans 30-59 Days Delinquent as of Cut-off Date
EXHIBIT G-2    -   List of Bankruptcy Loans
EXHIBIT G-3    -   List of Foreclosure Restricted Loans as of the Cut-off Date
EXHIBIT H      -   Form of Delinquency Report
EXHIBIT I-1    -   Certificate Insurance Policy for Class A-1 Certificates
EXHIBIT I-2    -   Certificate Insurance Policy for Class A-2 Certificates
EXHIBIT I-3    -   Certificate Insurance Policy for Class A-3 Certificates
EXHIBIT I-4    -   Certificate Insurance Policy for Class A-4 Certificates
EXHIBIT I-5    -   Certificate Insurance Policy for Class A-5 Certificates
EXHIBIT I-6    -   Certificate Insurance Policy for Class A-6 Certificates
EXHIBIT I-7    -   Certificate Insurance Policy for Class A-7 Certificates
EXHIBIT J      -   Form of Transferor Certificate
EXHIBIT K      -   List of Originators
EXHIBIT L      -   List of Existing Advances as of Cut-off Date
EXHIBIT M-1    -   Form of Transfer Affidavit and Agreement
EXHIBIT M-2    -   Form of Investor Representation Letter
EXHIBIT M-3    -   Form of Certificate Transferor Representation Letter
EXHIBIT M-4    -   Form of Rule 144A Investment Representation
EXHIBIT N      -   Form of Custodial Agreement
EXHIBIT O      -   Form of Liquidation Report
EXHIBIT P      -   Form of Principal and Interest Account Letter Agreement
EXHIBIT Q      -   Form of Notice to Certificate Insurer
EXHIBIT R      -   Monthly Information Delivered by Servicer
EXHIBIT S      -   List of Modified Loans
EXHIBIT T      -   Form of Letter Establishing Principal and Interest Account
EXHIBIT U      -   Destroyed Mortgage Note Affidavit
EXHIBIT V      -   Special Account Loans
EXHIBIT SA     -   Form of Servicing Advance Reimbursement Request
EXHIBIT IA     -   Form of Interest Advance Reimbursement Request

APPENDIX 1 -   Performance Standards (including Advance Continuation
               and RE Liquidation Tests)
APPENDIX 2 -   Servicing Policy and Procedure Deviations from FHLMC
               Single Family Seller/Servicer Guide
APPENDIX 3 -   Terms and Conditions applicable to Successor Servicer in
               connection with Collection of Prepayment Charges
                                      -v-

                         POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement, dated as of December 1, 2001 (the "Agreement"), is by and among EQUICREDIT CORPORATION OF AMERICA, as transferor
 ---------
(the "Transferor") and as initial servicer (the "Initial Servicer"), FAIRBANKS
      ----------                                 ----------------
CAPITAL CORP., as expected successor servicer (the "Expected Successor Servicer"), EQCC RECEIVABLES CORPORATION, as depositor (the "Depositor"), BANK
                                                             ---------
OF AMERICA, N.A., as Advancing Party, and THE BANK OF NEW YORK as trustee (the "Trustee"). References herein to the "Servicer" refer to the entity that is
 -------
servicing the Mortgage Loans pursuant hereto at any given time, which shall be the Initial Servicer and its successors and permitted assigns (other than the Successor Servicer) until the Servicing Transfer Date, and which shall be the Successor Servicer and its successors and permitted assigns, from and after the Servicing Transfer Date.

                              PRELIMINARY STATEMENT

     In order to transfer certain Mortgage Loans from the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, and to facilitate the servicing of certain Mortgage Loans by the Servicer, the Transferor, the Initial Servicer, the Expected Successor Servicer and the Depositor are entering into this Agreement with the Trustee. The Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, under this Agreement, pursuant to which eleven classes of Certificates are being issued, denominated on the face thereof as EQCC Asset Backed Certificates, Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class X, Class R-I, Class R-II and Class R-III, respectively, representing in the aggregate a 100% ownership interest in the Mortgage Loans and all payments and other collections thereon received on and after December 1, 2001, the Cut-off Date (exclusive of any amounts received on and after the Cut-off Date in respect of interest accrued prior to the Cut-off Date and exclusive of any Prepayment Charges). As of the Cut-off Date, the Mortgage Loans have an aggregate outstanding principal balance of $10,368,314,218, the Mortgage Loans in Mortgage Loan Group 1 have an aggregate outstanding principal balance of $1,997,030,001, the Mortgage Loans in Mortgage Loan Group 2 have an aggregate outstanding principal balance of $1,982,337,536, the Mortgage Loans in Mortgage Loan Group 3 have an aggregate outstanding principal balance of $1,055,259,012, the Mortgage Loans in Mortgage Loan Group 4 have an aggregate outstanding principal balance of $1,115,458,249, the Mortgage Loans in Mortgage Loan Group 5 have an aggregate outstanding principal balance of $851,977,837, the Mortgage Loans in Mortgage Loan Group 6 have an aggregate outstanding principal balance of $1,580,419,592, and the Mortgage Loans in Mortgage Loan Group 7 have an aggregate outstanding principal balance of $1,785,831,987, in each case after application of payments received by the Depositor before the Cut-off Date.

     As provided herein, the Trustee will make an election to treat the assets of the Trust Fund other than the Principal and Interest Account and the right of the Transferor to receive payments in respect of the Existing Advances and any interest thereon, as three separate REMICs (as defined herein) for federal income tax purposes. For federal income tax purposes the Class A Certificates and the Class X Certificates represent beneficial interests in the "regular interests" in REMIC III and the Class R-III Certificates represent the sole class of "residual interest" in

REMIC III for purposes of the REMIC Provisions. The Class R-II Certificates represent the sole class of "residual interest" in REMIC II, and the Class R-I Certificates represent the sole class of "residual interest" in REMIC I for purposes of the REMIC Provisions. There are also 21 classes of uncertificated REMIC I Regular Interests issued under this Agreement (the Class LT1, Class LT2, Class LT3, Class LT4, Class LT5, Class LT6, Class LT7, Class LT8, Class LT9, Class LT10, Class LT11, Class LT12, Class LT13, Class LT14, Class LT15, Class LT16, Class LT17, Class LT18, Class LT19, Class LT20, and Class LT21 Interests), each of which will constitute regular interests in REMIC I. There are also 42 classes of uncertificated REMIC II Regular Interests issued under this Agreement (the Class MT1, Class MT2, Class MT3, Class MT4, Class MT5, Class MT6, Class MT7, Class MT8, Class MT9, Class MT10, Class MT11, Class MT12, Class MT13, Class MT14, Class MT15, Class MT16, Class MT17, Class MT18, Class MT19, Class MT20, Class MT21, Class MTN1, Class MTN2, Class MTN3, Class MTN4, Class MTN5, Class MTN6, Class MTN7, Class MTN8, Class MTN9, Class MTN10, Class MTN11, Class MTN12, Class MTN13, Class MTN14, Class MTN15, Class MTN16, Class MTN17, Class MTN18, Class MTN19, Class MTN20, and Class MTN21 Interests), each of which will constitute regular interests in REMIC II. The REMIC I Regular Interests will be held as assets of REMIC II, and the REMIC II Regular Interests will be held as assets of REMIC III.

     The following table sets forth the designation, aggregate Original Principal Balance and Final Scheduled Distribution Date for each Class of Certificates comprising the interests in the Trust Fund.

                                                         Final Scheduled
        Designation     Original Principal Balance    Distribution Date/(1)/
     ----------------- ---------------------------- --------------------------
     Class A-1                $1,997,030,001             November 25, 2031
     Class A-2                $1,982,337,536             November 25, 2031
     Class A-3                $1,055,259,012             November 25, 2031
     Class A-4                $1,115,458,249             November 25, 2031
     Class A-5                $  851,977,837             November 25, 2031
     Class A-6                $1,580,419,592             November 25, 2031
     Class A-7                $1,785,831,987             November 25, 2031
     Class X                       N/A                   November 25, 2031
     Class R-I                     N/A                           N/A
     Class R-II                    N/A                           N/A
     Class R-III                   N/A                           N/A

     Unless otherwise noted, references in this Agreement to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, and giving effect to principal payments received prior to the Cut-off Date.

____________________

     /1/ In each case, if the 25/th/ is not a Business Day, the Final Scheduled Distribution Date is the following Business Day.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01.  Defined Terms.
                    -------------

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

     Account: The Principal and Interest Account, the Collection Account, the
     -------
REMIC I Distribution Account, the REMIC II Distribution Account, the REMIC III Distribution Account or the Insurance Account.

     Accrual Period: With respect to each Distribution Date and the Class A-1,
     --------------
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and the Class LT1, Class LT2, Class LT3, Class LT4, Class LT5, Class LT6, Class LT7, Class LT8, Class LT9, Class LT10, Class LT11, Class LT12, Class LT13, Class LT14, Class LT15, Class MT1, Class MT2, Class MT3, Class MT4, Class MT5, Class MT6, Class MT7, Class MT8, Class MT9, Class MT10, Class MT11, Class MT12, Class MT13, Class MT14, Class MT15, Class MTN1, Class MTN2, Class MTN3, Class MTN4, Class MTN5, Class MTN6, Class MTN7, Class MTN8, Class MTN9, Class MTN10, Class MTN11, Class MTN12, Class MTN13, Class MTN14, and Class MTN15 Interests, the period from and including the preceding Distribution Date (or the Closing Date in the case of the initial Accrual Period), to and including the day prior to the current Distribution Date. With respect to each Distribution Date and the Class A-6 and Class A-7 Certificates and the Class LT16, Class LT17, Class LT18, Class LT19, Class LT20, Class LT21, Class MT16, Class MT17, Class MT18, Class MT19, Class MT20, Class MT21, Class MTN16, Class MTN17, Class MTN18, Class MTN19, Class MT20 and Class MTN21 Interests, the period from and including the first day of the immediately preceding calendar month, commencing December 1, 2001, to and including the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Act:  As defined in Section 4.02.
     ---                 ------------

     Adjustable Rate Mortgage Loan: A Mortgage Loan the documents for which
     -----------------------------
provide at any period during the life of such loan for the adjustment of the Mortgage Interest Rate payable in respect thereof.

     Adjusted Insurer Fee Rate: With respect to each Mortgage Loan Group and
     -------------------------
each Accrual Period or Distribution Date, the product of (i) the rate per annum set forth in the Premium Letter and (ii) the Certificate Balance of the related Class of Class A Certificates divided by the aggregate principal balance of the Mortgage Loans in the related Mortgage Loan Group on which interest for such Accrual Period or Distribution Date is calculated.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, each
     ---------------
adjustment date on which the Mortgage Interest Rate of such Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     Administrative Fee Rate:  With respect to each Mortgage Loan Group and any
     -----------------------
Accrual Period, the sum of (i) the Servicing Fee Rate and (ii) the applicable Adjusted Insurer Fee Rate.

     Advance:  An Interest Advance, a Servicing Advance or an Existing Advance.
     -------

     Advance Continuation and REO Liquidation Tests: The tests set forth in the
     ----------------------------------------------
Performance Standards and entitled "Advance Continuation and REO Liquidation" tests.

     Advance Reimbursement Amount:  An Interest Advance Reimbursement Amount or
     ----------------------------
a Servicing Advance Reimbursement Amount.

     Advancing Party:  Bank of America, N.A., in its capacity as the entity
     ---------------
responsible for reimbursing Servicing Advances to the Servicer hereunder pursuant to, and subject to, Section 5.15, or any successor or permitted
                             ------------
assignee.

     Affiliate: With respect to any specified Person, any other Person
     ---------
controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Interest Delinquency:  As defined in Section 6.08.
     ------------------------------

     Agreement:  This Pooling and Servicing Agreement and all amendments hereof
     ---------
and supplements hereto.

     Ancillary Income:  As defined in Section 7.03.
     ----------------                 ------------

     Amounts Held for Future Distribution:  As defined in Section 6.08.
     ------------------------------------                 ------------

     Annualized Excess Spread:  For any Distribution Date, the related Monthly
     ------------------------
Excess Spread Amount multiplied by 12.

     Applicable Regulations: All federal, state or local laws, and any other
     ----------------------
requirements of any government or any agency or instrumentality thereof applicable to the origination and servicing of the Mortgage Loans, the management of the related Mortgaged Properties or REO Properties, as applicable, and the provision by the Servicer of the services required hereunder. The parties acknowledge that the servicing of the Mortgage Loans is subject to regulation by the Office of the Comptroller of the Currency and the Federal Financial Institution Examination Council.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer
     ----------------------
or equivalent instrument sufficient, upon proper recordation thereof, under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the record of the transfer of the Mortgage to the party named as assignee therein. Each Assignment of Mortgage shall initially be delivered in blank.

     Authorized Denominations: The authorized denominations of the Certificates,
     ------------------------
as set forth in Section 4.01 of this Agreement.
                ------------

     Available Funds: With respect to any Distribution Date and each Mortgage
     ---------------
Loan Group, an amount equal to (i) the sum of all amounts described in clauses
                                                                       -------
(i) through (vii), inclusive, but without duplication, of Section 5.03(a)
-----------------                                         ---------------
received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Transferor and excluding any amounts not required to be deposited in the Principal and Interest Account pursuant to Section 5.03 and
                                                            ------------
excluding any amounts withdrawn by the Servicer pursuant to Section 5.04(ii),
                                                            ----------------
(iii), (v), (vi) and (vii) as of the related Determination Date and excluding
----------------     -----
amounts withdrawn pursuant to Section 5.04(x) as of the related Determination
                              ---------------
Date) during the related Due Period (except that Principal Prepayments shall be included in Available Funds to the extent received during the related Prepayment Period) with respect to the Mortgage Loans in such Mortgage Loan Group and on deposit in the Collection Account on such Distribution Date, plus (ii) the amount of any Advances remitted pursuant to Section 6.08 for such Distribution
                                            ------------
Date with respect to the Mortgage Loans in such Mortgage Loan Group and on deposit in the Collection Account on such Distribution Date. No amount included in the Available Funds by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

     Bankruptcy Loan:  Each Mortgage Loan set forth on Exhibit G-2 hereto.
     ---------------                                   -----------

     Base Overcollateralization Target Amount: $154,769,825 for Mortgage Loan
     ----------------------------------------
Group 1 (representing 7.75% of the initial Pool Principal Balance for that Group), $153,631,159 for Mortgage Loan Group 2 (representing 7.75% of the initial Pool Principal Balance for that Group), $81,782,572 for Mortgage Loan Group 3 (representing 7.75% of the initial Pool Principal Balance for that Group), $86,448,014 for Mortgage Loan Group 4 (representing 7.75% of the initial Pool Principal Balance for that Group) $66,028,282 for Mortgage Loan Group 5 (representing 7.75% of the initial Pool Principal Balance for that Group, $98,776,225 for Mortgage Loan Group 6 (representing 6.25% of the initial Pool Principal Balance of that Group), and $111,614,499 for Mortgage Loan Group 7 (representing 6.25% of the initial Pool Principal Balance for that Group).

     Basic Documents: The Transfer Agreement, this Pooling and Servicing
     ---------------
Agreement, the Custodial Agreement, the Insurance and Indemnity Agreement, the Certificate Depository Agreement and the other documents and certificates delivered in connection therewith.

     Basic Principal Distribution Amount: Each of the Class A-1 Basic Principal
     -----------------------------------
Distribution Amount, the Class A-2 Basic Principal Distribution Amount, the Class A-3 Basic Principal Distribution Amount, the Class A-4 Basic Principal Distribution Amount, the Class A-5 Basic Principal Distribution Amount, the Class A-6 Basic Principal Distribution Amount, and the Class A-7 Basic Principal Distribution Amount.

     Book-Entry Certificates: A beneficial interest in the Certificates, the
     -----------------------
ownership and transfer of which shall be made through book entries by the Depository as described in Section 4.01 hereof.

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on
     ------------
which banking institutions in the States of Illinois, New York, Utah or Florida are authorized or obligated by law or executive order to be closed.

     Certificate: Any Class A-1 Certificate, Class A-2 Certificate, Class A-3
     -----------
Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-6 Certificate, Class A-7 Certificate, Class X Certificate, Class R-I Certificate, Class R-II Certificate or Class R-III Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee or its authenticating agent, substantially in the form annexed hereto as Exhibits B-1, B-2, B-3, B-4,
                                                   ---------------------------
B-5, B-6, B-7, B-8, B-9, B-10 or B-11, respectively, in each case together with
-------------------------------------
the form of reverse of certificate substantially in the form annexed hereto as Exhibit B-12.
------------

     Certificate Balance:  With respect to a Class, the aggregate principal
     -------------------
balance of the Certificates of such Class.

     Certificate Custodian:  Initially, The Bank of New York; thereafter, any
     ---------------------
other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     Certificate Depository Agreement:  The agreement, dated as of the Closing
     --------------------------------
Date, between the Depositor and the initial Depository, relating to the Class A Certificates.

     Certificateholder or Holder: Each Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register; provided, however, that, solely for the
                                        --------  -------
purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.02), waiver, request or demand pursuant to this
            -------------
Agreement, any Certificate registered in the name of the Transferor, the Servicer, any Originator or the Depositor, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained; provided that if any such Person owns 100% of the Percentage Interests of a Class, such Person shall be entitled to vote; and provided, further, that the Trustee shall not be responsible for knowing that any Certificates are registered in the name of such an Affiliate unless one of its Responsible Officers has actual knowledge thereof. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's or the Certificate Insurer's request, the Servicer, the Transferor, any Originator and the Depositor shall provide to the Trustee and the Certificate Insurer a notice identifying any of their respective Affiliates that is a Certificateholder as of the date(s) specified by the Trustee or the Certificate Insurer in such request.

     Certificate Insurance Policies: The seven surety bonds with numbers
     ------------------------------
51227-N, 51228-N, 51229-N, 51230-N, 51231-N, 51232-N, and 51233-N each in the name of the Trustee, each dated the Closing Date, and which are issued by the Certificate Insurer for the benefit of the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4

Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, respectively. Pursuant to each Certificate Insurance Policy, the Certificate Insurer guarantees Insured Payments on the related Class of Class A Certificates. Copies of the Certificate Insurance Policies are attached hereto as Exhibit I-1, Exhibit I-2, Exhibit I-3, Exhibit I-4, Exhibit I-5, Exhibit I-6
   -----------  -----------  -----------  -----------  -----------  -----------
and Exhibit I-7.
    -----------

     Certificate Insurer: Financial Security Assurance, Inc., a New York stock
     -------------------
insurance company, or any successor thereof, as issuer of the Certificate Insurance Policies.

     Certificate Insurer Default:  A failure by the Certificate Insurer to pay
     ---------------------------
an Insured Payment pursuant tothe terms of the related Certificate Insurance Policy.

     Certificate Margin:  0.98% per annum.
     ------------------

     Certificate Owner:  With respect to a Book-Entry Certificate, the Person
     -----------------
who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant.

     Certificate Register:  As described in Section 4.02 hereof.
     --------------------                   ------------

     Certificate Transferee:  Any Person who is acquiring by Transfer any
     ----------------------
Ownership Interest in a Certificate.

     Certificate Transferor:  Any Person who is disposing by Transfer any
     ----------------------
Ownership Interest in a Certificate.

     Class:  Collectively, Certificates bearing the same alphanumeric
     -----
designation (A-1, A-2, A-3, A-4, A-5, A-6, A-7, X, R-I, R-II or R-III).

     Class A Certificateholder:  A Holder of a Class A Certificate.
     -------------------------

     Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class
     --------------------
A-5, Class A-6 and Class A-7 Certificates.

     Class A Interest Remittance Amount: With respect to any Distribution Date,
     ----------------------------------
the sum of the Class A-1 Interest Remittance Amount, the Class A-2 Interest Remittance Amount, the Class A-3 Interest Remittance Amount, the Class A-4 Remittance Amount, the Class A-5 Interest Remittance Amount, the Class A-6 Interest Remittance Amount, and the Class A-7 Interest Remittance Amount, for such Distribution Date.

     Class A-1 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-1 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-1 Certificates for such Distribution Date.

     Class A-1 Certificate: A Certificate designated as an EQCC Asset-Backed
     ---------------------
Certificate, Series 2001-2, Class A-1 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-1 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-1 Certificates, (i) the amount of interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance immediately preceding such Distribution Date calculated on the basis of the actual number of days in the related Accrual Period over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 1 in respect of the related Due Period.

     Class A-1 Pass-Through Rate: For the first Accrual Period, 2.91125% per
     ---------------------------
annum. For any subsequent Accrual Period, the lesser of (i) the Formula Rate and
(ii) the Group 1 Net Funds Cap Rate.

     Class A-1 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-1 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-1 Certificateholders in respect of principal.

     Class A-2 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-2 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-2 Certificates for such Distribution Date.

     Class A-2 Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class A-2 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-2 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-2 Certificates, (i) the amount of interest accrued during the related Accrual Period at the related Class A-2 Pass-Through Rate on the Class A-2 Principal Balance immediately preceding such Distribution Date calculated on the basis of the actual number of days in the related Accrual Period over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 2 in respect of the related Due Period.

     Class A-2 Pass-Through Rate: For the first Accrual Period, 2.91125% per
     ---------------------------
annum. For any subsequent Accrual Period, the lesser of (i) the Formula Rate and
(ii) the Group 2 Net Funds Cap Rate.

     Class A-2 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-2 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-2 Certificateholders in respect of principal.

     Class A-3 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-3 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-3 Certificates for such Distribution Date.

     Class A-3 Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class A-3 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-3 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-3 Certificates, (i) the amount of interest accrued during the related Accrual Period at the related Class A-3 Pass-Through Rate on the Class A-3 Principal Balance immediately preceding such Distribution Date calculated on the basis of the actual number of days in the related Accrual Period over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 3 in respect of the related Due Period.

     Class A-3 Pass-Through Rate: For the first Accrual Period, 2.91125% per
     ---------------------------
annum. For any subsequent Accrual Period, the lesser of (i) the Formula Rate and
(ii) the Group 3 Net Funds Cap Rate.

     Class A-3 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-3 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-3 Certificateholders in respect of principal.

     Class A-4 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-4 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-4 Certificates for such Distribution Date.

     Class A-4 Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class A-4 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-4 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-4 Certificates, (i) the amount of interest accrued during the related Accrual Period at the related Class A-4 Pass-Through Rate on the Class A-4 Principal Balance immediately preceding such Distribution Date calculated on the basis of the actual number of days in the related Accrual Period over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 4 in respect of the related Due Period.

     Class A-4 Pass-Through Rate: For the first Accrual Period, 2.91125% per
     ---------------------------
annum. For any subsequent Accrual Period, the lesser of (i) the Formula Rate and
(ii) the Group 4 Net Funds Cap Rate.

     Class A-4 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-4 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-4 Certificateholders in respect of principal.

     Class A-5 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-5 Principal Balance as of such Distribution Date and (B) the

Overcollateralization Maintenance Amount for the Class A-5 Certificates for such Distribution Date.

     Class A-5 Certificate: A Certificate designated as an EQCC Asset-Backed
     ---------------------
Certificate, Series 2001-2, Class A-5 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-5 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-5 Certificates, (i) the amount of interest accrued during the related Accrual Period at the Class A-5 Pass-Through Rate on the Class A-5 Principal Balance immediately preceding such Distribution Date calculated on the basis of the actual number of days in the related Accrual Period over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 5 in respect of the related Due Period.

     Class A-5 Pass-Through Rate: For the first Accrual Period, 2.91125% per
     ---------------------------
annum. For any subsequent Accrual Period, the lesser of (i) the Formula Rate and
(ii) the Group 5 Net Funds Cap Rate.

     Class A-5 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-5 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-5 Certificateholders in respect of principal.

     Class A-6 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-6 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-6 Certificates for such Distribution Date.

     Class A-6 Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class A-6 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-6 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-6 Certificates, (i) the amount of interest accrued during the related Accrual Period at the related Class A-6 Pass-Through Rate on the Class A-6 Principal Balance immediately preceding such Distribution Date calculated on the basis of a 30-day month over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 6 in respect of the related Due Period.

     Class A-6 Pass-Through Rate: For any Accrual Period, the lesser of (i)
     ---------------------------
5.47% per annum and (ii) the Group 6 Net Funds Cap Rate.

     Class A-6 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-6 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-6 Certificateholders in respect of principal.

     Class A-7 Basic Principal Distribution Amount: As to any Distribution Date,
     ---------------------------------------------
the lesser of (A) the Class A-7 Principal Balance as of such Distribution Date and (B) the Overcollateralization Maintenance Amount for the Class A-7 Certificates for such Distribution Date.

     Class A-7 Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class A-7 Certificate, and evidencing an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     Class A-7 Interest Remittance Amount: For any Distribution Date and the
     ------------------------------------
Class A-7 Certificates, (i) the amount of interest accrued during the related Accrual Period at the related Class A-7 Pass-Through Rate on the Class A-7 Principal Balance immediately preceding such Distribution Date calculated on the basis of a 30-day month over a 360-day year minus (ii) the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 7 in respect of the related Due Period.

     Class A-7 Pass-Through Rate: For any Accrual Period, the lesser of (i)
     ---------------------------
5.47% per annum and (ii) the Group 7 Net Funds Cap Rate.

     Class A-7 Principal Balance: As of any date of determination, the Original
     ---------------------------
Class A-7 Principal Balance, reduced by the sum of all amounts (including, except for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments, if any, made in respect of principal) previously distributed to Class A-7 Certificateholders in respect of principal.

     Class LT1 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 1 and bears interest at the Net Group 1 Weighted Average Mortgage Interest Rate.

     Class LT2 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-1 Principal Balance and bears interest at the Net Group 1 Weighted Average Mortgage Interest Rate.

     Class LT3 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 1 and (ii) the Group 1 OC Amount, and bears interest at the Net Group 1 Weighted Average Mortgage Interest Rate.

     Class LT4 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 2 and bears interest at the Net Group 2 Weighted Average Mortgage Interest Rate.

     Class LT5 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-2 Principal Balance and bears interest at the Net Group 2 Weighted Average Mortgage Interest Rate.

     Class LT6 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 2 and (ii) the Group 2 OC Amount, and bears interest at the Net Group 2 Weighted Average Mortgage Interest Rate.

     Class LT7 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 3 and bears interest at the Net Group 3 Weighted Average Mortgage Interest Rate.

     Class LT8 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-3 Principal Balance and bears interest at the Net Group 3 Weighted Average Mortgage Interest Rate.

     Class LT9 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 3 and (ii) the Group 3 OC Amount, and bears interest at the Net Group 3 Weighted Average Mortgage Interest Rate.

     Class LT10 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 4 and bears interest at the Net Group 4 Weighted Average Mortgage Interest Rate.

     Class LT11 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-4 Principal Balance and bears interest at the Net Group 4 Weighted Average Mortgage Interest Rate.

     Class LT12 Interest: A regular interest in REMIC I that is held as an asset
     ------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 4 and (ii) the Group 4 OC Amount, and bears interest at the Net Group 4 Weighted Average Mortgage Interest Rate.

     Class LT13 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 5 and bears interest at the Net Group 5 Weighted Average Mortgage Interest Rate.

     Class LT14 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-5 Principal Balance and bears interest at the Net Group 5 Weighted Average Mortgage Interest Rate.

     Class LT15 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 5 and (ii) the Group 5 OC Amount, and bears interest at the Net Group 5 Weighted Average Mortgage Interest Rate.

     Class LT16 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 6 and bears interest at the Net Group 6 Weighted Average Mortgage Interest Rate.

     Class LT17 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-6 Principal Balance and bears interest at the Net Group 6 Weighted Average Mortgage Interest Rate.

     Class LT18 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 6 and (ii) the Group 6 OC Amount, and bears interest at the Net Group 6 Weighted Average Mortgage Interest Rate.

     Class LT19 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 98% of the aggregate Pool Principal Balance of Mortgage Loan Group 7 and bears interest at the Net Group 7 Weighted Average Mortgage Interest Rate.

     Class LT20 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the Class A-7 Principal Balance and bears interest at the Net Group 7 Weighted Average Mortgage Interest Rate.

     Class LT21 Interest: A regular interest in REMIC I that is held as an asset
     -------------------
of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the aggregate Pool Principal Balance of Mortgage Loan Group 7 and (ii) the Group 7 OC Amount, and bears interest at the Net Group 7 Weighted Average Mortgage Interest Rate.

     Class MT1 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT1 Interest and bears interest at the REMIC II Group 1 Interest Rate.

     Class MT2 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT2 Interest and bears interest at the REMIC II Group 1 Interest Rate.

     Class MT3 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT3 Interest and bears interest at the REMIC II Group 1 Interest Rate.

     Class MT4 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT4 Interest and bears interest at the REMIC II Group 2 Interest Rate.

     Class MT5 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT5 Interest and bears interest at the REMIC II Group 2 Interest Rate.

     Class MT6 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT6 Interest and bears interest at the REMIC II Group 2 Interest Rate.

     Class MT7 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT7 Interest and bears interest at the REMIC II Group 3 Interest Rate.

     Class MT8 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT8 Interest and bears interest at the REMIC II Group 3 Interest Rate.

     Class MT9 Interest: A regular interest in REMIC II that is held as an asset
     ------------------
of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT9 Interest and bears interest at the REMIC II Group 3 Interest Rate.

     Class MT10 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT10 Interest and bears interest at the REMIC II Group 4 Interest Rate.

     Class MT11 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT11 Interest and bears interest at the REMIC II Group 4 Interest Rate.

     Class MT12 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT12 Interest and bears interest at the REMIC II Group 4 Interest Rate.

     Class MT13 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT13 Interest and bears interest at the REMIC II Group 5 Interest Rate.

     Class MT14 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT14 Interest and bears interest at the REMIC II Group 5 Interest Rate.

     Class MT15 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT15 Interest and bears interest at the REMIC II Group 5 Interest Rate.

     Class MT16 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT16 Interest and bears interest at the REMIC II Group 6 Interest Rate.

     Class MT17 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT17 Interest and bears interest at the REMIC II Group 6 Interest Rate.

     Class MT18 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT18 Interest and bears interest at the REMIC II Group 6 Interest Rate.

     Class MT19 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT19 Interest and bears interest at the REMIC II Group 7 Interest Rate.

     Class MT20 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT20 Interest and bears interest at the REMIC II Group 7 Interest Rate.

     Class MT21 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT21 Interest and bears interest at the REMIC II Group 7 Interest Rate.

     Class MTN1 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT1 Interest and bears interest at a rate equal to (I) the Net Group 1 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 1 Interest Rate.

     Class MTN2 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT2 Interest and bears interest at a rate equal to (I) the Net Group 1 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 1 Interest Rate.

     Class MTN3 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT3 Interest and bears interest at a rate equal to (I) the Net Group 1 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 1 Interest Rate.

     Class MTN4 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT4 Interest and bears interest at a rate equal to (I) the Net Group 2 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 2 Interest Rate.

     Class MTN5 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT5 Interest and bears interest at a rate equal to (I) the Net Group 2 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 2 Interest Rate.

     Class MTN6 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT6 Interest and bears interest at a rate equal to (I) the Net Group 2 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 2 Interest Rate.

     Class MTN7 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the

Class LT7 Interest and bears interest at a rate equal to (I) the Net Group 3 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 3 Interest Rate.

     Class MTN8 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT8 Interest and bears interest at a rate equal to (I) the Net Group 3 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 3 Interest Rate.

     Class MTN9 Interest: A regular interest in REMIC II that is held as an
     -------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT9 Interest and bears interest at a rate equal to (I) the Net Group 3 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 3 Interest Rate.

     Class MTN10 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT10 Interest and bears interest at a rate equal to (I) the Net Group 4 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 4 Interest Rate.

     Class MTN11 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT11 Interest and bears interest at a rate equal to (I) the Net Group 4 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 4 Interest Rate.

     Class MTN12 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT12 Interest and bears interest at a rate equal to (I) the Net Group 4 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 4 Interest Rate.

     Class MTN13 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT13 Interest and bears interest at a rate equal to (I) the Net Group 5 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 5 Interest Rate.

     Class MTN14 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT14 Interest and bears interest at a rate equal to (I) the Net Group 5 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 5 Interest Rate.

     Class MTN15 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT15 Interest and bears interest at a rate equal to (I) the Net Group 5 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 5 Interest Rate.

     Class MTN16 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT16 Interest and bears interest at a rate equal to (I) the Net Group 6 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 6 Interest Rate.

     Class MTN17 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT17 Interest and bears interest at a rate equal to (I) the Net Group 6 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 6 Interest Rate.

     Class MTN18 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT18 Interest and bears interest at a rate equal to (I) the Net Group 6 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 6 Interest Rate.

     Class MTN19 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT19 Interest and bears interest at a rate equal to (I) the Net Group 7 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 7 Interest Rate.

     Class MTN20 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT20 Interest and bears interest at a rate equal to (I) the Net Group 7 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 7 Interest Rate.

     Class MTN21 Interest: A regular interest in REMIC II that is held as an
     --------------------
asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT21 Interest and bears interest at a rate equal to (I) the Net Group 7 Weighted Average Mortgage Interest Rate minus (II) the REMIC II Group 7 Interest Rate.

     Class R-I Certificate: A Certificate designated as an EQCC Asset Backed
     ---------------------
Certificate, Series 2001-2, Class R-I Certificate, and evidencing an interest designated as the "residual interest" in REMIC I for purposes of the REMIC Provisions.

     Class R-I Certificateholder: A Holder of a Class R-I Certificate.
     ---------------------------

     Class R-II Certificate: A Certificate designated as an EQCC Asset Backed
     ----------------------
Certificate, Series 2001-2, Class R-II Certificate and evidencing an interest designated as the "residual interest" in REMIC II for purposes of the REMIC Provisions.

     Class R-II Certificateholder: A Holder of a Class R-II Certificate.
     ----------------------------

     Class R-III Certificate: A Certificate designated as an EQCC Asset Backed
     -----------------------
Certificate, Series 2001-2, Class R-III Certificate and evidencing an interest designated as the "residual interest" in REMIC III for purposes of the REMIC Provisions.

     Class R-III Certificateholder: A Holder of a Class R-III Certificate.
     -----------------------------

     Class X Certificate: A Certificate designated as an EQCC Asset Backed
     -------------------
Certificate, Series 2001-2, Class X Certificate and evidencing (i) an interest designated as a "regular interest" in REMIC III for purposes of the REMIC Provisions and (ii) the rights and obligations described herein.

     Class X Certificateholder: A Holder of a Class X Certificate.
     -------------------------

     Class X Interest: A regular interest in REMIC III, ownership of which is
     ----------------
evidenced by the Class X Certificates.

     Class X Majority: As defined in Section 11.01.
     ----------------                -------------

     Class X Remittance Amount: An amount equal to the sum of the Class X-1
     -------------------------
Component Remittance Amount, the Class X-2 Component Remittance Amount, the Class X-3 Component Remittance Amount, the Class X-4 Component Remittance Amount, the Class X-5 Component Remittance Amount, the Class X-6 Component Remittance Amount and the Class X-7 Component Remittance Amount.

     Class X-1 Component: A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN1, Class MTN2 and Class MTN3 Interests and entitled to the Class X-1 Component Remittance Amount.

     Class X-1 Component Remittance Amount: For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN1 Interest, (ii) the interest distributed in respect of the Class MTN2 Interest, and (iii) the interest distributed in respect of the Class MTN3 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT1, Class MT2 and Class MT3 Interests on such Distribution Date).

     Class X-2 Component: A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN4, Class MTN5 and Class MTN6 Interests and entitled to the Class X-2 Component Remittance Amount.

     Class X-2 Component Remittance Amount: For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN4 Interest, (ii) the interest distributed in respect of the Class MTN5 Interest, and (iii) the interest distributed in respect of the Class MTN6 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT4, Class MT5 and Class MT6 Interests on such Distribution Date).

     Class X-3 Component: A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN7, Class MTN8 and Class MTN9 Interests and entitled to the Class X-3 Component Remittance Amount.

     Class X-3 Component Remittance Amount: For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN7 Interest, (ii) the interest distributed in respect of the Class MTN8 Interest, and (iii) the interest distributed in respect of the Class MTN9 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT7, Class MT8 and Class MT9 Interests on such Distribution Date).

     Class X-4 Component: A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN10, Class MTN11 and Class MTN12 Interests and entitled to the Class X-4 Component Remittance Amount.

     Class X-4 Component Remittance Amount:  For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN10 Interest, (ii) the interest distributed in respect of the Class MTN11 Interest, and (iii) the interest distributed in respect of the Class MTN12 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT10, Class MT11 and Class MT12 Interests on such Distribution Date).

     Class X-5 Component:  A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN13, Class MTN14 and Class MTN15 Interests and entitled to the Class X-5 Component Remittance Amount.

     Class X-5 Component Remittance Amount:  For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN13 Interest, (ii) the interest distributed in respect of the Class MTN14 Interest, and (iii) the interest distributed in respect of the Class MTN15 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT13, Class MT14 and Class MT15 Interests on such Distribution Date).

     Class X-6 Component:  A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN16, Class MTN17 and Class MTN18 Interests and entitled to the Class X-6 Component Remittance Amount.

     Class X-6 Component Remittance Amount:  For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN16 Interest, (ii) the interest distributed in respect of the Class MTN17 Interest, and (iii) the interest distributed in respect of the Class MTN18 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT16, Class MT17 and Class MT18 Interests on such Distribution Date).

     Class X-7 Component:  A component of the Class X Interest representing a
     -------------------
specified portion of the interest payments on the Class MTN19, Class MTN20 and Class MTN21 Interests and entitled to the Class X-7 Component Remittance Amount.

     Class X-7 Component Remittance Amount:  For any Distribution Date, the sum
     -------------------------------------
of (i) the interest distributed in respect of the Class MTN19 Interest, (ii) the interest distributed in respect of the Class MTN20 Interest, and (iii) the interest distributed in respect of the Class MTN21 Interest for such Distribution Date (before giving effect to any principal distributions on the Class MT19, Class MT20 and Class MT21 Interests on such Distribution Date).

     Closing Date:  December 21, 2001.
     ------------

     Code:  The Internal Revenue Code of 1986, as amended from time to time.
     ----

     Collection Account:  The collection account established and maintained by
     ------------------
the Trustee pursuant to Section 6.01 hereof.
                        ------------

     Collections:  For any Due Period (and Prepayment Period), the amounts
     -----------
collected by the Servicer with respect to the Mortgage Loans set forth in
Section 5.03(a), clauses (i)-(vii) that are required to be deposited to the
---------------  -----------------
REMIC I Distribution Account pursuant to Section 5.04 with respect to the
                                         ------------
related Distribution Date (and not including amounts that are permitted to be withdrawn from the Principal and Interest Account pursuant to Section 5.04).
                                                              -------------

     Combined Loan-To-Value Ratio or CLTV:  With respect to any Mortgage Loan,
     ----------------------------    ----
the ratio (expressed as a percentage) of (a) the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related First Lien as of the date of origination of the Mortgage Loan, divided by (b) the lesser of (1) the value of the related Mortgaged Property, based upon the appraisal made at the time such Mortgage Loan was originated, or (2) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds were used to purchase the Mortgaged Property.

     Commission: The Securities and Exchange Commission.
     ----------

     Condemnation Proceeds:  All awards of settlements in respect of Mortgaged
     ---------------------
Properties, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent the award of settlement is not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents or otherwise.

     Corporate Trust Office:  With respect to the Trustee, the principal office
     ----------------------
at which at any particular time the corporate trust business of the Trustee shall be principally administered, which offices at the Closing Date are located at The Bank of New York, 5 Penn Plaza, 16/th/ Floor, New York, New York 10001,
Attention: Corporate Trust - MBS (fax 212-328-7620).

     Cumulative Losses:  As of any date of determination, the aggregate Mortgage
     -----------------
Loan Losses for all Due Periods since the Cut-off Date.

     Cumulative Loss Percentage:  With respect to any Distribution Date, the
     --------------------------
fraction expressed as a percentage equal to the Cumulative Losses over the Original Pool Principal Balance.

     Curtailment:  With respect to a Mortgage Loan, any payment of principal
     -----------
received in any month during a Due Period as part of a payment which is neither intended to satisfy the Mortgage Loan in full nor to cure a delinquency.

     Custodial Agreement:  The agreement for the retention of the Mortgage Files
     -------------------
initially in the form attached hereto as Exhibit N.
                                         ---------

     Custodian:  Initially, with respect to all Mortgage Loans, First Union
     ---------
National Bank and thereafter, any successor custodian approved by the Certificate Insurer and appointed pursuant to the Custodial Agreement, which is not affiliated with the Servicer, the Transferor, the Depositor or the Originators.

     Cut-off Date:  The opening of business on December 1, 2001.
     ------------

     Default:  Any occurrence that is, or with notice or the lapse of time or
     -------
both would become, a Servicer Default under Section 10.01 hereof.
                                            -------------

     Definitive Certificates:  As set forth in Section 4.01 hereof.
     -----------------------                   ------------

     Deleted Mortgage Loan:  A Mortgage Loan replaced by or to be replaced by a
     ---------------------
Qualified Substitute Mortgage Loan.

     Depositor:  EQCC Receivables Corporation, which is a direct wholly-owned
     ---------
subsidiary of the Transferor.

     Depository:  Initially, The Depository Trust Company, the nominee of which
     ----------
is Cede & Co., as the registered Holder of the Book Entry Certificates. The Depository shall at all times constitute a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Destroyed Mortgage Note:  A Mortgage Note the original of which was
     -----------------------
permanently lost or destroyed and has not been replaced.

     Destroyed Mortgage Note Affidavit:  An affidavit in the form of Exhibit U
     ---------------------------------                               ---------
delivered pursuant to Exhibit A hereto with respect to a Destroyed Mortgage
                      ---------
Note.

     Determination Date:  With respect to each Distribution Date, the fourth
     ------------------
Business Day prior to such Distribution Date. When used with respect to a Servicer Termination Test, Step Down Test or Step Up Test, references to Principal Balances, Pool Principal Balances and Mortgage Loan Losses as of a Determination Date mean Principal Balances, Pool Principal Balances and Mortgage Loan Losses as of the end of the related Due Period, reduced (without duplication) by Principal Prepayments received through the end of the related Prepayment Period.

     Disqualified Non-United States Person:  A transferee of a Class R-I, Class
     -------------------------------------
R-II or Class R-III Certificate other than a person that (i) is a United States Person or (ii) is a Non-United States Person that holds a Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor form) or (iii) is a Non-United States Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Class R-I, Class R-II or Class R-III Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Class R-I, Class R-II or Class R-III Certificate will not be disregarded for federal income tax purposes.

     Disqualified Organization:  Either (i) the United States, (ii) any state or
     -------------------------
political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. Notwithstanding the foregoing, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     Distribution Date:  The 25th day of any month, or if such 25th day is not a
     -----------------
Business Day, the first Business Day immediately following, commencing on January 25, 2002.

     Due Date:  The day of the month on which the Monthly Payment is due from
     --------
the Mortgagor on a Mortgage Loan.

     Due Period:  With respect to any Distribution Date, the calendar month
     ----------
immediately preceding the calendar month in which such Distribution Date occurs.

     Eligible Account:  Either (A) a segregated account or segregated accounts
     ----------------
maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, (x) the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P or have the highest short-term rating by S&P and (y) the unsecured and uncollateralized debt obligations of which shall be rated "A-1" or better by Moody's and have the highest short-term rating by Moody's and which is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, S&P, Fitch and Moody's or (B) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, and having a rating from Moody's, Fitch and S&P for long-term deposits of at least "Baa2" and "BBB," respectively. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

     Eligible Interest Advance:  An Interest Advance which the Servicer requests
     -------------------------
the Advancing Party to make in an Interest Advance Request pursuant to Section
                                                                       -------
5.15, which, in the reasonable good faith judgment of the Servicer, would not be
----
a Nonrecoverable Advance.

     Eligible Servicing Advance:  A Servicing Advance made by the Servicer, for
     --------------------------
which the Servicer requests reimbursement from the Advancing Party pursuant to
Section 5.15, which meets all of the Servicing Advance Eligibility Criteria, and
------------
which is not a Nonrecoverable Advance as of the time reimbursement from the Advancing Party is requested to be paid.

     EquiCredit:  EquiCredit Corporation of America.
     ----------

     ERISA Qualifying Underwriting:  With respect to the Class A Certificates, a
     -----------------------------
best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765
(2000), as amended (or any successor thereto) ("PTE 2000-58"), or any substantially similar administrative exemption granted by the United States Department of Labor. With respect to the Class X Certificates, a best efforts or firm commitment underwriting or private placement that meets the requirements of PTE 2000-58 or any substantially similar administrative exemption granted by the United States Department of Labor, except for the requirements that such Certificates
(i) not be subordinated to the rights and interest of the other Certificates and
(ii) have a rating that is one of the three highest generic rating categories.

     Exceedance:  As defined in the Performance Standards.
     ----------

     Excess Proceeds:  With respect to any Liquidated Mortgage Loan, the
     ---------------
excess, if any, of (a) the Net Liquidation Proceeds received in respect thereof over (b) the Principal Balance of such Mortgage Loan immediately prior to the time at which such Mortgage Loan became a Liquidated Mortgage Loan, plus accrued but unpaid interest thereon at the Mortgage Interest Rate.

     Excess Spread:  Each of the Group 1 Excess Spread, the Group 2 Excess
     -------------
Spread, the Group 3 Excess Spread, the Group 4 Excess Spread, the Group 5 Excess Spread, the Group 6 Excess Spread and the Group 7 Excess Spread.

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Excluded Ancillary Income:  As defined in Section 7.03.
     -------------------------                 ------------

     Existing Advances:  Advances in the nature of Servicing Advances and
     -----------------
advances of interest payments on certain Mortgage Loans listed on Exhibit L
                                                                  ---------
attached hereto, which have been made by the Initial Servicer in respect of such Mortgage Loans prior to the Cut-off Date, and which advances are identified on Exhibit L attached hereto.
---------

     Expected Successor Servicer:  Fairbanks Capital Corp.
     ---------------------------

     Extra Principal Distribution Amount: With respect to a Class of Class A
     -----------------------------------
Certificates and any Distribution Date, the lesser of (i) the related General Excess Available Amount for such Distribution Date and (ii) the related Overcollateralization Deficiency Amount for such Distribution Date after principal distributions have been made to such Class on such Distribution Date pursuant to clauses third and seventh of Section 6.05(d), (e), (f), (g), (h),
                                         ---------------  ---  ---  ---  ---
(i) or (j), as applicable.
---    ---

     FDIC:  The Federal Deposit Insurance Corporation and any successor thereto.
     ----

     FHLMC:  The Federal Home Loan Mortgage Corporation and any successor
     -----
thereto.

     Fairbanks Whole Loan Servicing Agreement:  As defined in Section 11.01.
     ----------------------------------------                 -------------

     Fidelity Bond:  As described in Section 5.09.
     -------------                   ------------

     Final Scheduled Distribution Date:  With respect to each Class of
     ---------------------------------
Certificates, as specified in the table under the Preliminary Statement.

     First Lien:  With respect to any Mortgage Loan secured by a second priority
     ----------
lien, the mortgage loan relating to the corresponding Mortgaged Property secured by a first priority lien.

     Fitch:  Fitch Inc.
     -----

     Fixed Rate Mortgage Loan: A Mortgage Loan which provides for a fixed
     ------------------------
Mortgage Interest Rate payable with respect thereto.

     FNMA:  Fannie Mae and any successor thereto.
     ----

     Foreclosure Balance:  As defined in Section 2.05.
     -------------------                 ------------

     Foreclosure Restricted Loan:  Each Bankruptcy Loan; provided that a
     ---------------------------                         --------
Bankruptcy Loan will not be considered a Foreclosure Restricted Loan if it either (a) was current as of the Cut-Off Date as a result of all previously due payments having been received or (b) has not been 30 or more days delinquent at the beginning of any of the 12 calendar months immediately preceding the Cut-off Date; and provided further that, if a Bankruptcy Loan that initially is a
          ----------------
Foreclosure Restricted Loan is current at the beginning of three consecutive calendar months after the Cut-off Date, such Mortgage Loan shall no longer be considered a Foreclosure Restricted Loan. The Foreclosure Restricted Loans as of the Cut-off Date are listed on Exhibit G-3 attached hereto
                               -----------

     Formula Rate:  For any Distribution Date and any Class A-1, Class A-2,
     ------------
Class A-3, Class A-4 or Class A-5 Certificate, LIBOR plus the Certificate
Margin.

     General Excess Available Amount:  With respect to a Class of Class A
     -------------------------------
Certificates and each Distribution Date, the amount, if any, by which the Available Funds from the related Mortgage Loan Group for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to priorities first through seventh of Section 6.05(d), 6.05(e), 6.05(f), 6.05(g),
                                    ---------------------------------  -------
6.05(h), 6.05(i), and 6.05(j),as applicable.
-------  -------      -------

     Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the
     ------------
fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

     Group 1 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 1.

     Group 1 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to the Mortgage Loans in
------------
Mortgage Loan Group 1 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-1 Certificates during the related Accrual Period and (ii) the product of (x) x/360 of the applicable Administrative Fee Rate, where "x" equals the actual number of days in the related Accrual Period, and (y) the aggregate of the Principal Balances of the Mortgage Loans in Mortgage Loan Group 1 on which interest for such Due Period was calculated.

     Group 1 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate, adjusted to give effect to the accrual of interest on the related Class of Class A Certificates based on the actual number of days in the related Accrual Period and a 360-day year, equal to the

Group 1 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 1 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 1 Mortgage Loans exceeds the aggregate principal balance of the Class A-1 Certificates.

     Group 1 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on the Mortgage Loans in Mortgage Loan Group 1.

     Group 2 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 2.

     Group 2 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to Mortgage Loans in
------------
Mortgage Loan Group 2 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-2 Certificates during the related Accrual Period and (ii) the product of (x) x/360 of the applicable Administrative Fee Rate, where "x" equals the actual number of days in the related Accrual Period, and (y) the aggregate of the Principal Balances of Mortgage Loans in Mortgage Loan Group 2 on which interest for such Due Period was calculated.

     Group 2 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate, adjusted to give effect to the accrual of interest on the related Class of Class A Certificates based on the actual number of days in the related Accrual Period and a 360-day year, equal to the Group 2 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 2 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 2 Mortgage Loans exceeds the principal balance of the Class A-2 Certificates.

     Group 2 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on Mortgage Loans in Mortgage Loan Group 2.

     Group 3 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 3.

     Group 3 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to the Mortgage Loans in
------------
Mortgage Loan Group 3 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-3 Certificates during the related Accrual Period and (ii) the product of (x) x/360 of the applicable Administrative Fee Rate, where "x" equals the actual number of days in the related Accrual Period, and (y) the aggregate of the Principal Balances of the Mortgage Loans in Mortgage Loan Group 3 on which interest for such Due Period was calculated.

     Group 3 Net Funds Cap Rate: With respect to any Accrual Period, a per annum
     --------------------------
rate, adjusted to give effect to the accrual of interest on the related Class of Class A Certificates based on the actual number of days in the related Accrual Period and a 360-day year, equal to the

Group 3 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 3 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 3 Mortgage Loans exceeds the principal balance of the Class A-3 Certificates.

     Group 3 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on the Mortgage Loans in Mortgage Loan Group 3.

     Group 4 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 4.

     Group 4 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to the Mortgage Loans in
------------
Mortgage Loan Group 4 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-4 Certificates during the related Accrual Period and (ii) the product of (x) x/360 of the applicable Administrative Fee Rate, where "x" equals the actual number of days in the related Accrual Period, and (y) the aggregate of the Principal Balances of the Mortgage Loans in Mortgage Loan Group 4 on which interest for such Due Period was calculated.

     Group 4 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate, adjusted to give effect to the accrual of interest on the related Class of Class A Certificates based on the actual number of days in the related Accrual Period and a 360-day year, equal to the Group 4 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 4 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 4 Mortgage Loans exceeds the principal balance of the Class A-4 Certificates.

     Group 4 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on the Mortgage Loans in Mortgage Loan Group 4.

     Group 5 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 5.

         Group 5 Excess Spread:  With respect to any Distribution Date, the
         ---------------------
excess (if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to the Mortgage Loans in
------------
Mortgage Loan Group 5 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-5 Certificates during the related Accrual Period and (ii) the product of (x) x/360 of the applicable Administrative Fee Rate, where "x" equals the actual number of days in the related Accrual Period, and (y) the aggregate of the Principal Balances of the Mortgage Loans in Mortgage Loan Group 5 on which interest for such Due Period was calculated.

     Group 5 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate, adjusted to give effect to the accrual of interest on the related Class of Class A Certificates based on the actual number of days in the related Accrual Period and a 360-day year, equal to the

Group 5 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 5 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 5 Mortgage Loans exceeds the aggregate principal balance of the Class A-5 Certificates.

     Group 5 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on the Mortgage Loans in Mortgage Loan Group 5.

     Group 6 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 6.

     Group 6 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to Mortgage Loans in
------------
Mortgage Loan Group 6 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-6 Certificates during the related Accrual Period and (ii) the product of (x) 1/12th of the applicable Administrative Fee Rate and (y) the aggregate of the Principal Balances of Mortgage Loans in Mortgage Loan Group 6 on which interest for such Accrual Period was calculated.

     Group 6 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate equal to the Group 6 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 6 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 6 Mortgage Loans exceeds the principal balance of the Class A-6 Certificates.

     Group 6 Weighted Average Mortgage Interest Rate:  As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on Mortgage Loans in Mortgage Loan Group 6.

     Group 7 Available Funds:  For any Distribution Date, the Available Funds
     -----------------------
with respect to Mortgage Loan Group 7.

     Group 7 Excess Spread:  With respect to any Distribution Date, the excess
     ---------------------
(if any) of (a) the aggregate interest received, and advanced pursuant to
Section 6.08, for the related Due Period, with respect to the Mortgage Loans in
------------
Mortgage Loan Group 7 at their respective Mortgage Interest Rates, over (b) the sum of (i) interest accrued on the Class A-7 Certificates during the related Accrual Period and (ii) the product of (x) 1/12th of the applicable Administrative Fee Rate and (y) the aggregate of the Principal Balances of the Mortgage Loans in Mortgage Loan Group 7 on which interest for such Accrual Period was calculated.

     Group 7 Net Funds Cap Rate:  With respect to any Accrual Period, a per
     --------------------------
annum rate equal to the Group 7 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the sum of 1.00% and the applicable Administrative Fee Rate.

     Group 7 OC Amount:  The amount, if any, by which the Pool Principal Balance
     -----------------
of the Group 7 Mortgage Loans exceeds the principal balance of the Class A-7 Certificates.

     Group 7 Weighted Average Mortgage Interest Rate: As of any date, the
     -----------------------------------------------
weighted average of the Mortgage Interest Rates on the Mortgage Loans in Mortgage Loan Group 7.

     Group Overcollateralization Deficit: With respect to any Mortgage Loan
     -----------------------------------
Group and any Distribution Date, the excess, if any, of (a) the Certificate Balance of the related Class of Class A Certificates, after giving effect to distributions (other than distributions from an Insured Payment in respect of Overcollateralization Deficit) on that Distribution Date, over (b) the aggregate Principal Balances of the Mortgage Loans in that Mortgage Loan Group on that Distribution Date.

     HOEPA: The Home Ownership and Equity Protection Act of 1994.
     -----

     Holder: A Certificateholder.
     ------

     Indemnified Special Account Loan: Initially, all the Special Account Loans.
     --------------------------------
Any Special Account Loan for which a monthly payment is not made on or before the Due Date for the next monthly payment (determined without regard to any modification of the Special Account Loan after the Cut-off Date) no more than once during a period of 18 consecutive months during the first 30 Due Periods, beginning with December 2001, shall no longer be an Indemnified Special Account Loan.

     Indenture: An indenture relating to the issuance of notes guaranteed by the
     ---------
NIMS Insurer.

     Independent: A Person is "Independent" if such Person (i) does not have any
     -----------
direct financial interest or any material indirect financial interest in the Depositor, the Transferor, the Servicer, the Originators or any Affiliate of any of the foregoing Persons and (ii) is not associated with the Transferor, the Servicer, the Originators or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Index: With respect to each Adjustable Rate Mortgage Loan and each related
     -----
Adjustment Date, the index as specified in the related Mortgage Note.

     Initial Servicer: EquiCredit as initial Servicer hereunder until the
     ----------------
Servicing Transfer Date, itssuccessors and permitted assigns (other than the Successor Servicer).

     Insurance Account: The insurance account established and maintained by the
     -----------------
Trustee in accordance with Section 6.03 hereof.
                           ------------

     Insurance and Indemnity Agreement: The Insurance and Indemnity Agreement
     ---------------------------------
dated as of the Closing Date among the Depositor, the Transferor, the Advancing Party, the Expected Successor Servicer, and Certificate Insurer.

     Insurance Proceeds: Proceeds paid to the Trustee or the Servicer by any
     ------------------
insurer (except the Certificate Insurer) or by the Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in
                                                           ------------
either event pursuant to any insurance policy covering a Mortgage Loan,

Mortgaged Property, or REO Property or any other insurance policy net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, and not including proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary mortgage servicing procedures.

     Insured Payment: As to each Distribution Date and each Mortgage Loan Group,
     ---------------
the sum of (i) any shortfall in amounts available in the REMIC III Distribution Account within the Collection Account to pay the Class A Interest Remittance Amount on the related Class of Class A Certificates for such Distribution Date,
(ii) if an Overcollateralization Deficit exists, the Overcollateralization Deficit multiplied by a fraction, the numerator of which is the Group Overcollateralization Deficit for the Mortgage Loan Group and the denominator of which is the sum of the Group Overcollateralization Deficit for all the Mortgage Loan Groups, and (iii) without duplication of the amount specified in clause
(ii), the Certificate Balance of the related Class of Class A Certificates which remains unpaid on the Final Scheduled Distribution Date for such Class, after giving effect to distributions on that Distribution Date, or the earlier termination of the Trust. An Insured Payment shall not include any Relief Act Shortfalls or any shortfalls resulting from the application of the Group 1 Net Funds Cap Rate, Group 2 Net Funds Cap Rate, Group 3 Net Funds Cap Rate, Group 4 Net Funds Cap Rate, Group 5 Net Funds Cap Rate, Group 6 Net Funds Cap Rate or Group 7 Net Funds Cap Rate.

     Interest Advance: An advance made by the Advancing Party pursuant to
     ----------------
Section 6.08.
------------

     Interest Advance Request: As defined in Section 6.08.
     ------------------------                ------------

     Interest Delinquency Amount: As defined in Section 6.08.
     ---------------------------                ------------

     Interest Determination Date: With respect to each of the Class A-1, Class
     ---------------------------
A-2, Class A-3, Class A-4 and Class A-5 Certificates and for each Accrual Period after the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

     Late Collections: As defined in Section 5.04(ii).
     ----------------                ----------------

     Latest Maturity Date: With respect to any Class of Certificates, its Final
     --------------------
Scheduled Distribution Date.

     LIBOR: With respect to the first Accrual Period, 1.93125% per annum. With
     -----
respect to each Accrual Period after the first Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of the rate at which it is offering deposits in United States dollars at approximately 11:00 a.m. London Time on that day to prime banks in the London interbank market for a period equal to the related Accrual Period commencing on the first day of the related Accrual Period. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 AM New York City time on that day by major banks in New York City, selected by the Trustee, for loans in United States dollars to leading European banks for a period equal to the related Accrual Period immediately commencing on the first day of such Accrual Period.

     LIBOR Business Day: Any Business Day on which banks in London, England and
     ------------------
The City of New York are open and conducting transactions in foreign currency and exchange.

     Lien: Any security interest, lien, charge, pledge, equity or encumbrance of
     ----
any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan or REO Property as to
     ------------------------
which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

     Liquidation Proceeds: Cash, including Insurance Proceeds, Condemnation
     --------------------
Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the Principal and Interest Account pursuant to Section 5.10 hereof, and any
                                               ------------
other amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise.

     Majority in Aggregate Voting Interest: The Certificate Insurer, or during
     -------------------------------------
any period in which the Certificate Insurer is in default in its payment obligations under any Certificate Insurance Policy, Class A and Class X Certificateholders representing Class A and Class X Certificates voting together as a single class evidencing an aggregate Voting Interest of at least 51% when expressed as a percentage rounded to four decimal places.

     Material Breach: As defined in Section 3.03.
     ---------------                ------------

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan,
     ---------------------
the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan,
     ---------------------
the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

     Monthly Excess Spread Amount: With respect to any Distribution Date and
     ----------------------------
each Mortgage Loan Group, the amount of the related Excess Spread as of such Distribution Date.

     Monthly Payment: The scheduled monthly payment of principal and/or interest
     ---------------
required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

     Monthly Premium: The monthly premium payable to the Certificate Insurer
     ---------------
pursuant to the Insurance and Indemnity Agreement, as set forth in the Premium Letter.

     Moody's: Moody's Investors Service, Inc., or any successor thereto.
     -------

     Mortgage: The mortgage, deed of trust or other instrument creating a first
     --------
or second lien on the Mortgaged Property.

     Mortgage File: A file for each Mortgage Loan including the documents listed
     -------------
in Exhibit A attached hereto.
   ---------

     Mortgage Impairment Insurance Policy: As defined in Section 5.08.
     ------------------------------------                ------------

     Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate
     ----------------------
at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin, subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     Mortgage Loan: An individual mortgage loan which is assigned and
     -------------
transferred to the Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedules annexed hereto as Exhibit D. Any mortgage loan which,
                                          ---------
although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trustee by the Depositor, in fact was not transferred and assigned to the Trustee for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section
                                                                    -------
3.02(g) hereof with respect to such mortgage loan, shall nevertheless be
-------
considered a "Mortgage Loan" for all purposes of this Agreement. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

     Mortgage Loan Group: Either Mortgage Loan Group 1, Mortgage Loan Group 2,
     -------------------
Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 or Mortgage Loan Group 7.

     Mortgage Loan Group 1 or Group 1: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 1.

     Mortgage Loan Group 2 or Group 2: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 2.

     Mortgage Loan Group 3 or Group 3: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 3.

     Mortgage Loan Group 4 or Group 4: The group of mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 4.

     Mortgage Loan Group 5 or Group 5: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 5.

     Mortgage Loan Group 6 or Group 6: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 6.

     Mortgage Loan Group 7 or Group 7: The group of Mortgage Loans indicated on
     ---------------------    -------
the Mortgage Loan Schedule as belonging to Mortgage Loan Group 7.

     Mortgage Loan Losses: With respect to any Distribution Date, the sum of the
     --------------------
following amounts for each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period: the amount, if any, by which (i) the Principal Balance of such Mortgage Loan (determined immediately before such Mortgage Loan became a Liquidated Mortgage Loan) exceeds (ii)(A) the Net Liquidation Proceeds received during such Due Period in connection with the liquidation of such Mortgage Loan which have not theretofore been used to reduce the Principal Balance of such Mortgage Loan, minus (B) without duplication, accrued and unpaid interest on the Principal Balance of the Mortgage Loan at the related Mortgage Interest Rate to the date on which such Mortgage Loan became a Liquidated Mortgage Loan, to the extent advanced by the Servicer or the Advancing Party. For purposes of this definition, a Mortgage Loan as to which the related Mortgaged Property is held by the Trust Fund shall be deemed to have continued to accrue interest at the related Mortgage Interest Rate.

     Mortgage Loan Schedule: The schedules of Mortgage Loans in Mortgage Loan
     ----------------------
Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6, and Mortgage Loan Group 7, respectively, each attached hereto as Exhibit D as each may be amended to
                                      ---------
reflect Qualified Substitute Mortgage Loans, such schedule identifying each applicable Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each such Mortgage Loan the following information: (i) the Principal Balance as of the Cut-off Date, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the original and the current Mortgage Interest Rate, (vii) the first date on which a Monthly Payment is due under the Mortgage Note, (viii) the Monthly Payment, (ix) the original stated maturity date of the Mortgage Note, (x) the remaining number of months to maturity as of the Cut-off Date, (xi) the Mortgaged Property State,
(xii) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xiii) the Gross Margin (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xiv) the Periodic Rate Cap for the initial Adjustment Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xv) the Minimum Mortgage Rate (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xvi) the Maximum Mortgage Rate (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xvii) the Periodic Rate Cap for each Adjustment Date after the initial Adjustment Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xviii) the first Adjustment Date immediately following the Cut-off Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), (xix) the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan), and (xx) such other information agreed between the

Transferor and the Expected Successor Servicer pursuant to that certain Purchase and Sale Agreement, dated as of December 6, 2001, among the Expected Successor Servicer, the Initial Servicer and NationsCredit Financial Services Corporation. The Mortgage Loan Schedule is the same schedule attached as Schedule I to the Custodial Agreement and the Trust Receipt and Certificate issued thereunder.

     Mortgage Note: The note or other evidence of indebtedness evidencing the
     -------------
indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgage Pool: The Mortgage Loans indicated on the Mortgage Loan Schedule.
     -------------

     Mortgaged Property: The underlying property securing a Mortgage Loan,
     ------------------
consisting of a fee simple estate or, with respect to certain properties located in Maryland, a leasehold estate, in a single parcel of land improved by a Residential Dwelling.

     Mortgaged Property State: The state in which the Mortgaged Property related
     ------------------------
to a Mortgage Loan is located, as set forth on Mortgage Loan Schedule.

     Mortgagor: The obligor on a Mortgage Note.
     ---------

     Net Group 1 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 1 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 2 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 2 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 3 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 3 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 4 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 4 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 5 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 5 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 6 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 6 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Group 7 Weighted Average Mortgage Interest Rate: With respect to any
     ---------------------------------------------------
Accrual Period, a rate equal to the Group 7 Weighted Average Mortgage Interest Rate as of the first day of the related Due Period less the applicable Administrative Fee Rate.

     Net Liquidation Proceeds: Liquidation Proceeds net of any reimbursements to
     ------------------------
the Advancing Party, the Servicer and the Transferor made therefrom pursuant to
Section 5.04(ii).
----------------

     NIMS Insurer: Any insurer that is guaranteeing certain payments under any
     ------------
net interest margin securities that may be issued pursuant to an Indenture, secured by or evidencing interests in, some or all of the Class X, Class R-I, Class R-II and/or Class R-III Certificates.

     Nondisqualification Opinion: An Independent Opinion of Counsel addressed to
     ---------------------------
the Trustee that a contemplated action will neither cause any Trust REMIC to fail to qualify as a REMIC at any time the Class A Certificates are outstanding nor cause a "prohibited transaction" or a "prohibited contribution" tax to be imposed on any Trust REMIC.

     Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any
     -----------------------
Interest Advance, Existing Advance or Servicing Advance previously made and not reimbursed pursuant to Section 5.04(ii) and which the Servicer has determined
                       ----------------
will not be recoverable pursuant to Section 5.04(ii) out of late collections,
                                    ----------------
including without limitation Late Collections, Insurance Proceeds, Liquidation Proceeds and Released Mortgaged Property Proceeds in respect of the related Mortgage Loan(s) or REO Property(ies), or (ii) an Interest Advance or Servicing Advance proposed to be made, in respect of any Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer (as certified by an Officer's Certificate signed by a Servicing Officer) would not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property or otherwise, which determination is made using a calculation of net present value of the related Mortgage Loan and other items as required by the Advance Continuation and REO Liquidation Tests included in the Performance Standards.

     Non-United States Person: Any Person other than a United States Person.
     ------------------------

     Officer's Certificate: A certificate delivered hereunder or under any other
     ---------------------
Basic Document signed by the President or a Vice President or an Assistant Vice President of the Transferor, a Depositor, the Trustee or the Servicer, as required hereunder or thereunder.

     Opinion of Counsel: A written opinion of counsel delivered hereunder or
     ------------------
under any Basic Document, reasonably acceptable to the Trustee and the Certificate Insurer and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact Independent of the Transferor and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Transferor or the Servicer or is an affiliate thereof and (iii) is not associated with the Transferor or Servicer as an officer, employee, director or person performing similar functions.

     Optional Purchase Date: As defined in Section 11.01.
     ----------------------                -------------

     Original Class A-1 Principal Balance: $1,997,030,001.
     ------------------------------------

     Original Class A-2 Principal Balance: $1,982,337,536.
     ------------------------------------

     Original Class A-3 Principal Balance: $1,055,259,012.
     ------------------------------------

     Original Class A-4 Principal Balance: $1,115,458,249.
     ------------------------------------

     Original Class A-5 Principal Balance: $851,977,837.
     ------------------------------------

     Original Class A-6 Principal Balance: $1,580,419,592.
     ------------------------------------

     Original Class A-7 Principal Balance: $1,785,831,987.
     ------------------------------------

     Original Pool Principal Balance: The Pool Principal Balance as of the
     -------------------------------
Cut-off Date, which amount is equal to $10,368,314,218. The "Original Pool Principal Balance" with respect to any Mortgage Loan Group shall equal the portion of the total Original Pool Principal Balance attributable to such Mortgage Loan Group.

     Originator: Any of the entities listed on Exhibit K hereto, each of which
     ----------                                ---------
(other than EquiCredit) assigned Mortgage Loans to the Transferor prior to or contemporaneously with the Transferor's assignment of the Mortgage Loans to the Depositor pursuant to the Transfer Agreement and, other than EquiCredit, is a direct wholly-owned subsidiary of the Transferor.

     Overcollateralization Deficiency Amount: With respect to any Distribution
     ---------------------------------------
Date and each Class of Class A Certificates, the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Class of Certificates on such Distribution Date, and, for the purposes of
Section 6.07, after all distributions in respect of principal on such
------------
Distribution Date).

     Overcollateralization Deficit: The excess, if any, of (a) the sum of the
     -----------------------------
Certificate Balances of the seven Classes of Class A Certificates, after giving effect to distributions (other than distributions from any Insured Payment in respect of Overcollateralization Deficit) on that Distribution Date, over (b) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period, reduced, without duplication, by the amount of Principal Prepayments received through the end of the related Prepayment Period.

     Overcollateralization Maintenance Amount: For any Distribution Date and any
     ----------------------------------------
Class of Class A Certificates, the amount required to be distributed as principal on such Class on such Distribution Date so that the Overcollateralized Amount for such Distribution Date and Class will be equal to zero after such amount is distributed as principal on such Class.

     Overcollateralization Step Down Date: With respect to each Class of Class A
     ------------------------------------
Certificates, means the Distribution Date in June 2004.

     Overcollateralization Target Amount: With respect to each Class of Class A
     -----------------------------------
Certificates, and any Distribution Date:

     (x) if all of the Step Up Tests are satisfied on or prior to the Overcollateralization Step Down Date, and if any of the Step Down Tests are not satisfied after the

Overcollateralization Step Down Date, the sum of the Spread Squeeze Amount, if any, and the Base Overcollateralization Target Amount;

     (y) if all of the Step Up Tests are satisfied and all of the Step Down Tests are satisfied, after the Overcollateralization Step Down Date, the sum of the Spread Squeeze Amount, if any, and the greatest of (a) the lesser of (A) the Base Overcollateralization Target Amount for such Class and (B) the sum of (1) the product of (a) the Base Overcollateralization Target Amount multiplied by
(b) a fraction, the numerator of which is six minus the number of consecutive Distribution Dates from and including the first Distribution Date on or after the Overcollateralization Step Down Date on which all Step Down Tests have been satisfied through and including the current Distribution Date, up to a maximum of six, and the denominator of which is six, and (2) the product of (x) 15.50% with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, or 12.50% with respect to the Class A-6 and Class A-7 Certificates, times (y) the Pool Principal Balance of the related Mortgage Loan Group as of the end of the preceding Due Period, reduced, without duplication, by the amount of all Principal Prepayments received through the end of the related Prepayment Period, times (z) one minus the fraction set forth in clause
                                                                         ------
(B)(1)(b) above; (b) 0.50% of the Original Pool Principal Balance of the related
---------
Mortgage Loan Group; (c) the sum of the Principal Balances of the three largest Mortgage Loans in the related Mortgage Loan Group as of such date; and

     (z) if any of the Step Up Tests are not satisfied, the Pool Principal Balance of the related Mortgage Loan Group as of the end of the related Due Period, reduced, without duplication, by the amount of all Principal Prepayments received through the end of the preceding Prepayment Period.

     Notwithstanding the foregoing, the Overcollateralization Target Amount for any Distribution Date may be reduced by the Certificate Insurer upon delivery of a Nondisqualification Opinion by the party requesting the change.

     Overcollateralized Amount: With respect to any Distribution Date and each
     -------------------------
Class of Class A Certificates, (i) the Pool Principal Balance of the related Mortgage Loan Group on the last day of the immediately preceding Due Period, reduced by any Principal Prepayments collected after the end of such Due Period and through the end of the immediately preceding Prepayment Period, minus (ii) the Principal Balance of such Class of Class A Certificates as of such Distribution Date, after giving effect to distributions to be made on such Distribution Date. The Overcollateralized Amount may be a negative number.

     Owner-Occupied Mortgaged Property: A Residential Dwelling which the related
     ---------------------------------
Mortgagor represented an intent to occupy as such Mortgagor's primary or secondary residence at the origination of the Mortgage Loan.

     Ownership Interest: As to any Certificate, any ownership or security
     ------------------
interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     P&I Account Offset: As defined in Section 6.08.
     ------------------                ------------

     P&I Account Restoration Amount: As defined in Section 6.08.
     ------------------------------                ------------

     Pass-Through Rate: Any of the Class A-1 Pass-Through Rate, the Class A-2
     -----------------
Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate or the Class A-7 Pass-Through Rate.

     Percentage Interest: With respect to a Class A-1, Class A-2, Class A-3,
     -------------------
Class A-4, Class A-5, Class A-6 or Class A-7 Certificate, the portion of the Certificates of its Class evidenced by such Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificates, respectively, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by such Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7, respectively, and the denominator of which is the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance, Original Class A-4 Principal Balance, Original Class A-5 Principal Balance, Original Class A-6 Principal Balance or Original Class A-7 Principal Balance, respectively. With respect to a Class X Certificate, Class R-I Certificate, Class R-II Certificate or Class R-III Certificate, the portion of the Class evidenced thereby as stated on the face of such Certificate.

     Performance Default: The Servicing Default described in clause (vii) of
     -------------------                                            -----
Section 10.01(a).
----------------

     Performance Standards: The Servicer performance standards set forth in
     ---------------------
Appendix 1 attached hereto.
----------

     Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and
     -----------------
any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

     Permitted Instruments: As used herein, Permitted Instruments shall include
     ---------------------
the following:


          (i) (A) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, and (B) Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations assigned ratings in at highest long-term rating by S&P, Fitch and Moody's, but excluding any of such securities described in clauses (A) and (B) whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that (A) the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1+" or better by S&P and Fitch (or, if so consented to by the Certificate Insurer, "A-1" or better by S&P and Fitch) and (B) the short-term and long-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "Prime-1" and "A1" or better, respectively, by Moody's;

          (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and Fitch and "Baa3" by Moody's;

          (iv) commercial paper (having original maturities of not more than 180 days) rated "A-1+" or better by S&P and Fitch and Prime-1 by Moody's;

          (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Fitch and "Aaa" by Moody's;

          (vi) investments in Permitted Instruments on an overnight basis in investment accounts maintained at the Trustee; provided, however, that any
                                                    --------  -------
     such account shall be an Eligible Account; and

          (vii) any other obligation or security acceptable to the Rating Agencies and the Certificate Insurer (as certified by a letter from each Rating Agency and the Certificate Insurer to the Trustee);

provided, that no instrument described hereunder shall evidence either the right
--------
to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further,
                                                            --------  -------
that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further that no
                                             --------  -------
instrument shall be a Permitted Instrument unless such instrument is a "permitted instrument" within the meaning of Section 860G(a)(5) of the Code.

     Permitted Transferee: Any Person other than a Disqualified Organization or
     --------------------
a Disqualified Non-United States Person, or an agent or nominee acting on behalf of a Disqualified Organization or a Disqualified Non-United States Person.

     Person: Any individual, corporation, partnership, limited liability
     ------
company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof or other entity.

     Plan: A Plan filed by a Mortgagor pursuant to the Bankruptcy Code (11
     ----
U.S.C., Section 1321) and either confirmed or pending confirmation by a court of competent jurisdiction pursuant to the Bankruptcy Code (11 U.S.C., Section
1325), providing for, among other things, the payment of defaulted Mortgage Loan payments all of which were due prior to, but in no event after, the effectiveness of the Plan.

     Policy Payments Account: As defined in Section 6.05(c).
     -----------------------                ---------------

     Pool Factor: As of any date of determination, the Pool Principal Balance as
     -----------
of such date divided by the Original Pool Principal Balance.

     Pool Principal Balance: With respect to any or all Mortgage Loan Groups,
     ----------------------
the aggregate Principal Balances of the related Mortgage Loans, as of any date of determination.

     Preference Amount: Any payment of principal or interest on a Class A
     -----------------
Certificate which is made to a holder of a Class A Certificate by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from such holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     Premium Letter: The letter agreement dated the Closing Date among the
     --------------
Depositor, the Transferor, the Advancing Party and the Certificate Insurer.

     Prepayment Charge: The fee, if any, that the related Mortgagor is required
     -----------------
to pay to the holder of the related Mortgage Note in the event the Mortgagor pays the loan in full or in part prior to a date specified in the Mortgage Note or an addendum to the Mortgage Note. The Servicer shall not enforce any prepayment penalty that is (1) with respect to a Principal Prepayment occurring later than the fifth anniversary of the date of the related Mortgage Note, (2) in an amount greater than six months' interest on the original principal balance of the related Mortgage Note, or (3) in an amount greater than 5% of the original principal balance of the related Mortgage Note.

     Prepayment Period: For the first Distribution Date, the period beginning on
     -----------------
the Cut-off Date and ending on the 15/th/ day of the month in which the first Distribution Date occurs or, if such 15/th/ day is not a Business Day, ending on the immediately preceding Business Day. For any other Distribution Date, the period beginning on the day after the end of the Prepayment Period for the preceding Distribution Date, and ending on the 15/th/ day of the month in which such current Distribution Date occurs or, if such 15/th/ day is not a Business Day, the next preceding Business Day.

     Principal and Interest Account: The principal and interest account
     ------------------------------
established and maintained by the Servicer pursuant to Section 5.03 hereof.
                                                       ------------
References herein to any amounts on deposit in the Principal and Interest Account shall refer only to amounts pertaining to this Agreement, to the extent the Principal and Interest Account is maintained pursuant to Section 5.03(b).
                                                             ---------------

     Principal Balance: With respect to any Mortgage Loan or related REO
     -----------------
Property, at any date of determination, the principal balance of the Mortgage Loan outstanding as of such date. The Principal Balance of any REO Property shall be the Principal Balance of the related Mortgage Loan as of the date on which the related Mortgaged Property became such REO Property less any REO Amortization, and the Principal Balance of a Mortgage Loan at the time it becomes a Liquidated Mortgage Loan shall be zero.

     Principal Distribution Amount: With respect to any Class of Class A
     -----------------------------
Certificates and any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount for such Class and Distribution Date.

     Principal Prepayment: Any payment or other recovery of principal on a
     --------------------
Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date, that is intended to satisfy a Mortgage Loan in full.

     Principal Remittance Amount: With respect to each Mortgage Loan Group and
     ---------------------------
each Distribution Date, the sum (without duplication) of (i) the principal portion of all Monthly Payments received by the Servicer or any Subservicer during the related Due Period, (ii) all Curtailments received by the Servicer or any Subservicer during the related Due Period and all Principal Prepayments received by the Servicer or any Subservicer during the related Prepayment Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period, (iv) (A) that portion of the purchase price (as set forth in Section 2.06(b)) of any purchased
                                       ----------------
Mortgage Loans which represents principal and (B) the principal portion of any Substitution Adjustments deposited into the Principal and Interest Account with respect to such Distribution Date and (v) the Principal Balance of each Mortgage Loan as of the beginning of the related Due Period which became a Liquidated Mortgage Loan during the related Due Period (exclusive of any principal payments in respect thereof included in clauses (i) through (iv) above).
                               ------------------------

     Principal Restoration Amount:  As defined in Section 6.08.
     ----------------------------                 ------------

     Proceeding:  Any suit in equity, action at law or other judicial or
     ----------
administrative proceeding.

     Prospectus: The prospectus, dated December 13, 2001, and the prospectus
     ----------
supplement thereto, dated December 20, 2001, prepared by the Transferor and the Depositor in connection with the initial issuance and sale of the Class A Certificates.

     Purchase and Sale Agreement:  As defined in Section 10.01(a).
     ---------------------------                 ----------------

     Qualified Substitute Mortgage Loan: A mortgage loan or mortgage loans
     ----------------------------------
substituted for a Deleted Mortgage Loan pursuant to Section 2.06 or 3.03 hereof,
                                                    ------------    ----
which (i) has or have a mortgage interest rate or rates of not less than (and not more than two percentage points more than) the Mortgage Interest Rate for the Deleted Mortgage Loan, (ii) relates or relate to the same type of Residential Dwelling as the Deleted Mortgage Loan, or relates to a one- to four-family dwelling, and has or have a lien priority that is no more junior or subordinate than that of the Deleted Mortgage Loan, (iii) if an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Mortgage Loan, (iv) if an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Mortgage Loan, (v) if an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, have the same Index as the Deleted Mortgage Loan and have the same Adjustment Date frequency after the first Adjustment Date as the Deleted Mortgage Loan, (vii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (viii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (ix) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (x) is of equal or better underwriting program class quality (as described in the Prospectus) as the Deleted Mortgage Loan, (xi) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b)
                                                                ---------------
and 3.02, (xii) is of the same type, either a balloon loan or fully-amortizing
    ----
Mortgage Loan, as the Deleted Mortgage Loan, (xiii) have a Prepayment Charge provision requiring a Prepayment Charge at least equal to the Prepayment Charge required by the documents evidencing the Deleted Mortgage Loan and (xiv) would be in the same Mortgage Loan Group (Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 or Mortgage Loan Group 7) as the related Deleted Mortgage Loan.

     Ramp-up Period: The period from the Closing Date until May 31, 2002.
     --------------

     Rating Agencies: Collectively, Moody's, S&P and Fitch.
     ---------------

     Record Date: For the Class A-1, Class A-2, Class A-3, Class A-4 and Class
     -----------
A-5 Certificates and any Distribution Date, the close of business on the Business Day preceding such Distribution Date; provided, that if any such
                                               --------
Certificate becomes a Definitive Certificate, the Record Date shall be last day of the calendar month preceding the month in which such Distribution Date occurs. For any other Class of Certificates and any Distribution Date, the last day of the calendar month preceding the month in which such Distribution Date occurs.

     Recordation Trigger: The date on which the long-term senior unsecured debt
     -------------------
of Bank of America, N.A. or its successor in interest is reduced below "A-" by S&P or Fitch or below "A3" by Moody's or is withdrawn.

     Reference Banks: Four major banks in the London interbank market selected
     ---------------
by the Trustee.

     Register: As defined in Section 6.05(c).
     --------                ---------------

     Registered Holder: The Person in whose name a Certificate is registered on
     -----------------
the Certificate Register.

     Regular Interests: The Class A Certificates and the Class X Certificates.
     -----------------

     Reimbursable Amounts: As of any date of determination, an amount payable to
     --------------------
the Servicer, the Advancing Party, the Transferor or the Depositor with respect to (i) any advances reimbursable pursuant to Section 9.01 and not previously
                                             ------------
reimbursed pursuant to Section 6.05(d), 6.05(e), 6.05(f), 6.05(g), 6.05(h),
                       ---------------  -------  -------  -------  -------
6.05(i), and 6.05(j) and (ii) any other amounts expressly reimbursable to the
-------      -------
Servicer, the Advancing Party or the Depositor pursuant to this

Agreement (including, without limitation, amounts reimbursable to the Servicer pursuant to Section 9.03).
            ------------

     Reimbursement Rights: As defined in Section 5.15.
     --------------------                ------------

     Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds
     ------------------------------------
received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, customary mortgage servicing procedures and this Agreement.

     Relief Act Shortfall: With respect to any Due Period and any Mortgage Loan
     --------------------
the Mortgage Interest Rate on which has been reduced pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the amount by which (i) the amount of interest that would have accrued on that Mortgage Loan during the Due Period had the Mortgage Interest Rate not been so reduced, exceeds (ii) the amount of interest actually accrued on that Mortgage Loan during that Due Period.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
     -----
Section 860D of the Code.

     REMIC I: As defined in Section 2.07(a)(i).
     -------                ------------------

     REMIC I Distribution Account: The account established under such name in
     ----------------------------
accordance with Section 6.01(a) hereof and maintained by the Trustee.
                ---------------

     REMIC I Regular Interests: The Class LT1, Class LT2, Class LT3, Class LT4,
     -------------------------
Class LT5, Class LT6, Class LT7, Class LT8, Class LT9, Class LT10, Class LT11, Class LT12, Class LT13, Class LT14, Class LT15, Class LT16, Class LT17, Class LT18, Class LT19, Class LT20, and Class LT21 Interests.

     REMIC II: As defined in Section 2.07(a)(i).
     --------                ------------------

     REMIC II Distribution Account: The account established under such name in
     -----------------------------
accordance with Section 6.01(a) hereof and maintained by the Trustee.
                ---------------

     REMIC II Group 1 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) the Formula Rate and (b) the Net Group 1 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT2 Interest by (B) the sum of
(x) the principal balance of the Class LT2 Interest and (y) the principal balance of the Class LT3 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 2 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) the Formula Rate and (b) the Net Group 2 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT5 Interest by (B) the sum of
(x) the principal balance of the Class LT5 Interest and (y) the principal balance of the Class LT6 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 3 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) the Formula Rate and (b) the Net Group 3 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT8 Interest by (B) the sum of
(x) the principal balance of the Class LT8 Interest and (y) the principal balance of the Class LT9 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 4 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) the Formula Rate and (b) the Net Group 4 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT11 Interest by (B) the sum of
(x) the principal balance of the Class LT11 Interest and (y) the principal balance of the Class LT12 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 5 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) the Formula Rate and (b) the Net Group 5 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT14 Interest by (B) the sum of
(x) the principal balance of the Class LT14 Interest and (y) the principal balance of the Class LT15 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 6 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) 5.47% per annum and (b) the Net Group 6 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT17 Interest by (B) the sum of
(x) the principal balance of the Class LT17 Interest and (y) the principal balance of the Class LT18 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Group 7 Interest Rate: With respect to any Distribution Date, a
     ------------------------------
rate obtained by dividing (A) the product of (i) 2 times (ii) the lesser of (a) 5.47% per annum and (b) the Net Group 7 Weighted Average Mortgage Interest Rate times (iii) the principal balance of the Class LT20 Interest by (B) the sum of
(x) the principal balance of the Class LT20 Interest and (y) the principal balance of the Class LT21 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

     REMIC II Regular Interests: The Class MT1, Class MT2, Class MT3, Class MT4,
     --------------------------
Class MT5, Class MT6, Class MT7, Class MT8, Class MT9, Class MT10, Class MT11, Class MT12, Class MT13, Class MT14, Class MT15, Class MT16, Class MT17, Class MT18, Class MT19, Class MT20, Class MT21, Class MTN1, Class MTN2, Class MTN3, Class MTN4, Class MTN5, Class MTN6, Class MTN7, Class MTN8, Class MTN9, Class MTN10, Class MTN11, Class MTN12, Class MTN13, Class MTN14, Class MTN15, Class MTN16, Class MTN17, Class MTN18, Class MTN19, Class MTN20, and Class MTN21 Interests.

     REMIC III: As defined in Section 2.07(a)(i).
     ---------                ------------------

     REMIC III Distribution Account: The account established under such name in
     ------------------------------
accordance with Section 6.01(a) hereof and maintained by the Trustee.
                ---------------

     REMIC III Regular Interests: The Class A Certificates and the Class X
     ---------------------------
Certificates.

     REMIC Provisions: Provisions of the federal income tax law relating to real
     ----------------
estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and temporary and final Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time (or proposed, if proposed to be retroactive).

     Remittance Report: As defined in Section 6.07.
     -----------------                ------------

     REO Amortization: As to any REO Property and Due Period, the excess, if
     ----------------
any, of income received from such REO Property, net of expenses, over one months' interest at the Mortgage Interest Rate on the related Principal Balance.

     REO Disposition: The final sale by the Servicer of a Mortgaged Property
     ---------------
acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

     REO Property: As described in Section 5.10.
     ------------                  ------------

     Residential Dwelling: Any of the following: (i) a one- to four-family
     --------------------
dwelling, (ii) a unit in a planned unit development, (iii) a unit in a condominium development, or (iv) a permanently affixed mobile home or a permanently affixed manufactured housing unit, as defined in the FNMA Selling Guide, which constitutes real property under state law provided that such home or housing would qualify as a single family residence under Section 25(c)(10) of the Code.

     Residual Certificate: Any of the Class R-I, Class R-II or Class R-III
     --------------------
Certificates.

     Responsible Officer: When used with respect to the Trustee, any officer
     -------------------
assigned to the Corporate Trust Division (or any successor thereto) with direct responsibility for the administration of this Agreement, including any Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of such Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Transferor, the Advancing Party, the Depositor, an Originator or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary authorized to perform the actions required, including, without limitation, each Person whose name appears on a list of Responsible Officers furnished to the Trustee and the Certificate Insurer on the Closing Date, as such list may be amended from time to time.

     S&P: Standard & Poor's, or any successor thereto.
     ---

     Series: 2001-2.
     ------

     Service Level Penalties: Financial penalties that may be imposed upon the
     -----------------------
Servicer pursuant to the Performance Standards, as more specifically described in the Performance Standards and Section 7A.01.
                                 -------------

     Servicer: The Initial Servicer prior to the Servicing Transfer Date, and
     --------
the Successor Servicer from and after the Servicing Transfer Date.

     Servicer Default:  As specified in Section 10.01(a).
     ----------------                   ----------------

     Servicer Employees:  As defined in Section 5.09.
     ------------------                 ------------

     Servicer Termination Delinquency Test: A test which is failed on any
     -------------------------------------
Determination Date and the related Distribution Date if the aggregate for that Determination Date and the two preceding Determination Dates of the aggregate Principal Balances of the Mortgage Loans that are 60 days or more delinquent under the terms of the related Mortgage Note, are in foreclosure or have been converted to REO Property, exceeds 19.00% of the Pool Principal Balance as of that Determination Date.

     Servicer Termination Loss Test: A test which is failed on any Determination
     ------------------------------
Date and the related Distribution Date if the Mortgage Loan Losses on the Mortgage Loans as of that Determination Date exceed the following percentages of the Original Pool Principal Balance:

     3.25% for the 1/st/ through 12/th/ Determination Dates 4.00% for the 13/th/ through 24/th/ Determination Dates 6.00% for the 25/th/ through 36/th/ Determination Dates 7.50% for the 37/th/ through 48/th/ Determination Dates 8.50% for any Determination Date thereafter.

     Servicer Termination Rolling Loss Test: A test which is failed on any
     --------------------------------------
Determination Date and the related Distribution Date if the Mortgage Loan Losses during the preceding 12 months are greater than or equal to 3.00% of the Pool Principal Balance as of the first day of such 12 month period.

     Servicer Termination Tests: The Servicer Termination Delinquency Test, the
     --------------------------
Servicer Termination Loss Test and the Servicer Termination Rolling Loss Test.

     Servicing Advances: All reasonable and customary "out-of-pocket" costs and
     ------------------
expenses incurred in connection with the performance of the servicing obligations of the Servicer hereunder with respect to delinquent or defaulted Mortgage Loans and REO Property, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including, without limitation, advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies and leasehold payments, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under Sections 5.02, 5.05 and 5.07, which
                                      -------------  ----     ----
Servicing Advances are reimbursable to the Servicer or the Advancing Party to the extent provided in Section 5.04(ii), and (v) in connection with the
                       ----------------
liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.13, for all of which costs
                                          ------------
and expenses the Servicer or the Advancing Party is entitled to reimbursement in accordance with this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance or would not conform to the Servicing Policy and Procedure or the Performance Standards or the Servicing Advance Eligibility Criteria.

     Servicing Advance Eligibility Criteria:  As defined in Section 5.15(a).
     --------------------------------------                 ---------------

     Servicing Advance Reimbursement Amount:  As defined in Section 5.15(a).
     --------------------------------------                 ---------------

     Servicing Advance Reimbursement Request:  As defined in Section 5.15(a).
     ---------------------------------------                 ---------------

     Servicing Compensation:  The Servicing Fee and other amounts to which the
     ----------------------
Servicer is entitled pursuant to Section 7.03.
                                 ------------

     Servicing Fee: With respect to any Due Period, the amount equal to one
     -------------
month's interest at the Servicing Fee Rate on the aggregate of the Principal Balances of the Mortgage Loans (calculated on the basis of 30 days over a 360 day year). The Servicing Fee is payable solely from the interest portion of (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer or as otherwise provided in Section 5.04. The
                                                               ------------
Servicing Fee with respect to each Mortgage Loan shall accrue on the same principal balance on which interest accrues on such Mortgage Loan. The Servicing Fee includes any Servicing Fees owed or payable to any Subservicer.

     Servicing Fee Rate:  With respect to any Mortgage Loan and any Due Period,
     ------------------
a rate equal to 0.50% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date, as such list may from time to time be amended.

     Servicing Policy and Procedure: The servicing guidelines set forth in the
     ------------------------------
FHLMC Single Family Seller/Servicer Guide, as adjusted by the Servicer to reflect servicing of sub-prime mortgage loans, all as more particularly set forth on Appendix 2 hereto, as it may be amended from time to time pursuant to
         ----------
Section 5.01(a).
---------------

     Servicing Transfer Date: The date on which the rights, responsibilities,
     -----------------------
duties and liabilities of the Servicer hereunder to service the Mortgage Loans pursuant to the terms of this Agreement are assigned to and assumed by the Successor Servicer.

     Special Account Loan:  Any Mortgage Loan listed on Exhibit V hereto.
     --------------------                               ---------

     Spread Squeeze Amount: For any Distribution Date and any of the Class A-1,
     ---------------------
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, if the Spread Squeeze Test is failed on the related Determination Date, the product of (1) the excess, if any, of 3.00% over the Annualized Excess Spread for the related Mortgage Loan Group (expressed as a percentage of the Pool Principal Balance of that Mortgage Loan Group as of the end of the Due Period preceding the related Due Period, as reduced (without duplication) by the amount of Principal Prepayments received through the end of the Prepayment Period preceding the related Prepayment Period), times (2) three, times (3) the Pool Principal Balance of that Mortgage Loan Group as of the end of the Due Period preceding the related Due Period, as reduced (without duplication) by the amount of Principal Prepayments received through the end of the Prepayment Period preceding the related Prepayment Period. If the Spread Squeeze Test is not failed on the related Determination Date, but was failed on any of the preceding five Determination Dates, the Spread Squeeze Amount for such Determination Date shall equal the product of (x) the Spread Squeeze Amount for the most recent Determination Date on which the Spread Squeeze Test was failed and (y) a fraction, the numerator of which is six minus "N" and the denominator of which is 6, where "N" is the number of Determination Dates since the Spread Squeeze Test has been failed. If the Spread Squeeze Test is not failed on the related Determination Date or any of the five preceding Determination Dates, the Spread Squeeze Amount for such Determination Date shall equal zero.

     With respect to the Class A-6 and Class A-7 Certificates the Spread Squeeze Amount for each Determination Date shall equal zero.

     Spread Squeeze Test: A test that is failed for any Mortgage Loan Group if
     -------------------
the Annualized Excess Spread for that Mortgage Loan Group (expressed as a percentage of the Pool Principal Balance of that Mortgage Loan Group as of the end of the Due Period preceding the related Due Period, as reduced (without duplication) by the amount of Principal Prepayments received through the end of the Prepayment Period preceding the related Prepayment Period) is less than 3.00%.

     Startup Day:  The day designated as such pursuant to Section 2.07 hereof.
     -----------                                          ------------

     Step Down Delinquency Test: A test which is satisfied on any Determination
     --------------------------
Date and the related Distribution Date if the average for that Determination Date and the two preceding Determination Dates of the aggregate Principal Balances of the Mortgage Loans that are 60 days or more delinquent under the terms of the related Mortgage Note, are in foreclosure or have been converted to REO Property, does not exceed 14.00% of the Pool Principal Balance as of that Determination Date.

     Step Down Loss Test: A test which is satisfied on any Determination Date
     -------------------
and the related Distribution Date if the Cumulative Losses since the Cut-off Date as of that Determination Date do not exceed the following percentages of the Original Pool Principal Balance:

     3.00% for the 30/th/ through 41/st/ Determination Dates
     4.00% for the 42/nd/ through 53/rd/ Determination Dates
     5.00% for the 54/th/ through 65/th/ Determination Dates
     6.50% for any Determination Date thereafter.

     Step Down Rolling Loss Test: A test which is satisfied on any Determination
     ---------------------------
Date and the related Distribution Date if the aggregate Mortgage Loan Losses during the preceding 12 months are less than 1.50% of the Pool Principal Balance as of the first day of such 12-month period.

     Step Down Tests: The Step Down Delinquency Test, the Step Down Loss Test
     ---------------
and the Step Down Rolling Loss Test.

     Step Up Delinquency Test: A test which is satisfied on any Determination
     ------------------------
Date and the related Distribution Date if the average for that Determination Date and the two preceding Determination Dates of the aggregate Principal Balances of the Mortgage Loans that are 60 days or more delinquent under the terms of the related Mortgage Note, are in foreclosure or have been converted to REO Property, does not exceed 16.00% of the Pool Principal Balance as of that Determination Date.

     Step Up Loss Test: A test which is satisfied on any Determination Date and
     -----------------
the related Distribution Date if the Cumulative Losses as of that Determination Date do not exceed the following percentages of the Original Pool Principal
Balance:

     2.50% for the 1/st/ through 12/th/ Determination Dates 3.25% for the 13/th/ through 24/th/ Determination Dates 4.50% for the 25/th/ through 36/th/ Determination Dates 6.00% for the 37/th/ through 48/th/ Determination Dates 7.50% for any Determination Dates thereafter.

     Step Up Rolling Loss Test: A test which is satisfied on any Determination
     -------------------------
Date and the related Distribution Date if the Mortgage Loan Losses on all Mortgage Loans during the preceding 12 months are less than 2.25% of the Pool Principal Balance as of the first day of the 12-month period.

     Step Up Tests: The Step Up Delinquency Test, the Step Up Loss Test and the
     -------------
Step Up Rolling Loss Test.

     Subservicer: Any Person with whom the Servicer has entered into a
     -----------
Subservicing Agreement and who satisfies any requirements set forth in Section
                                                                       -------
5.01(c) hereof in respect of the qualification of a Subservicer. As of the
-------
Closing Date, the only Subservicers are the Originators (other than EquiCredit).

     Subservicing Agreement: Any agreement between the Servicer and any
     ----------------------
Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(c), a copy of which shall be delivered, along
                     ---------------
with any modifications thereto, to the Certificate Insurer and the Trustee.

     Substitution Adjustment: As to any date on which a substitution occurs
     -----------------------
pursuant to Section 2.06 or 3.03, the amount (if any) by which the aggregate
            --------------------
Principal Balances of any Qualified Substitute Mortgage Loans as of the date of substitution, together with accrued and unpaid interest thereon (but only to the extent deposited in the Principal and Interest Account and transferred to the Collection Account), are less than the aggregate of the Principal Balances (after application of principal payments received on or before the date of substitution and deposited into the Principal and Interest Account, of the related Deleted Mortgage Loans), together with accrued and unpaid interest thereon to the date of substitution, plus any unreimbursed Advances and interest accrued on such Existing Advances and Servicing Advances pursuant to the terms of the related Mortgage Notes and Mortgages, with respect to such Deleted Mortgage Loans.

     Successor Servicer: The entity to whom the Initial Servicer sells the
     ------------------
servicing rights with respect to the Mortgage Loans pursuant to Section 9.04,
                                                                ------------
and such entity's successors and permitted assigns, as Servicer pursuant to this Agreement from and after the Servicing Transfer Date. The Successor Servicer is presently expected to be Fairbanks Capital Corp.

     Tax Matters Person: The Person or Persons appointed from time to time to
     ------------------
act as the "tax matters person" (within the meaning of the REMIC Provisions) of each of REMIC I, REMIC II and REMIC III.

     Terminating Purchaser:  As defined in Section 11.01.
     ---------------------                 -------------

     Termination Price:  As defined in Section 11.01.
     -----------------                 -------------

     Termination Without Cause Event:  As defined in Section 10.01(a).
     -------------------------------                 ----------------

     Testing Date:  As defined in Section 3.02(aaa).
     ------------                 -----------------

     Transfer:  Any direct or indirect transfer, sale, pledge, hypothecation or
     --------
other form of assignment of any Ownership Interest in a Certificate.

     Transfer Affidavit and Agreement:  As defined in Section 4.02(d)(2).
     --------------------------------                 ------------------

     Transfer Agreement: The agreement, dated as of December 1, 2001, between
     ------------------
the Transferor and the Depositor, pursuant to which the Transferor transferred the Mortgage Loans to the Depositor.

     Transferor:  EquiCredit Corporation of America, or its successor in
     ----------
interest.

     Trust:  EQCC Trust 2001-2, the trust created by this Agreement.
     -----

     Trust Fund: The segregated pool of assets subject hereto, constituting the
     ----------
trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account, REMIC I Distribution Account, REMIC II Distribution Account, REMIC III Distribution Account and Principal and Interest Account, including amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds and (v) Released Mortgaged Property Proceeds. Any amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date do not constitute part of the Trust Fund.

     Trust REMIC:  As defined in Section 2.07(a)(i).
     -----------                 ------------------

     Trustee: The Bank of New York, not in its individual capacity but solely as
     -------
trustee under this Agreement, or its successor in interest, or any successor trustee appointed pursuant to this Agreement.

     UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.
     ---

     United States Person: (i) A citizen or resident of the United States, (ii)
     --------------------
a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, none of the interests of which, in the case of a partnership, are owned directly or indirectly, through one or more intermediate entities, by any Person that is not a United States Person within the meaning of this paragraph,
(iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as United States persons).

     Unpaid Class X Remittance Amount: For any Distribution Date, the aggregate
     --------------------------------
of the Class X Remittance Amounts for such Distribution Date and all prior Distribution Dates less amounts previously distributed to the Class X Certificateholders.

     Voting Interest: The aggregate Voting Interests of each Class of Class A
     ---------------
Certificates on any date will be equal to a percentage, expressed as a fraction, the numerator of which is 95% of the principal balance of such Class and the denominator of which is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance. The aggregate Voting Interests of the Class X Certificates will be equal to a percentage, expressed as a fraction, the numerator of which is 5% of the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance and the denominator of which is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates; provided, however, that only the Certificate Insurer shall have the right to vote the Majority in Aggregate Voting Interest (except any portion thereof attributable to the Class X Certificate), except during any period in which the Certificate Insurer is in default in its payment obligations under any Certificate Insurance Policy, as described in Section 13.01.
                                              -------------

                                   ARTICLE II

                         CONVEYANCE OF THE TRUST ASSETS

     Section 2.01.  Sale and Conveyance of Trust Assets; Priority and
                    -------------------------------------------------
Subordination of Ownership Interests.
------------------------------------

(a) Sale of Trust Assets. The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee (for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear) without recourse, all of the right, title and interest of the Depositor in and to (i) the Mortgage Loans (excepting all amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date and excluding all Prepayment Charges), (ii) the Mortgage Files relating to the Mortgage Loans,
(iii) the related Mortgaged Properties, (iv) the Depositor's rights under all insurance policies with respect to the Mortgage Loans required to be maintained by it, (v) all right, title and interest of the Depositor in, to and under the Transfer Agreement, including the right to cause the Transferor to repurchase the Mortgage Loans under certain circumstances, (vi) all right, title and interest of the Depositor in each of the Accounts established and maintained pursuant to Articles V and VI hereof and (vii) the interest of the Depositor in
            -----------------
any proceeds of the property described in clauses (i), (ii), (iii), (iv), (v) and (vi), including all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation, all amounts from time to time held or invested in the Accounts.

     (b) Rights Determined by Agreement. The rights of the Holders and the Certificate Insurer to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

     (c) Sale Intended; Backup Grant of Security Interest. It is the intention of this Agreement that the transfer of the Depositor's right, title and interest in and to the assets of the Trust pursuant to this Agreement shall constitute an absolute sale by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders and the Certificate Insurer and not a loan. If the transfer of Mortgage Loans from the Transferor to the Depositor pursuant to the Transfer Agreement is characterized as a pledge and not an absolute sale, then the Depositor shall be deemed to have transferred to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, all of the Depositor's right, title and interest in, to and under the obligations of the Transferor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted and for such purposes the Depositor hereby grants, to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, a first priority security interest in all of the Depositor's right, title, and interest in, to and under the assets pledged to the Depositor by the Transferor and the obligations of the Transferor to the Depositor under the Transfer Agreement and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the transfer of the Mortgage Loans and the other assets of the Trust from the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and for such purposes the Depositor hereby grants, to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the assets described in Section 2.01(a), and all proceeds of any thereof, including all
             ---------------
proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Accounts. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person. The Depositor shall file a UCC-1 financing statement naming itself as debtor and the Trustee as secured party with respect to the Trust Fund, with the Delaware Secretary of State, and covenants to file all continuation statements necessary to keep such UCC-1 financing statement effective.

     (d) UCC Article 9. In furtherance of the backup grant of security interest provided for in Section 2.01(c), the Depositor hereby represents and warrants as
                ---------------
follows: (i) the Depositor owns and has good and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person;
(ii) subject to Section 2.06 of this Agreement, all original executed copies of
                ------------
the documents included in each Mortgage File that constitute or evidence the Mortgage Loans have been delivered to the Trustee; (iii) subject to Section 2.06
                                                                    ------------
of this Agreement, the Depositor has received written acknowledgment from the Custodian that the Custodian is holding the Mortgage Files that constitute or evidence the Mortgage Loans solely on behalf and for the benefit of the Trustee;
(iv) other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans; (v) the Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; (vi) the Depositor is not aware of any judgment or tax lien filings against the Depositor; (vii) the Depositor has in its possession all original copies of the Mortgage Files that constitute or evidence the Mortgage Loans; (viii) the Mortgage Files that constitute or evidence the Mortgage Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and (ix) each of the Mortgage Notes is an "instrument" as such term is defined under, and governed by, Article 9 of the applicable UCC; and (x) to the extent this Agreement does not evidence an absolute sale of the Mortgage Loans to the Trust, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

     Section 2.02.  Possession of Mortgage Files.
                    ----------------------------

     (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

     (b)  Pursuant to Section 2.04, the Depositor has delivered or caused to be
                      ------------
delivered each Mortgage File to the Custodian.

     Section 2.03.  Books and Records.
                    -----------------

     The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a sale of assets by the Depositor. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

     Section 2.04.  Delivery of Mortgage Loan Documents.
                    -----------------------------------

     (a)  Mortgage Files. Subject to Sections 2.04(b) and 2.06, the Depositor
                                     ----------------     ----
has delivered to the Trustee (which may be by delivery to the Custodian on behalf of the Trustee) each of the documents listed in Exhibit A hereto for each
                                                       ---------
Mortgage Loan. The Trustee acknowledges that it will hold each Certificate Insurance Policy in trust for the related Certificateholders.

     (b) Delivery of Recorded Documents. The Depositor shall use its reasonable efforts to promptly deliver or cause to be delivered to the Trustee or the
Custodian: (i) the original recorded Mortgage in those instances where a copy thereof was delivered hereunder; (ii) the original recorded Assignment of Mortgage to the Transferor or the applicable Originator, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator to the Transferor or the applicable Originator in those instances where copies of such Assignments were delivered; and (iii) the title insurance policy or assurance required in paragraph (4) of Exhibit A (to
                                                -------------    ---------
the extent so required). The Depositor shall, within five (5) Business Days after the receipt thereof, and in any event, within twelve months after the Closing Date, deliver or cause to be delivered to the Trustee or the Custodian each document described in any of paragraphs (1), (2), (3) and (5) on Exhibit A;
                                  --------------------------------    ---------
provided, however, that if a document described in the paragraph (2) or (5) on
--------  -------                                      --------------------
Exhibit A has not been returned from the appropriate public recording office,
---------
the Depositor shall deliver a certified copy of the Mortgage and a receipted copy of the Assignment from the appropriate recording office prior to the expiration of such twelve-month period. Notwithstanding anything to the contrary contained in this Section 2.04(b), the Depositor shall be deemed to have
                  ---------------
satisfied its obligations to deliver a Mortgage or Assignment of Mortgage upon delivery to the Trustee or the Custodian a copy of such Mortgage or Assignment of Mortgage, as applicable, certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Depositor shall forward or cause to be forwarded to the Trustee or the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Mortgage File."

     (c) Manufactured Housing Documents. The Transferor covenants and agrees to take all action necessary or desirable under applicable state law to transfer the benefits of the lien and security interest in each manufactured or mobile home and the related Mortgaged Property to the Trustee, including, without limitation, the filing of UCC-3 assignments, notations on the certificates of title and recordation of the Assignment of Mortgage within the time periods required by this Section 2.04.
                              ------------

     (d) Recording of Assignments to Trustee. As promptly as practicable following the occurrence of the Recordation Trigger, but in no event more than 90 days following the occurrence of the Recordation Trigger, the Transferor or the Depositor shall at its own expense either (i) record in favor of the Trustee each Assignment of Mortgage and each Reassignment of Assignment of Beneficial Interest referred to in paragraphs (3) and (8) on Exhibit A attached hereto with
                        ----------------------    ---------
respect to all of the Mortgage Loans in the appropriate real property or other records, or (ii) deliver to the Trustee an Opinion of Counsel satisfactory to the Rating Agencies, the Certificate Insurer and the NIMS Insurer to the effect that recording is not required and no other action on the part of such Depositor is required (other than such actions as have been taken) to protect the Trustee's right, title and interest in and to the related Mortgage and Note.

     (e)  Recording Generally. All recording required pursuant to this Section
                                                                       -------
2.04 shall be accomplished by and at the expense of the Transferor. For purposes
----
of determining whether a signature is made on an instrument or document, stapling of an attachment shall be a sufficient affixation to cause the attachment to constitute part of the instrument or document.

     Section 2.05.  Repurchase of Foreclosure Restricted Loans.
                    ------------------------------------------

     The Transferor agrees that it will repurchase from the Trust Fund at the purchase price specified in Section 2.06 herein any Foreclosure Restricted Loan
                            ------------
for which (i) it receives notice from the Servicer that title is about to be taken to the related Mortgaged Property as REO Property on behalf of the Trust Fund and (ii) the Foreclosure Balance of such Foreclosure Restricted Loan, when added to the aggregate Foreclosure Balances as previously determined by the Servicer for Foreclosure Restricted Loans that are currently held as REO Property, exceed 0.75% of the then current aggregate tax basis of the assets of the REMIC in which the Foreclosure Restricted Loan is held. The aggregate tax basis of the assets of a REMIC for this purpose is the aggregate basis of all the REMIC's assets as determined for purposes of the most recent Form 1066 (and in the case of any period prior to the first filing of Form 1066, the aggregate issue price of all interests issued by the REMIC), properly adjusted for estimated changes to such basis. Any such purchase shall be accomplished as provided in Section 2.06 hereof. The Trustee shall track the aggregate tax basis
            ------------
of the assets of REMIC I and the Foreclosure Balances of the Foreclosure Restricted Loans that are held as REO Property. As used in this Section 2.05,
                                                                ------------
"Foreclosure Balance" shall mean, as of any date of determination, the
 -------------------
outstanding principal balance of a Foreclosure Restricted Loan (or, if greater, the fair market value of the related Mortgaged Property upon foreclosure). This
Section 2.05 shall be in effect from the Closing Date until June 30, 2004, and
------------
thereafter shall no longer have any force or effect.

     Section 2.06.  Acceptance by Trustee of the Trust Fund; Certain
                    ------------------------------------------------
Substitutions; Certification by Trustee.
---------------------------------------

     (a) Trustee Review of Mortgage Files. The Trustee hereby acknowledges receipt of the Trust Fund, and declares that it will hold the Mortgage Loans, as well as any other assets delivered to it in trust, upon and subject to the conditions set forth in this Agreement for the benefit of the Certificateholders, the Trustee as holder of the REMIC I Regular Interests and REMIC II Regular Interests, and the Certificate Insurer, as their interests may appear. The Trustee shall execute and deliver on the Closing Date an initial certification, in the form attached as Exhibit E hereto of receipt by
                                                  ---------
it or by the Custodian on its behalf, for each Mortgage Loan of the items listed in paragraphs (1), (2), (3), (7) and (8) on Exhibit A hereto (other than any
   -------------------------------------    ---------
Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it in trust, to the extent set forth herein, for the benefit of the Certificateholders, the Trustee as holder of the REMIC I Regular Interests and REMIC II Regular Interests, and the Certificate Insurer, as their interests may appear. Notwithstanding the foregoing, the Trustee is not required to certify as to (1) the chain of intervening endorsements of a Mortgage Note, (2) the chain of intervening assignments of a Mortgage to the Person executing the Assignment of Mortgage, or (3) as to whether a copy of a Mortgage, an Assignment of Mortgage, or an intervening assignment was certified by a Responsible Officer of the Transferor. The Trustee agrees to review (or cause to be reviewed) each Mortgage File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 days after the receipt thereof by the Custodian) and to deliver to the Transferor, the Depositor, the Servicer and the Certificate Insurer an interim certification in the form attached hereto as Exhibit F-1 on or before
                                                     -----------
such date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession (other than those described in paragraphs
                                                                    ----------
(1)(ii), (6), (11), (12), (13), (14), (15), (16) and (17) on Exhibit A hereto,
---------------------------------------------------------    ---------
(ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if properly initialed by the Mortgagor) and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule (other than items (i), (iv), (x), (xii), (xiii),
(xiv), (xv), (xvi), (xvii), (xviii) and (xix) of the definition of Mortgage Loan Schedule, and not including any certification as to the current Mortgage Interest Rate set forth in the Mortgage Loan Schedule) accurately reflects the information set forth in the Mortgage File. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Depositor, the NIMS Insurer, and the Certificate Insurer a final certification in the form attached hereto as Exhibit F-2, evidencing the completeness of the Mortgage
                   -----------
Files.

     (b) Defective and Incomplete Mortgage Files; Remedies. If the Certificate Insurer, the NIMS Insurer or the Trustee during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 or Exhibit A hereto or substantively to the
                ------------    ---------
description thereof as set forth in the Mortgage Loan Schedule, the Trustee, or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Trustee, the Transferor, the Depositor, the NIMS Insurer, and the Certificate Insurer. In performing any such review, such Person may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of such Person's review of the Mortgage Files is limited solely to confirming that the documents listed in Exhibit A hereto (other than those described in paragraph
                    ---------                                       ---------
(1)(ii), 5(ii), (6) and (11) through 17 on Exhibit A) have been executed and
---------------------------------------    ---------
received and relate to the Mortgage Files identified in the Mortgage Loan Schedule. Each of the Transferor and the Depositor shall use reasonable efforts to cause to be remedied any material defect in a document constituting part of a Mortgage File of which it is so notified by the Certificate Insurer or the Trustee. If, however, within 60 days after the earliest of receipt by it of the final certification referred to in paragraph (a) of this Section 2.06 or after
                                                         ------------
the Transferor's receipt of written notice of the defect or after the Depositor's or the Transferor's discovery of the defect (or within 30 days after the Closing Date, in the case of failure to deliver original Mortgage Notes), the defect described in such final certification has not been remedied and such defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Transferor shall, on the third Business Day preceding the Distribution Date immediately succeeding the end of such 60-day (or 30-day, in the case of failure to deliver original Mortgage Notes) period (i) if within 2 years of the Closing Date, substitute, or cause the Depositor to substitute, in lieu of such Mortgage Loan, a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase, or cause the Depositor to
                        ------------
purchase, such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance, computed at the Mortgage Interest Rate, net of the applicable Servicing Fee if the Transferor is the Servicer, plus the amount of any unreimbursed Interest Advances made with respect to such Mortgage Loan out of funds on deposit in the Principal and Interest Account pursuant to
Section 6.08, which purchase price shall be deposited in the Principal and
------------
Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such purchased Mortgage Loan or Loans and held in the Principal and Interest Account for future distribution); provided that if such defect caused such Mortgage Loan not to be a "qualified
--------
mortgage" within the meaning of Code Section 860G(a)(3), such repurchase or, if applicable, substitution shall occur within 75 days of the earlier of (i) the delivery of the Trustee's interim certification or (ii) the Trustee's, the Depositor's or the Transferor's discovery, or receipt of notice from the Trustee or the Servicer of discovery, of such defect. It is understood that (i) a failure of a Mortgage File to contain a Mortgage Note (or a lost note affidavit as permitted by paragraph (1) on Exhibit A) or a Mortgage (with or without
                -------------    ---------
evidence of recording), or (ii) the inclusion in the Mortgage Pool of any Mortgage Loan with a CLTV greater than 100% which also fails to meet the requirement that it be "principally secured by an interest in real property" within the meaning of Treasury Regulation 1.860G-2(a)(1), or (iii) notwithstanding a lost note affidavit as permitted by paragraph (1) on Exhibit
                                                                       -------
A, the obligation under a Mortgage Note for which the original is not available
-
becomes unenforceable because another Person has another superior claim under such Mortgage Note, or (iv) any other Mortgage File defect that causes the related Mortgage Loan not to be a "qualified mortgage" within the meaning of Code Section 860G(a)(3) materially and adversely affects the interests of the Certificateholders. Except as provided in the preceding sentence, with respect to a defect or failure of delivery of any other document required to be included in a Mortgage File, such defect or non delivery shall not give rise to any obligation to purchase or substitute for a Mortgage Loan unless and until (1) such defect or failure of delivery shall have had a material and adverse effect on the interests of the

Trustee or Certificateholders or the Certificate Insurer in the related Mortgage Loan (a "Material Defect") and (2) a Mortgage Loan Loss shall have occurred with
         ---------------
respect to that Mortgage Loan, or foreclosure on the related Mortgaged Property is rendered impossible. In the event of a Mortgage Loan Loss on a Mortgage Loan with respect to which a Material Defect shall have occurred, which Mortgage Loan Loss is determined following liquidation of the related Mortgage Loan, it is understood that the Transferor shall satisfy any repurchase obligation by depositing the amount of a Mortgage Loan Loss into the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such liquidated Mortgage Loan or Loans and held in the Principal and Interest Account for future distribution.

     (c) Release of Deleted Mortgage Loans. Upon receipt by the Trustee of a certification of a Responsible Officer of the Transferor confirming that a substitution or purchase has taken place, and that amounts required to be deposited into the Principal and Interest Account in connection with such substitution or purchase pursuant to Section 2.06(b) have been deposited into
                                     ---------------
the Principal and Interest Account (which certification shall be in the form of Exhibit B to the Custodial Agreement), the Trustee shall release to the Servicer
---------
for release to the Depositor or the Transferor, as appropriate, the related Mortgage File and shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Depositor or the Transferor.

     (d) Review of Recorded Assignments. If recordation of any Assignment of Mortgage is required hereunder after the occurrence of a Recordation Trigger, the original of each such recorded Assignment of Mortgage shall be delivered to the Trustee or the Custodian within 10 days following the date on which it is returned to the Depositor or the Transferor by the office with which such Assignment of Mortgage was filed for recordation and, within 10 days following receipt by the Trustee or Custodian, as applicable, of the recorded Assignment of Mortgage, the Trustee shall review or shall cause the Custodian to review such Assignment of Mortgage to confirm that such Assignment of Mortgage has been recorded. Upon receipt by the Trustee or the Custodian, as applicable, of the recorded Assignment of Mortgage, such recorded Assignment of Mortgage shall become part of the Mortgage File. The Trustee shall notify the Depositor, the Transferor, the Servicer and the Certificate Insurer of any defect in such Assignment of Mortgage if it shall have actual knowledge of any such defect based on such review. The Transferor or the Depositor shall have a period of 30 days following such notice to correct or cure such defect. In the event that the Transferor or the Depositor fails to record an Assignment of Mortgage as herein provided (which Assignment of Mortgage was required to be recorded) and the Trustee shall have actual knowledge of such failure, the Trustee shall prepare and file or shall cause the Custodian to prepare and file such Assignment of Mortgage or Reassignment of Assignment of Beneficial Interest for recordation in the appropriate real property or other records, and the Transferor and the Depositor hereby appoint the Trustee and the Custodian as their attorney-in-fact with full power and authority acting in their stead for the purpose of such preparation, execution and recordation. Any expense incurred by the Trustee or the Custodian not otherwise paid for by the Depositor or the Transferor as required hereunder in connection with the preparation and recordation of such Assignment of Mortgage shall be reimbursed to the Trustee or Custodian, as applicable, pursuant to Section 12.05, without prejudice to any claim against
                        -------------
the Depositor and the Transferor pursuant to the preceding sentence.

     (e) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.04, 2.06, 3.03, 7.01 and 7.02 and the preparation and delivery of the
-------------  ----  ----  ----     ----
certifications in the form of Exhibits E, F-1 and F-2 shall be performed by the
                              ----------  ---     ---
Custodian pursuant to the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

     Section 2.07.  REMIC Administration.
                    --------------------

     (a)  Tax Administration.

          (i) Elections will be made by the Trustee on behalf of the Trust Fund to treat the assets of the Trust Fund other than the Principal and Interest Account and the right of the Transferor to receive amounts in respect of the Existing Advances and any interest thereon as three separate REMICs under the Code ("REMIC I," "REMIC II" and "REMIC III," respectively, and each, a "Trust REMIC"). Such elections will be made on Form 1066 or other appropriate federal tax or information return for each Trust REMIC for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The assets of REMIC I will consist of all of the assets constituting the Trust Fund other than (i) the Principal and Interest Account, (ii) the assets of REMIC II and REMIC III and (iii) amounts in respect of the Existing Advances and any payments of interest in respect of such Existing Advances, which are retained by the Transferor. REMIC I will issue classes of interests which will be the REMIC I Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC I) and the Class R-I Certificates, which will be the sole class of "residual interests" in REMIC I. The Trustee will hold the REMIC I Regular Interests in trust for the benefit of REMIC II. The assets of REMIC II will consist of the REMIC I Regular Interests and the REMIC II Distribution Account. REMIC II will issue classes of interests which will be the REMIC II Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC II) and the Class R-II Certificates, which will be the sole class of "residual interests" in REMIC
     II. The Trustee will hold the REMIC II Regular Interests in trust for the benefit of REMIC III. The assets of REMIC III will consist of the REMIC II Regular Interests and the REMIC III Distribution Account. REMIC III will issue the REMIC III Regular Interests (which will represent the "regular interests" in REMIC III represented by the Class A and the Class X Certificates) and the Class R-III Certificates, which will be the sole class of "residual interests" in REMIC III. The Owner of the Class R-I, Class R-II or Class R-III Certificates, respectively, representing at any time the largest Percentage Interest in such Class shall be the Tax Matters Person with respect to the applicable Trust REMIC. Each holder of a Class R-I, Class R-II and Class R-III Certificate, as a condition of ownership thereof, irrevocably appoints the Trustee to act as its agent and attorney-in fact to perform all duties of the Tax Matters Person. The "latest possible maturity date" within the meaning of Treasury Regulation
     Section 1.860G-1(a)(4) of the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Interests shall be the Final Scheduled Distribution Date. Any amounts in respect of Existing Advances or in respect of interest on Existing Advances shall not be an asset of REMIC I, REMIC II, or REMIC III. Rather, the right to such amounts will be retained by the Transferor.

          (ii) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

          (iii) Except as provided in Section 12.05, the Trustee shall pay (and
                                      -------------
     shall be entitled to reimbursement thereof by the Servicer or otherwise in accordance with the terms of this Agreement) the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its administration of its tax-related duties under this Agreement, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax-related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits, required independent opinions regarding tax methodology and related matters or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities, shall be expenses of the Trust Fund pursuant to Section 6.05.
                                                                  ------------

          (iv) The Trustee shall prepare and file all of the Trust REMICs' federal and state income or franchise tax and information returns. Except as provided in Section 12.05, the expenses of preparing and filing such
                    -------------
     returns shall be borne by the Trustee. The Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to each Trust REMIC as is in their possession, which the Servicer or the Depositor has or have received or prepared by virtue of its activities as Servicer or Depositor hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to rely, and shall be protected in relying, on such information in the performance of its obligations hereunder.

          (v) The Trustee shall perform on behalf of the Trust Fund and each Trust REMIC all tax reporting duties and other tax compliance duties that are the responsibility of a REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of any Residual Certificate to a Disqualified Organization or to an agent that has acquired any Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of any Residual Certificate to any Disqualified Organization pursuant to Section 860E(e) of the Code and the Treasury Regulations thereunder and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each of the Depositor and the Servicer shall provide on a timely basis (and in no event later than 30 days after the Trustee's request) to the Trustee or its designee such information with respect to each Trust REMIC as is in its possession and reasonably requested in writing by the Trustee to enable it to perform its obligations under this subsection.

          (vi)  [Reserved]

          (vii) The Trustee and the Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each

     Trust REMIC as a REMIC or, as appropriate, shall adopt a plan of complete liquidation as provided in Section 11.02.
                                -------------


            (viii) The Trustee and the Servicer shall not take any action or cause any Trust REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) unless the Trustee has received a Nondisqualification Opinion (at the expense of the party seeking to take such action) with respect to such action.

            (ix)   To the extent not paid pursuant to paragraph (d) of this
     Section 2.07, the Trustee shall pay when due any and all federal, state and
     ------------
     local taxes imposed on the applicable Trust REMIC or its assets or transactions, including, without limitation, "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code, and any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code from the REMIC I Distribution Account, the REMIC II Distribution Account or the REMIC III Distribution Account pursuant to Section 6.02(ii)(E), and shall
                                                -------------------
     reimburse such amounts to the applicable Trust REMIC, from current or future amounts otherwise distributable to the Holders of any Class X Certificates pursuant to Section 6.05.
                              ------------

            (x) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest) (other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each Trust REMIC's investments to show that each Trust REMIC has complied with the REMIC Provisions.

            (xi) Neither the Trustee nor the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services.

            (xii) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, issue prices, pricing prepayment assumption and projected cash flows of the Class A Certificates, the Class X Certificates and the Residual Certificates, as applicable, and the projected cash flows on the Mortgage Loans. Thereafter, the Servicer shall provide to the Trustee, promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein, and which the Servicer can reasonably be expected to provide. The Trustee is hereby directed to use any and all such information or data provided by the Depositor or the Servicer in the preparation of all federal and state income or franchise tax and information returns and reports for the Trust REMICs to Certificateholders as required herein. The Depositor and the Servicer each hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor or the Servicer to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) required to be provided by the Depositor, the Servicer, as the case may be, pursuant to this paragraph, on a timely basis and such indemnifications shall survive the termination of this Agreement.

            (xiii) The Trustee shall prepare and file with the Internal Revenue Service, on behalf of each Trust REMIC, an application for a taxpayer identification number for such Trust REMIC on IRS Form SS-4 or by any other permissible method. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor. The Trustee shall prepare and file Form 8811 on behalf of REMIC III and shall designate from time to time an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (xiv) To the extent required by the Trustee, the Servicer will engage an accounting firm to prepare the necessary tax filings required by the Trustee under this Section 2.07(a).
                            ---------------

     The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

     (b) Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee nor the Servicer shall permit any modification of, or take any action with respect to, the Mortgage Loans that would change the Mortgage Interest Rate, defer (except as permitted by Section
                                                                       -------
5.11) or forgive the payment of any principal or interest (unless in connection
-----
with the liquidation of the related Mortgage Loan), extend the final maturity date or modify any other material term of the Mortgage Loan, unless (A) the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable or (B) (i) such waiver, modification, postponement or indulgence would not be considered to constitute the acquisition by REMIC I of a new mortgage loan under Treasury Regulations
Section 1.860G-2(b), and (ii) the Trustee or the Servicer has received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request of the Servicer or the Trustee to modify the Mortgage Loans) to the same effect as a Nondisqualification Opinion with respect to such modification. In addition, prior to taking any such action that would lower the Mortgage Interest Rate or extend the final maturity date on such Mortgage Loan, the Servicer must obtain the consent of the Certificate Insurer; provided that such consent shall be deemed to have been given if the Certificate Insurer shall not have responded to the Servicer within five Business Days after receipt of the Servicer's written request for such consent.

     (c) Prohibited Transactions and Activities. The Trustee shall not permit the sale, disposition (except in a disposition pursuant to (i) the bankruptcy or insolvency of any Trust REMIC or (ii) the termination of any Trust REMIC in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code) or substitution of the Mortgage Loans (except a substitution pursuant to Sections
                                                                      --------
2.06(b) or 3.03) or the substitution of a property for a Mortgaged Property, nor
-------    -----
acquire any assets for any Trust REMIC (other than REO Property or a Qualified Substitute Mortgage Loan pursuant to Sections 2.06(b) or 3.03), nor accept any
                                     ----------------    -----
contributions to any Trust REMIC (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting the Trustee to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any Trust REMIC as a REMIC or of the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Interests represented by the Class A Certificates and the Class X Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to any Trust REMIC (except pursuant to the provisions of this Agreement) or (d) cause any Trust REMIC to be subject to an unindemnified tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.

     (d) Prohibited Transactions. In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any Trust REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(c) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, which breach constitutes negligence or intentional or willful misconduct of the Trustee or (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, which breach constitutes negligence or willful misconduct by the Servicer, or (iii) by the Depositor, if such tax arises out of or results from a breach by the Depositor of any of its obligations under this Agreement.

     (e) Interpretation of Agreement. Any inconsistencies or ambiguities in this Agreement or in the administration of a Trust REMIC shall be resolved in a manner that preserves the validity of the elections to be treated as three separate REMICs.

     Section 2.08. Execution of Certificates.
                   -------------------------

     The Trustee acknowledges (i) the assignment to it of Mortgage Loans in trust for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, and subject to the terms and conditions of this Agreement, and (ii) the delivery of the Mortgage Files as set forth above and, concurrently with such delivery, in exchange for the Mortgage Loans, the

Mortgage Files and the other assets conveyed by the Depositor pursuant to
Section 2.01 and Section 2.04, the Trustee has executed the Certificates and
------------     ------------
caused the Certificates to be authenticated and delivered to or upon the order of the Depositor, each in Authorized Denominations.

     Section 2.09. Application of Principal and Interest.
                   -------------------------------------

     In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of such Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and such collections shall be allocated as provided in Section 5.01(h).
                                              ---------------

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations of the Servicer and the Depositor.
                   -------------------------------------------------

     A.     Servicer Representations, Warranties and Covenants. The Initial
            --------------------------------------------------
Servicer and the Successor Servicer (collectively referred to in this Section
                                                                      -------
3.01 as "the Servicer") each hereby represents, warrants and covenants to the
----
Trustee, the Certificate Insurer, the NIMS Insurer, each with respect to itself only, and the Certificateholders as of the Closing Date (in the case of the Initial Servicer) and as of the Servicing Transfer Date (in the case of the Successor Servicer):

     (a) Organization, Authorization; Enforceability. The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was formed, and has all licenses necessary to carry on its business as it is now being conducted, and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer hereunder; the Servicer has the power and authority to execute and deliver this Agreement and each Basic Document to which it is a party and to perform in accordance therewith; the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party (including all instruments of transfer to be delivered by the Initial Servicer pursuant to this Agreement and the Basic Documents to which it is a party) by the Servicer and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action; each of this Agreement and the Basic Documents to which it is a party is the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement and each Basic Document to which it is a party valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

     (b) Actions, Consents and Approvals. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary in connection with the performance by the Servicer of its obligations hereunder or under the Basic Documents to which it is a party or (in the case of the Initial Servicer only) the purchase and sale of the Certificates, and the execution and delivery by the Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal from any previous action may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Basic Documents and the other documents on the part of the Servicer and the performance by the Servicer of its obligations as the Servicer under this Agreement and such of the other Basic Documents to which it is a party.

     (c) No Breach. The consummation of the transactions contemplated by this Agreement and the Basic Documents will not result in the breach of any terms or provisions of the organizational documents or bylaws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

     (d) No Misrepresentations or Omissions. The information in the Prospectus describing the Initial Servicer and the Expected Successor Servicer, respectively, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Initial Servicer makes the foregoing representation only as to information describing the Initial Servicer, and the Expected Successor Servicer makes the foregoing representation only as to information describing the Expected Successor Servicer.

     (e) Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened, against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as it is now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Mortgage Loans or any Basic Document to which the Servicer is a party or of any action taken or to be taken in connection with the obligations of the Servicer contemplated therein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement or any Basic Document to which it is a party.

     (f) No Defaults. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Basic Documents or under any Subservicing Agreement.

     (g) Collection Practices. The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been and will be in all material respects legal, proper, prudent and customary in the non-conforming mortgage origination and servicing business.

     (h) Approved Seller/Servicer. The Servicer is an approved seller/servicer of first and second mortgage loans for FNMA, in good standing, and is an approved servicer of first and second mortgage loans for FHLMC, in good standing.

     B.     Depositor Representations and Warranties.  The Depositor hereby
            ----------------------------------------
represents and warrants to the Trustee, the Servicer, the Certificate Insurer, the NIMS Insurer and the Certificateholders as of the Closing Date:

     (a) Organization; Authorization; Enforceability. The Depositor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as it is now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Depositor and perform its obligations as the Depositor hereunder; the Depositor has the power and authority to execute and deliver this Agreement and each Basic Document to which it is a party and to perform in accordance therewith; the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Basic Documents to which it is a party) by the Depositor and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action; each of this Agreement and each Basic Document to which the Depositor is a party is the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement and each Basic Document to which the Depositor is a party valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

     (b) Actions, Consents and Approvals. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery and performance by the Depositor of the Basic Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal from any previous action may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Basic Documents on the part of the Depositor and the performance by the Depositor of its obligations as Depositor under this Agreement, the Transfer Agreement and such of the other Basic Documents to which it is a party.

     (c) No Breach. The consummation of the transactions contemplated by this Agreement and the Basic Documents will not result in the breach of any terms or provisions of the bylaws of the Depositor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject.

     (d) No Misrepresentations or Omissions. None of this Agreement, any of the Basic Documents to which the Depositor is a party or the Prospectus, and no statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or the Basic Documents or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     (e) Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Depositor's knowledge, threatened, against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity of this Agreement or the Basic Documents or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated therein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement or the Basic Documents to which it is a party.

     (f) No Defaults. The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Basic Documents to which it is a party.

     (g) Title to Mortgage Loans Upon the receipt of each Mortgage File under this Agreement, the Trustee will have good and indefeasible title on behalf of the Certificateholders and the Certificate Insurer to each Mortgage Loan (other than any amounts received on and after the Cut-off Date in respect of interest accrued prior to the Cut-off Date and other than Prepayment Charges) and such other items conveyed by the Depositor to the Trustee hereunder, free and clear of any lien (other than liens which will be simultaneously released).

     (h) No Bulk Transfer. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (i) No Intent to Defraud Creditors. The Depositor did not transfer any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

     (j) Solvency. The Depositor is solvent and the Depositor will not be rendered insolvent as a result of the transfer of the Mortgage Loans to the Trust Fund or the sale of any of the Certificates. There exist no asserted or, to the Depositor's knowledge, threatened, claims against the Depositor which, singly or together, should reasonably be expected to render the Depositor insolvent. The Transferor is not aware of any facts which lead it to conclude that the Depositor should reasonably be expected to become insolvent prior to termination of this Agreement.

     (k) No Amendments to Depositor's Charter. The Depositor will not amend Articles THIRD, NINTH, TENTH and ELEVENTH of its Certificate of Incorporation without the prior written consent of the Certificate Insurer and the Rating Agencies.

     (l) No Downgrade. The Depositor will not engage in any activity which would result in a downgrading of the Certificates by any Rating Agency or in a downgrading of the "shadow rating" (that is, the rating without taking into account any Certificate Insurance Policy) below investment grade by any Rating Agency.

     Section 3.02. Assignment of Transfer Agreement; Representations and
                   -----------------------------------------------------
Warranties as to the Individual Mortgage Loans and the Mortgage Pool.
--------------------------------------------------------------------

     Pursuant to Section 2.01, the Depositor assigns to the Trustee (for the
                 ------------
benefit of the Certificateholders and the Certificate Insurer, as their interests may appear) all of its right, title and interest in, to and under the Transfer Agreement including, without limitation, the representations and warranties of the Transferor made to the Depositor pursuant to Section 3.01 of the Transfer Agreement. The Depositor hereby represents and warrants to the Trustee that the Depositor has taken no action which would cause such representations and warranties of the Transferor to be false in any material respect as of the Closing Date, and acknowledges that the Trustee relies on the representations and warranties of the Depositor under this Agreement and of the Transferor under the Transfer Agreement in accepting the Mortgage Loans and executing and delivering the Certificates. The foregoing representation and warranty speaks as of the Closing Date, but shall survive the transfer and assignment of the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear.

     The Depositor hereby represents and warrants as follows to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Mortgage Loan as of the Closing Date (except as otherwise indicated); provided, that all
                                                             --------
references to percentages of the Mortgage Loans in this Section 3.02 refer in
                                                        ------------
each case to the percentage of the aggregate Principal Balance of the Mortgage Loans (or of the Mortgage Loans in Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 or Mortgage Loan Group 7, as applicable) as of the Cut-off Date (rounded to two decimal points):

     (a) Mortgage Loan Schedules. The information with respect to each related Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct.

     (b) Delivery of Documents. All of the original or certified documentation set forth in Section 2.04 (including all material documents
                           ------------
related thereto) has been or will be delivered to the Trustee (or the Custodian on behalf of the Trustee) on the Closing Date or as otherwise provided in
Section 2.04.
------------

     (c)    Servicing. Each Mortgage Loan is being serviced by the Initial
Servicer.

     (d) Mortgage Interest Rates. Each Mortgage Loan in Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4 and Mortgage Loan Group 5 is an Adjustable Rate Mortgage Loan, and each Mortgage Loan in Mortgage Loan Group 6 and Mortgage Loan Group 7 is a Fixed Rate Mortgage Loan.

     (e) Balloon Loans and Amortizing Loans. Mortgage Loans constituting approximately 19.83% of the Mortgage Loans in Mortgage Loan Group 6 and approximately 18.91% of the Mortgage Loans in Mortgage Loan Group 7 are balloon loans which will provide for a final Monthly Payment substantially greater than the preceding Monthly Payments. Less than 0.5% of the Mortgage Loans in each of Group 1, Group 2, Group 3, Group 4 and Group 5 are balloon loans. Approximately 19.74% of the Mortgage Loans in Mortgage Loan Group 6 and approximately 18.83% of the Mortgage Loans in Mortgage Loan Group 7, are balloon loans based on a 30-year amortization schedule. Approximately 0.08%, 0.26%, 2.56% and 16.94% of the Mortgage Loans in Mortgage Loan Group 6, and approximately 0.11%, 0.10%, 2.44% and 16.27% of the Mortgage Loans in Mortgage Loan Group 7, provide for a single payment of the remaining loan balances approximately 5, 7, 10, and 15 years, respectively, after origination. All of such balloon loans provide for Monthly Payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than 60 months following origination and no later than 180 months following origination. Each other Mortgage Note will provide for a schedule of substantially equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

     (f) Valid Lien; Mortgaged Property Types. Each Mortgage relating to a Mortgage Loan is a valid and subsisting first or second lien on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property, and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in paragraph 4 of Exhibit A hereto, with respect to the related
              -----------    ---------
Mortgage Loan, which exceptions are generally acceptable to first and second lien mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

            (i) Each Mortgage Loan is principally secured by Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family Residential Dwelling, which, to the best of the Depositor's knowledge, does not include (A) cooperatives, (B) mobile homes other than permanently affixed mobile homes which constitute real property under state law, or (C) except for not more than approximately 0.33% of the Mortgage Loans in Mortgage Loan Group 1, approximately 0.20% of the Mortgage Loans in Mortgage Loan Group 2, approximately 0.12% of the Mortgage Loans in the Mortgage Loan Group 3, approximately 0.16% of the Mortgage Loans in Mortgage Loan Group 4, approximately 0.09% of the Mortgage Loans in Mortgage Loan Group 5, approximately 0.58% of the Mortgage Loans in Mortgage Loan Group 6, and approximately 0.88% of the Mortgage Loans in Mortgage Loan Group 7, manufactured housing units, as defined in the FNMA Selling Guide, which constitute other than real property under state law. Each manufactured home securing a Mortgage Loan is a "single family residence" as defined in
     Section 25(e)(10) of the Code that is used as a single family residence, has a minimum living space of 400 square feet and minimum width of 102 inches and is of the kind customarily used at a fixed location; and

            (ii) With respect to each Mortgage Loan involving property improved by a manufactured or mobile home, the Transferor or the related Originator has taken all action necessary to create a valid and perfected first or second priority (as reflected in the Mortgage Loan Schedule) lien and security interest in such manufactured or mobile home and the related Mortgaged Property, including, without limitation, the filing of UCC financing statements or notations on certificates of title if necessary, under applicable state law.

     (g) Ownership of Mortgage Loans. Immediately prior to the transfer and assignment herein contemplated, the Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan, subject to no liens, charges, mortgages, encumbrances or rights of others (except any liens released immediately prior to the Depositor's transfer of the Mortgage Loans to the Trustee); and immediately upon the transfer and assignment herein contemplated, the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, will hold good and indefeasible title, to, and be the sole owner of, each Mortgage Loan (other than amounts collected on the Mortgage Loans in respect of interest accrued prior to the Cut-off Date) subject to no liens, charges, mortgages, encumbrances or rights of others.

     (h) Delinquencies. Approximately 2.23% of the Mortgage Loans in Mortgage Loan Group 1, approximately 2.27% of the Mortgage Loans in Mortgage Loan Group 2, approximately 4.10% of the Mortgage Loans in the Mortgage Loan Group 3, approximately 9.86% of the Mortgage Loans in Mortgage Loan Group 4, approximately 6.53% of the Mortgage Loans in Mortgage Loan Group 5, approximately 10.82% of the Mortgage Loans in Mortgage Loan Group 6, and approximately 7.27% of the Mortgage Loans in Mortgage Loan Group 7, (excluding Bankruptcy Loans) are 30 or more days contractually delinquent as of the close of business on November 30, 2001; and none of the Mortgage Loans in the Mortgage Pool are more than 59 days contractually delinquent as of the close of business on November 30, 2001. For purposes of this representation and warranty "30 or more days contractually delinquent" means that a Monthly Payment due on a Due Date was unpaid as of the end of the month of the next succeeding Due Date or following Due Dates. As of the Closing Date, the Depositor does not know or have reason to know of any facts or circumstances with respect to any Mortgagor or Mortgage Loan that would indicate that foreclosure is likely to occur with respect to the related Mortgaged Property.

     (i) Delinquent Taxes; Good Repair. To the best of the Depositor's knowledge, (i) there is no delinquent tax or assessment lien on any Mortgaged Property that would jeopardize the Depositor's enforcement of the lien of the applicable Mortgage, and (ii) each Mortgaged Property is free of material damage and is in average repair.

     (j) No Defenses. No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (k) No Mechanics' Liens. To the best of the Depositor's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(m) below.
                      ---------------

     (l) Compliance with Laws. Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws.

     (m) Title Insurance. With respect to each Mortgage Loan, other than (i) any Mortgage Loan secured by a second priority lien and having an original Principal Balance not in excess of $50,000 and (ii) any Mortgage Loan with an original Principal Balance not in excess of $50,000 which is secured by a first priority Mortgage on a Mortgaged Property located in Oklahoma, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form customary and acceptable in the related Mortgaged Property State, by a title insurance company acceptable to FNMA and FHLMC and authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to (1) in the case of any second lien Mortgage Loan, a First Lien on the same Mortgaged Property, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related Mortgage, such exceptions being set forth in the title insurance policy or attorney's opinion of title and in the related appraisal, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and (3) such other exceptions to which similar properties are commonly subject and which do not, individually or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Mortgage, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect and inure to the benefit of the Trustee or, with respect to Mortgaged Properties located in jurisdictions in which it is customary and acceptable to obtain an assurance of title in lieu of a title insurance policy, such assurance of title has been obtained. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage Loan has done, by act or omission, anything that would impair the coverage of the mortgage title insurance policy.

     (n) Hazard Insurance. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08. All premiums thereon have been
                      ----------------------
paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such premiums at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement further from the Mortgagor.

     (o) Flood Insurance. A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 5.07 or 5.08, if and to the extent
                                   --------------------
required by Section 5.07 or 5.08.
            --------------------

     (p) Mortgage Documents Enforceable. Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed.

     (q) Enforcement of Insurance. The Depositor has directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

     (r) Geographic Concentration. No more than approximately 0.15% of the Mortgage Loans in Mortgage Loan Group 1, approximately 0.30% of the Mortgage Loans in Mortgage Loan Group 2, no more than approximately 0.18% of the Mortgage Loans in Mortgage Loan Group 3, no more than approximately 0.11% of the Mortgage Loans in Mortgage Loan Group 4, no more than approximately 0.64% of the Mortgage Loans in Mortgage Loan Group 5, no more than approximately 0.06% of the Mortgage Loans in Mortgage Loan Group 6, and no more than approximately 0.33% of the Mortgage Loans in Mortgage Loan Group 7, are secured by Mortgaged Properties located within any single five-digit zip code area within the State of California. No more than approximately 0.34% of the Mortgage Loans in Mortgage Loan Group 1, no more than approximately 0.37% of the Mortgage Loans in Mortgage Loan Group 2, no more than approximately 0.22% of the Mortgage Loans in Mortgage Loan Group 3, no more than approximately 0.28% of the Mortgage Loans in Mortgage Loan Group 4, no more than approximately 0.23% of the Mortgage Loans in Mortgage Loan Group 5, no more than approximately 0.19% of the Mortgage Loans in Mortgage Loan Group 6, and no more than approximately 0.18% of the Mortgage Loans in Mortgage Loan Group 7, are secured by Mortgaged Properties located within any single five-digit zip code area outside the State of California.

     (s) Owner Occupancy. At least approximately 94.04%, 93.90%, 88.38%, 94.04%, 95.96%, 91.82% and 95.56%, respectively, of the Mortgage Loans in Group 1, Group 2, Group

3, Group 4, Group 5, Group 6 and Group 7, respectively, are secured by an Owner Occupied Mortgaged Property that is the Mortgagor's primary residence.

     (t) No Amendment. The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary to protect the interests of the Trustee, and which has been or will be delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage (other than the Assignment to the Trustee) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor (or, subject to Section 2.04
                                                                   ------------
hereof, are in the process of being recorded).

     (u) No Release or Waiver. No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, from his or her obligations under the related Mortgage, Mortgage Note and other related documents.

     (v) All Taxes Paid. Except for Existing Advances, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever was earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest. With respect to Mortgaged Properties that are the subject of a ground lease, to the best of the Depositor's knowledge, all lease rents, and all other payments or assessments that have become due have been paid and the Mortgagor is not in material default under any other provisions of the lease and the lease is valid, in good standing and in full force and effect.

     (w) No Condemnation. To the best of the Depositor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently in process, and the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

     (x) No Encroachment. To the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

     (y) Zoning. To the best of the Depositor's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

     (z) No Future Advances. The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording documents with respect to the Mortgage Loans were paid.

     (aa) No Other Collateral. The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

     (bb)    No Buydown. No Mortgage Loan was originated under a buydown plan.

     (cc) No Depositor Payment Obligation There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor.

     (dd) Deeds of Trust. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under such deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (ee) No Shared Appreciation or Contingent Interest. No Mortgage Loan has a shared appreciation feature or other contingent interest feature.

     (ff) First Lien Payments. With respect to each Mortgage Loan secured by a second priority lien, the related First Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted not more frequently than once every six months. If the related First Lien provides for negative amortization, the CLTV must be calculated at the maximum principal balance of such First Lien that could result upon application of such negative amortization feature. No notice of default with respect to the related First Lien has been delivered to the Transferor that has not been cured.

     (gg) First Lien Consent. With respect to each Mortgage Loan secured by a second priority lien, either (i) no consent for the Mortgage Loan was or is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File.

     (hh) Maturity of First Liens. The maturity date of each Mortgage Loan secured by a second priority lien is prior to the maturity date of the related First Lien if such First Lien provides for a balloon payment.

     (ii) Licensing. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing.

     (jj) Due-on-Sale Clauses. The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder.

     (kk) Consolidation of Advances. Except for Existing Advances, any future advances made to the Mortgagor prior to (and excluding) the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

     (ll) Customary and Enforceable Provisions. The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security purported to be provided by the Mortgage, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage (subject to the applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption) except as set forth in the Prospectus.

     (mm) No Defaults. Except for bankruptcy-related defaults under the Bankruptcy Loans and payment delinquencies described in Section 3.02(h), to the
                                                        ---------------
best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Depositor has waived any such default, breach, violation or event of acceleration.

     (nn) Due Execution. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

     (oo) Payments Properly Deposited. All amounts received on and after the Cut-off Date with respect to the Mortgage Loans that are required to be deposited into the Principal and Interest Account pursuant to Section 5.03 have
                                                              ------------
been so deposited.

     (pp) Origination and Underwriting. Each Mortgage Loan was originated and underwritten by, or purchased and re-underwritten by, the Transferor or by an affiliate of the Transferor, provided, that, with respect to one segment of the Mortgage Loans purchased by the Originators from a third-party, which segment comprises approximately 12.83% of the Mortgage Loans, only a random sample of approximately 10% of such purchased segment was re-underwritten by the Transferor or by an Affiliate of the Transferor.

     (qq) Prospectus Disclosure. As of the Cut-off Date, each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus, including all statistical data provided therein in tabular format or otherwise.

     (rr) No Adverse Selection. The Mortgage Loans were not selected by the Originators, the Transferor or the Depositor for transfer to the Trustee (for the benefit of the Certificateholders and the Certificate Insurer) hereunder on any basis intended to adversely affect the assets of the Trust.

     (ss) Interior Inspections. A full interior inspection appraisal was performed in connection with each Mortgaged Property; provided, that for certain loans with Combined Loan-To-Value Ratios less than 85% and balances less than $50,000, interior inspections may not have been performed.

     (tt) Mortgage Interest Rate Ranges. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 1 are not less than 5.62% and 0.00% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 2 are not less than 5.43% and 0.00% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 3 are not less than 3.875% and 0.00% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 4 are not less than 1.875% and 0.00% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 5 are not less than 5.44% and 0.00% per annum, respectively. The Mortgage Interest Rate for each Mortgage Loan in Mortgage Loan Group 6 is not less than 4.23% per annum. The Mortgage Interest Rate for each Mortgage Loan in Mortgage Loan Group 7 is not less than 2.00% per annum. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 1 are not more than 16.83% and 13.85% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 2 are not more than 16.00% and 16.40% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 3 are not more than 15.10% and 14.40% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 4 are not more than 19.45% and 14.90% per annum, respectively. The current Mortgage Interest Rate and Gross Margin for each Mortgage Loan in Mortgage Loan Group 5 are not more than 16.525% and 12.30% per annum, respectively. The Mortgage Interest Rate for each Mortgage Loan in Mortgage Loan Group 6 is not more than 21.00% per annum. The Mortgage Interest Rate for each Mortgage Loan in Mortgage Loan Group 7 is not more than 25.34% per annum.

     (uu) HOEPA Loans. None of the Mortgage Loans in Mortgage Loan Group 1 or Mortgage Loan Group 2 is subject to HOEPA. No more than 7% of the Mortgage Loans in the aggregate, by unpaid principal balance as of the Cut-off Date, is comprised of Mortgage Loans that are subject to HOEPA. With respect to any Mortgage Loan in Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 or Mortgage Loan Group 7 that is subject to HOEPA, all notices required to be delivered to the related Mortgagor pursuant to HOEPA have been delivered, and all other requirements of HOEPA have been complied with. Any breach of this representation shall be considered a Material Breach for the purpose of Section 3.03.
                          ------------

     (vv) Hazard Policies Enforceable. Each hazard insurance policy required to be maintained under Section 5.07 of this Agreement with respect to such Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect.

     (ww) Leasehold Interests. If the Mortgaged Property consists of a leasehold estate, the Mortgage covers property improvements and the Mortgagor's leasehold interest in the land upon which such improvements are situated; at origination of the Mortgage Loan the term of the leasehold estate was scheduled to last for at least ten years beyond the maturity date of the Mortgage or provided for perpetual renewal covenants; the leasehold estate is assignable by the Mortgagee; and the lease is valid and in full force and effect.

     (xx) Environmental Matters. To the best of the Depositor's knowledge, no Mortgaged Property was, at origination, located within a one-mile radius of any site with material environmental or hazardous waste risks.

     (yy) Bankruptcy Loans. Approximately 4.18%, 7.97%, 5.73% and 7.11%, respectively, of the Mortgage Loans in Group 4, Group 5, Group 6 and Group 7, respectively, are Mortgage Loans as to which the related Mortgagor's payment obligations under the Mortgage Loan is subject to a Plan. Except for the Mortgage Loans listed on Exhibit G-2, to the best of the Depositor's knowledge,
                         -----------
no other Mortgage Loan is subject to a Plan. None of the Mortgage Loans in Group 1, and no more than 0.01% of the Mortgage Loans in each of Group 2 and Group 3, are subject to a Plan. Any breach of this representation shall be considered a Material Breach for the purpose of Section 3.03.
                                   ------------

     (zz) CLTVs. With respect to each Mortgage Loan, the CLTV does not exceed 100%. To the extent there is no documentation evidencing an appraisal with respect to a Mortgage Loan, such Mortgage Loan was originated pursuant to a program that required an appraisal of the Mortgaged Property securing the Mortgage Loan that established a CLTV of less than 100%. In addition, no Mortgage Loan has been modified since the date it was originated in a manner that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest, extend the final maturity date, or modify any other material term of the Mortgage Loan unless such Mortgage Loan was delinquent or in default at the time of such modification.

     (aaa) REMIC Qualified Mortgages. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. For this purpose, Section 860G(a)(3) of the Code shall be applied without regard to the rule contained in Treasury Regulations Section 1.860G-2(f)(2) which treats a defective mortgage loan as a "qualified mortgage" under certain circumstances. Accordingly, the Depositor represents and warrants that each Mortgage Loan is directly secured by a Mortgage on residential real property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect such residential real property and such interest in residential real property was the sole security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to

80% of the principal amount of the Mortgage Loan (a) as of the Testing Date or
(b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the lien of the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and
(2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(e), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the "Testing Date" shall be the date upon which the latest such "significant modification" occurred.

     (bbb) No more than 10% and no less than 90% of the aggregate Loan Balances of all the Mortgage Loans measured by Cut-off Date Loan Balances relate to Mortgage Loans originated or purchased under an Originator's "Limited Documentation Program" and "Full Documentation Program," respectively.

     (ccc) To the best of the Depositor's knowledge, no statement, report or other document constituting a part of the Mortgage File contains any material untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading which would, either individually or in the aggregate, have a material adverse effect on the Certificateholders; no error or omission, misrepresentations, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to the Mortgage Loan.

     (ddd) The origination and collection practices used by the Originator and the Initial Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. Each Mortgage Loan has been serviced by the Initial Servicer (directly or through a subservicer) and by any predecessor servicer in accordance with the terms of the Mortgage Note. All interest rate and payment adjustments have been made in accordance with the terms of the Mortgage or the related Mortgage Note.

     (eee)   The Mortgage Loans listed on Exhibit S are the only Mortgage Loans
                                          ---------
with respect to which a forbearance agreement or Mortgage Loan modification in the nature of a forbearance agreement or an interest extension, pursuant to which the final maturity date for the Mortgage Loan was extended in response to delinquent payments, are currently in effect. The Initial Servicer entered into each such forbearance agreement or modification in accordance with its normal servicing policies (without reference to any provision permitting discretionary waivers of the servicing policies). For each Mortgage Loan on Exhibit S, the
                                                              ---------
Mortgagor has made a scheduled payment (in accordance with the forbearance agreement or modification) for at least three of the past four months. No such forbearance agreement or modification rescheduled any payments other than payments that were delinquent at the time such forbearance agreement or modification was entered into. Any breach of this representation shall be considered a Material Breach for the purpose of Section 3.03.
                                                         ------------

     (fff)   Exhibit V hereto identifies, among other things, each Mortgage Loan
             ---------
subject to a modification or forbearance agreement that (1) has been 30 days contractually delinquent more than three times and/or 60 days contractually delinquent two times or more since the date of the modification or forbearance agreement, (2) has been 30 days contractually delinquent more than two times, and/or 60 days contractually delinquent one time or more since the date of the modification or forbearance agreement and for which the date of the modification or forbearance agreement is on or after November 30, 2000, or (3) for which the date of the modification or forbearance agreement is on or after April 30, 2001. Any breach of this representation shall be considered a Material Breach for the purpose of Section 3.03.
           ------------

     (ggg) Transfer Agreement. The representations and warranties with respect to the Mortgage Loans and Mortgage Pool set forth in Section 3.02(a) through
                                                     ---------------
(fff), inclusive, have been made to the Depositor by the Transferor pursuant to
Section 3.02(a) through (fff), inclusive, of the Transfer Agreement with respect
---------------
to the Mortgage Loans and the Mortgage Pool, and each of the Trustee and the Certificate Insurer and the NIMS Insurer is entitled to rely thereon.

     Section 3.03.  Purchase and Substitution.
                    -------------------------

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive transfer of the Mortgage Loans and
         ----------------------
delivery of the Certificates hereunder. Upon discovery by the Depositor, the Servicer, any Subservicer, any Custodian, a Responsible Officer of the Trustee, the NIMS Insurer or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Trustee, the Certificateholders, the NIMS Insurer or the Certificate Insurer (in the case of representations and warranties made in Section 3.01), or which materially and adversely affects the
                   ------------
interests of the Trustee, the Certificate Insurer, or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty made in
Section 3.02 relating to a particular Mortgage Loan (notwithstanding that such
------------
representation and warranty was made to the Depositor's best knowledge, "breach" for purposes of this Section shall be determined without regard to such limitation), the party discovering such breach shall give prompt written notice to the others (either of the foregoing, a "Material Breach"). Within 60 days of
                                           ---------------
the earlier of its discovery or its receipt of notice of any Material Breach, the Transferor shall (a) promptly cure, or cause the Depositor to cure, such Material Breach in all material respects, or (b) promptly purchase, or cause the Depositor to purchase, such Mortgage Loan, in the manner and at the price specified in Section 2.06(b), by depositing such price into the Principal and
             ---------------
Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such purchased Mortgage Loan or Loans and held in the Principal and Interest Account for future distribution), or (c) promptly substitute, or cause the Depositor to substitute, one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Closing Date. Any such substitution shall be accompanied by payment of the Substitution Adjustment, if any, to be deposited in the Principal and Interest Account; provided that if
                                                            --------
such breach of a representation or warranty caused such Mortgage Loan not to be a "qualified mortgage" within the meaning of Code Section 860G(a)(3), such repurchase or, if applicable, substitution shall occur within 75 days of the earlier of (i) the delivery of the Trustee's interim certification or (ii) the Trustee's, the Depositor's or the Transferor's discovery, or receipt of notice from the Trustee or the Servicer of the discovery, of such defect. It is understood that (i) a failure of a Mortgage File to contain a Mortgage Note (or a lost note affidavit as permitted by paragraph (1) on Exhibit A) or a Mortgage (with or without
                                 ---------
evidence of recording), (ii) the inclusion in the Mortgage Pool of a Mortgage Loan with a CLTV greater than 100% which also fails to meet the requirement that it be "principally secured by an interest in real property" within the meaning of Treasury Regulation 1.860G-2(a)(1), or (iii) notwithstanding a lost note affidavit as permitted by paragraph (1) on Exhibit A, the obligation under a
                                           ---------
Mortgage Note for which the original is not available becomes unenforceable because another Person has another superior claim under such Mortgage Note, or
(iv) any other Mortgage File defect that causes the related Mortgage Loan not to be a "qualified mortgage" within the meaning of Code Section 860G(a)(3) constitutes a Material Breach. Notwithstanding anything to the contrary herein (except as stated in the preceding sentence), a Material Breach shall not give rise to an obligation to purchase or substitute for a Mortgage Loan unless and until a Mortgage Loan Loss is incurred on the related Mortgage Loan. It is understood that the Transferor may satisfy any repurchase obligation with respect to any Material Breach as to a Mortgage Loan for which a Mortgage Loan Loss was determined following liquidation of the Mortgage Loan, by depositing the amount of the related Mortgage Loan Loss into the Principal and Interest Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such liquidated Mortgage Loans and held in the Principal and Interest Account for future distribution). Notwithstanding the foregoing, the breach of the representation and warranty in Section 3.02(uu),
Section 3.02(yy) or Section 3.02(eee) shall constitute a Material Breach, and the related Mortgage Loan must be repurchased or substituted by no later than the third Business Day following the 60/th/ day after the Transferor's receipt of actual knowledge that such Mortgage Loan is subject to HOEPA or that such representation was breached.

     As to any Deleted Mortgage Loan for which a Qualified Substitute Mortgage Loan or Loans is substituted, the Transferor or the Depositor shall effect such substitution by delivering to the Trustee (or the Custodian on behalf of the Trustee), a certification in the form of Exhibit B attached to the Custodial
                                         ---------
Agreement, executed by a Responsible Officer of the Depositor or the Transferor (with a copy to the Trustee), and delivering to the Trustee (or the Custodian on behalf of the Trustee) the documents constituting the Mortgage File for such Qualified Substitute Mortgage Loan or Loans. The Trustee or the Custodian shall review the Mortgage Files for Qualified Substitute Mortgage Loans, and deliver certifications reporting on such review, as described in Section 2.06(a).
                                                         ---------------

     The Servicer shall deposit in the Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution; provided, however, that any amounts
                                           --------  -------
received after the date of substitution in respect of interest accrued on or prior to the date of substitution on such Qualified Substitute Mortgage Loan will constitute the property of the Depositor. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be remitted by the Servicer to the Transferor or the Depositor, as the case may be. The Trustee will own, for the benefit of the Certificateholders and the Certificate Insurer, all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Servicer shall remit to the Transferor or the Depositor as the case may be, all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor or the Transferor shall give written notice to the Trustee, the Transferor and the Certificate Insurer that such substitution has taken place and the Custodian shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Depositor or the
----------------------
Transferor, as the case may be, will remit to the Servicer, and the Servicer will deposit into the Principal and Interest Account, an amount equal to the Substitution Adjustment, if any.

     It is understood and agreed that the obligations of the Transferor and the Depositor set forth in Sections 2.06 and 3.03 to cure, purchase or substitute or
                       ----------------------
cause to be cured, purchased or substituted for a defective Mortgage Loan as provided in Sections 2.06 and 3.03, constitute the sole remedies of the Trustee,
            ----------------------
the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties contained in this Article III, except for any
                                                 -----------
guaranty of such obligations from a parent company of the Transferor.

     Any cause of action against the Depositor or the Transferor relating to or arising out of a defect in a Mortgage File as contemplated by Section 2.06 or
                                                              ------------
the breach of any representations and warranties made in Sections 3.01 or 3.02
                                                         ---------------------
shall arise as to any Mortgage Loan upon the occurrence of not less than all of the following events: (i) discovery of such defect or breach by any party and notice thereof to the Depositor or the Transferor or notice thereof by the Depositor or the Transferor to the Trustee, the Certificate Insurer, the NIMS Insurer, and the Servicer, (ii) failure by the Depositor or the Transferor to cure or cause to be cured such defect or breach or purchase or substitute or cause to be purchased or substituted such Mortgage Loan with the cure period referred to above, and (iii) demand upon the Depositor or the Transferor by the Trustee, the Certificate Insurer or the Servicer for all amounts payable in respect of such Mortgage Loan. The party delivering such notice shall also deliver a copy thereof to the Certificate Insurer.

     The Trustee shall give prompt written notice to Moody's, S&P, Fitch, the Certificate Insurer and to each Certificateholder of any repurchase or substitution made pursuant to this Section 3.03 or Section 2.06(b).
                                   ------------

     Section 3.04.  Representations and Warranties of the Transferor regarding
                    ----------------------------------------------------------
Prepayment Charges.
------------------

     The Transferor made certain representations regarding the Prepayment Charges in Section 4.29 of the Purchase and Sale Agreement and agreed to a remedy for breach of that representation in Section 8.5 of the Purchase and Sale Agreement, and the Transferor hereby covenants that, if the Transferor sells the Prepayment Charges to the Expected Successor Servicer, then the Expected Successor Servicer may assign those representations and the related rights to remedies for breach thereof to any assignees of the Expected Successor Servicer with respect to the Prepayment Charges.

     Section 3.05.  Indemnity for HOEPA Damages. In the event the Trust suffers
                    ---------------------------
any damages or liabilities as a result of a legal proceeding against the Trust resulting from any violation of HOEPA with respect to any Mortgage Loan that is subject to HOEPA, the Transferor shall indemnify the Trust for its actual damages in respect of such proceeding, including reasonable legal fees and disbursements, by depositing the amount of such actual damages, when finally determined, into the REMIC III Distribution Account within the Collection Account. The Trustee shall notify the Transferor immediately if any such claim is made against the Trust under HOEPA, and the Transferor shall have the right to assume the defense of such claim, using counsel of its own choosing reasonably acceptable to the Trustee and the Certificate Insurer, whereupon the Transferor shall not be liable for any legal fees or disbursement of any counsel other than the counsel selected by the Transferor.

     Section 3.06.  Guaranty.
                    --------

     Bank of America, N.A. has separately guaranteed the Transferor's, the Depositor's and the Initial Servicer's obligations hereunder pursuant to a separate guaranty. The Trustee shall make demand on Bank of America, N.A. if at any time a Responsible Officer of the Trustee has actual knowledge or notice of the failure of either the Depositor, the Initial Servicer or the Transferor to pay or perform under the Pooling and Servicing Agreement.

                                   ARTICLE IV
                                THE CERTIFICATES

     Section 4.01.  The Certificates.
                    ----------------

     (a) Designations and Denominations. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class X, Class R-I, Class R-II and Class R-III Certificates shall be substantially in the forms annexed hereto as Exhibits B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, B-10 and B-11,
   -------------------------------------------------------------------
respectively, with reverse sides in substantially the form of Exhibit B-12
                                                              ------------
annexed hereto. The Class A Certificates shall be issued in minimum denominations of $100,000 and in integral multiples of $1 in excess thereof. The Class X Certificates shall be issued in minimum denominations of 25% Percentage Interest and in integral multiples of 1% Percentage Interest in excess thereof. The Class R-I, Class R-II and Class R-III Certificates shall be issued in a minimum denomination of 100% Percentage Interest. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by at least one authorized officer and authenticated by the manual signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     (b) Book-Entry Certificates. The Class A Certificates, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to the Depository or pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian. Such Class A Certificate or Certificates shall initially be registered on the Certificate Register in the name of

Cede & Co., the nominee of the initial Depository, and no Certificate Owner of a Class A Certificate or Certificates shall receive a definitive Class A Certificate representing such Certificate Owner's interest in such Class A Certificate, except as provided in Section 4.01(c). Unless and until definitive
                                   ---------------
fully registered Class A Certificates (the "Definitive Certificates") shall have
                                            -----------------------
been issued to Certificate Owners pursuant to Section 4.01(c):
                                              --------------

               (i)    the provisions of this Section 4.01(b) shall be in full
                                             ---------------
          force and effect;


               (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Class A Certificates, and shall have no obligation to the Certificate Owners with respect thereto;

               (iii)  to the extent that the provisions of this Section 4.01(b)
                                                                ---------------
          conflict with any other provisions of this Agreement, the provisions of this Section 4.01(b) shall control;
                  ---------------

               (iv) the rights of the Certificate Owners with respect to the Class A Certificates shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Unless and until Definitive Certificates are issued pursuant to Section 4.01(c), the initial Depository will make
                             ---------------
          book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Class A Certificates to such Depository Participants;

               (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified aggregate Percentage Interest, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Depository Participants owning or representing, respectively, such required aggregate Percentage Interest of Class A Certificates (taking into account the proviso contained in the definition of "Certificateholder" contained herein) and has delivered such instructions to the Trustee; and

               (vi) whenever a notice or other communication to the Class A Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 4.01(c), the Trustee shall give all such notices
                      ---------------
          and communications specified herein to be given to Class A Certificateholders to the Depository and shall have no further obligation to the Certificate Owners of the Class A Certificates.

provided, however, that the provisions of this Section 4.01(b) shall not be
--------  -------                              ---------------
applicable in respect of Class A Certificates issued to the Depositor. The Depositor or the Trustee may set a record date for the purpose of determining the identity of Holders of Class A Certificates entitled to vote or to consent to any action by vote as provided in this Agreement.

          (c) Definitive Certificates. The Class X, Class R-I, Class R-II and Class R-III Certificates shall be issued in the form of Definitive Certificates. With respect to the Class A

Certificates, if (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Class A Certificates, and the Depositor is unable to locate a qualified successor; (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository; or (iii) after the occurrence of a Servicer Default, a Majority in Aggregate Voting Interest (not including any portion thereof attributable to the Class X Certificates) advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners of the Class A Certificates, then the Depository shall notify all Certificate Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Depository. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

     Section 4.02.  Registration of Transfer and Exchange of Certificates.
                    ------------------------------------------------------

     (a) Certificate Register. The Trustee shall cause to be kept at the Corporate Trust Office, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series.

     (b) Restricted Transfers other than pursuant to Rule 144A. Except as provided in Section 4.02(c), no transfer, sale, pledge or other disposition of a
            ---------------
Class X, Class R-I, Class R-II or Class R-III Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any
                                                             ---
applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class X, Class R-I, Class R-II or Class R-III Certificate is to be made under this Section 4.02(b), either (i) the
                                           ---------------
Trustee shall be furnished an Opinion of Counsel acceptable to, and in form and substance satisfactory to, the Trustee and the Depositor that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act or that such transfer is being made pursuant to the Act, which Opinion of Counsel shall not be an expense of the Trustee, the Transferor, the Depositor, the Certificate Insurer, the NIMS Insurer or the Servicer, or (ii) the transferee shall execute a representation letter, substantially in the form of Exhibit M-2 hereto, and the transferor shall
                             -----------
execute a representation letter, substantially in the form of Exhibit M-3
                                                              -----------
hereto, certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Transferor, the Depositor, the Certificate Insurer, the NIMS Insurer or the Servicer, provided that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor, the Depositor, the Certificate Insurer the NIMS

Insurer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

     (c) Rule 144A Transfers. Transfers of Class X, Class R-I, Class R-II and Class R-III Certificates may be made in accordance with this Section 4.02(c)
                                                                 ---------------
if the prospective transferee of a Certificate provides the Trustee and the Depositor with an investment letter substantially in the form of Exhibit M-4
                                                                 -----------
attached hereto, which investment letter shall not be an expense of the Trustee, the Transferor, the Depositor or the Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 4.02(b) hereof; provided, however,
                                  ---------------
that no Transfer of any of the Certificates may be made pursuant to this Section
                                                                         -------
4.02(c) by the Depositor. Any such Certificateholder desiring to effect such
-------
transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

     (d) Residual Certificate Transfer Restrictions. Each Person who has or who acquires any Ownership Interest in a Residual Certificate must be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (2) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any such Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and
                                                          ----------------------
     Agreement") attached hereto as Exhibit M-1 from the proposed Certificate
     ---------                      -----------
     Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Certificate Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in such Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in such Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.02(d) and agrees
                                                     ---------------
     to be bound by them.

            (3) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Certificate Transferee under clause (2) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Certificate Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Certificate Transferee shall be effected.

            (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            (5) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been required by the terms of this Agreement as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Certificate Transferee of such Certificate to the effect that such Certificate Transferee is not a Disqualified Non-United States Person and is not a Disqualified Organization or an agent of either. Transfers of the Residual Certificates to Disqualified Non-United States Persons and Disqualified Organizations or their agents are prohibited.

            (6) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
     Section 4.02 shall be absolutely null and void and shall vest no rights in
     ------------
     the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section
                                                                      -------
     4.02, then the last preceding Permitted Transferee shall be restored to all
     ----
     rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall notify the Depositor upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Residual Certificate was not in fact permitted by this Section 4.02. Knowledge shall not be imputed to
                               ------------
     the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section
                                                                     -------
     4.02 or for making any payments due on such Certificate to the Holder
     ----
     thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Agreement. The Trustee shall be entitled, but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

     (e) Tax Information. The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization or an agent thereof, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5). The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in this paragraph for providing such information.

     (f)     ERISA Transfer Restrictions.

            (1)     Class A Certificates. No transfer of all or any portion of
                    --------------------
     the Class A Certificates may be made to a proposed transferee that is an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code
                              -------
     (collectively, an "ERISA Plan"), or any person directly or indirectly
                        -----------
     purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of an ERISA Plan (each together with an ERISA Plan, a "Plan Investor"), unless such Certificate has been the subject of an ERISA
      -------------
     Qualifying Underwriting and such Certificate is rated in one of the four highest generic rating categories at the time of such transfer. Each purchaser of such Certificate will be deemed to have represented to the Trustee and the Servicer, by virtue of its acquisition of such Certificate, either that (i) it is not a Plan Investor or (ii) (A) it is a Plan Investor, (B) the Class A Certificates have been the subject of an ERISA Qualifying Underwriting and (C) the Class A Certificates are rated in one of the four highest generic rating categories at the time of purchase.

            (2)     Class X and Residual Certificates. No transfer of a
                    ---------------------------------
     Certificate or any interest therein shall be made to a Plan Investor unless the prospective transferee of such Certificate provides the Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be subject to any obligations in addition to those imposed by this Agreement. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Servicer shall require the prospective transferee of any Certificate to certify in the form of Exhibit M-2 or Exhibit M-4 that it is not a Plan Investor or that it otherwise complies with the requirements of Exhibit M-2.

     (g) Delivery of New Certificates. Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be canceled by the Trustee.

     Section 4.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
                    -------------------------------------------------

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer and the Trustee such security or indemnity, which may include a letter of indemnity delivered by an insurance company reasonably acceptable to the Trustee and the Servicer, as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require
                       ------------
the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall
                                                             ------------
constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04.  Persons Deemed Owners.
                    ----------------------

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05
                                                                 ------------
and for all other purposes whatsoever, and the Servicer, the Depositor, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

                                   ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     Section 5.01.  Duties of the Servicer; Subservicing Arrangements.
                    -------------------------------------------------

     (a) Standard of Care; Servicing Policy and Procedure. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans, and giving due consideration to the Depositor's, the Certificate Insurer's, the Advancing Party's, and the Certificateholders' reliance on the Servicer.

     In addition, the Servicer shall service the Mortgage Loans in compliance with the Servicing Policy and Procedure and all Applicable Regulations. The Servicer acknowledges that the Advancing Party, with the consent of the Certificate Insurer (after consultation with the NIMS Insurer), may request reasonable changes to improve performance (a "Requested

Change") to the Servicing Policy and Procedure from time to time. Such changes shall only become effective forty-five (45) days after they have been proposed to the Servicer, unless the Servicer reasonably objects in writing, in which case the Advancing Party and the Servicer will cooperate in good faith to come to an acceptable agreement with respect to such changes. If the change is one that is not consistent with the FHLMC Single Family Seller/Servicer Guide, the Servicer and the Advancing Party shall meet and determine the proper method and reasonable manner to implement such change, and such a change shall not be implemented without the written consent of the Certificate Insurer. The cost of any such Requested Change shall be borne by the Advancing Party except as provided below with respect to Required Changes. Changes to the Servicing Policy and Procedure that are (1) required of all FHLMC servicers (not including changes to provisions of the FHLMC Single Family Seller/Servicer Guide which provisions are excluded from the Servicing Policy and Procedure), and which changes reflect servicing practices generally undertaken by prudent servicers of sub-prime mortgage loans, and which should not reasonably be expected to have a negative effect on the Servicer's ability to meet Performance Standards, or (2) required to comply with Applicable Regulations (each a "Required Change"), shall be the sole responsibility of the Servicer and shall be implemented at its cost and expense. If the Servicer fails to make a Required Change within forty-five
(45) days after request, that shall constitute a Servicer Default.

          (b) REMIC Qualifications. It is intended that each Trust REMIC formed hereunder shall constitute, and that the affairs of each Trust REMIC shall be conducted so as to qualify it as a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC.

          (c) Subservicing Arrangements. The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer, with the consent of the Certificate Insurer, may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any entity which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has been designated an approved Seller-Servicer by FHLMC or FNMA for first and second mortgage loans, or (y) is an affiliate or wholly owned subsidiary of the Servicer. The Servicer shall give notice to the Depositor, the Trustee and the Certificate Insurer of the appointment of any Subservicer other than a Subservicer which is an affiliate or wholly-owned subsidiary of the Servicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer, with the consent of the Certificate Insurer (after consultation with the NIMS Insurer), shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

               Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Depositor, the Trustee, the Advancing Party, the NIMS Insurer, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification or limit or modify indemnification provided by the Servicer herein.

              Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an Originator shall be deemed to be between the Subservicer and the Servicer alone, and the Depositor, the Transferor, the Trustee, the Advancing Party, the NIMS Insurer, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in the following paragraph.

              In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Default), the Trustee or its designee or any Successor Servicer shall, subject to Section 10.02 hereof,
                                                     -------------
thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement. If the Trustee or any Successor Servicer elects to terminate a Subservicing Agreement, any expenses incurred in connection with such termination shall be paid by the Servicer. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the Successor Servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefore, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party. Each Subservicing Agreement shall contain provisions allowing the Trustee or its designee or any Successor Servicer to assume the rights and obligations of the Servicer, as provided in this paragraph, and allowing termination of the subservicer without penalty or notice of more than 30 days by the Trustee or its designee or any Successor Servicer.

         (d) Waivers and Modifications of Mortgage Loans and Instruments of Satisfaction. Consistent with the terms of this Agreement and the Servicing Policy and Procedure, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence would not have a material adverse effect on the interests of the Depositor, the Transferor, the Trustee, the Certificateholders or the Certificate Insurer, considering the alternatives otherwise available; provided,
                                                                       --------
however, that the Servicer shall have complied with Section 2.07(b) herein. No
-------                                             --------------
costs incurred by the Servicer or any Subservicer in respect of any such waiver, modification, postponement or indulgence shall, for the purposes of distributions to Certificateholders, be added to the Principal Balance of the related Mortgage Loan for purposes of this Agreement. Any waivers, modifications, postponements or indulgences pursuant to this Section shall be consistent with the requirements of Section 5.11, if applicable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, upon a payoff in full or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes. If reasonably required by the Servicer (as evidenced by an Officer's Certificate of the Servicer to such effect delivered to the Trustee), the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. If the Servicer errs and accepts less than the accurate full payoff or amount owing and the Servicer prepares a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise prejudice any right the Trustee, the Certificateholders or the Certificate Insurer may have under the mortgage instruments, the Servicer, upon written demand, shall deposit into the Principal and Interest Account the amount by which an accurate full payoff amount exceeds the amount collected by the Servicer, within one Business Day of its discovery or receipt of notice of such error. The Servicer shall maintain a fidelity bond in accordance with Section
                                                                      -------
5.09. Notwithstanding the foregoing, the Successor Servicer shall not be
----
responsible for errors in collecting full payoffs in reasonable reliance upon erroneous information in the Mortgage Loan Schedule. Notwithstanding the preceding sentence, nothing contained herein shall limit the Servicer's responsibility as a prudent servicer to use commercially reasonable efforts to ascertain the correct information once an error for such Mortgage Loan is discovered or should have been discovered by the Servicer in the exercise of ordinary care exercised by prudent sub-prime mortgage loan servicers. Nothing in this paragraph shall prejudice the Servicer's discretion, and the Servicer shall have the discretion, to effect a "short sale," i.e., releasing a Mortgaged Property for less than the full payoff amount, if in the Servicer's reasonable determination, such short sale would not have a material adverse effect on the interests of the Trustee, the Certificateholders or the Certificate Insurer in such Mortgage Loan and is the best alternative for maximizing proceeds of the Mortgage Loan, considering the alternatives otherwise available.

         (e) Reimbursement of Servicing Advances. Notwithstanding anything to the contrary contained herein, the Servicer may reimburse the Advancing Party for Servicing Advances (and may reimburse itself, in respect of Servicing Advances made by the Servicer and not reimbursed by the Advancing Party) pursuant to Section 5.04(ii) and Section 5.01(h).
            ---------------      --------------

         (f) Trustee as Back-up Servicer. On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to any resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required
            ------------
pursuant to Section 9.04, a successor servicer selected by the
            ------------

Certificate Insurer, or if no successor servicer is so selected, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 9.02 hereof. The Servicer shall, upon request of the Trustee
           ------------
but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (g) Tax Reporting by Servicer. The Servicer shall prepare, file and furnish all information returns required to be provided under Sections 6050H, 6050J and 6050P of Code in respect of the Mortgage Loans, the Mortgaged Property and the REO Property.

         (h) Allocation of Collections to Mortgage Loan Amounts. Unless otherwise provided in the related Mortgage Note and/or Mortgage, the Servicer shall apply collections in respect of any Mortgage Loan, other than Liquidation Proceeds and Prepayment Charges, (1) first to accrued and unpaid interest on the Mortgage Loan (including interest on that Mortgage Loan in respect of which an Interest Advance and/or a P&I Account Offset (out of Amounts Held for Future Distribution) was remitted to the Trustee pursuant to Section 6.08), and
                                                      ------------
interest paid ahead by instruction of a non-delinquent Mortgagor (including amounts allocable to Servicing Fees but not including amounts described in clause (6) below); (2) second to reduce the principal balance of the Mortgage Loan (by the amount of the scheduled principal payment for the next Due Date in the case of a scheduled payment collection and by the amount of principal paid ahead by instruction of a non-delinquent Mortgagor); (3) third to unreimbursed Existing Advances and Servicing Advances owed to the Transferor and the Advancing Party (and the Servicer); (4) fourth, to Ancillary Income; (5) fifth to interest on Existing Advances and Servicing Advances owed to the Transferor and the Advancing Party pursuant to the related Mortgage Note or Mortgage; and
(6) sixth, to any other applicable charges. Unless otherwise provided in the related Mortgage Note and/or Mortgage, Liquidation Proceeds shall be applied first to reimburse Interest Advances and P&I Account Offsets, Existing Advances and Servicing Advances owed to the Transferor and the Advancing Party with respect to the related Liquidated Mortgage Loan, second to reimburse Interest Advances and Servicing Advances made by the Servicer but not previously reimbursed by the Advancing Party or otherwise, and thereafter in the order specified in the preceding sentence, but principal shall be paid until the principal balance is reduced to zero, and no such Liquidation Proceeds shall be applied to pay any interest on Existing Advances or Servicing Advances. All amounts allocable to any item listed above shall be applied first to those items that become due earliest and thereafter in chronological order (i.e., on a first-in, first-out (FIFO) basis).

         Servicing Fees paid out of interest collections on a Mortgage Loan shall be applied to the unpaid Servicing Fee payments that became due in connection with the interest payment that became due earliest first (i.e., on a FIFO basis).

         Section 5.02.  Liquidation of Mortgage Loans.
                        -----------------------------

         In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and
                      ------------
payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem in its good faith business judgment to be in the best interest of the Depositor, the Certificate Insurer and the Certificateholders and otherwise in accordance with the Servicing Policy and Procedure and/or Performance Standards. The Servicer, in accordance with the provisions of Section 5.10, shall foreclose
                                                   ------------
upon or otherwise comparably effect the change of ownership into the name of the Trustee for the benefit of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the
                                                   --------  -------
Servicer shall not be obligated to foreclose or take comparable action in the event that the Servicer, in its good faith reasonable business judgment, determines that such action would not be in the best interests of the Depositor, the Trustee, the Certificateholders or the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall exercise and use collection and foreclosure procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced by the Servicer in connection with such foreclosure or other action shall constitute Servicing Advances.

         After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Depositor, the Advancing Party, the Trustee and the Certificate Insurer a Liquidation Report, in the form attached hereto as Exhibit O, detailing the Liquidation Proceeds received from
                   ---------
the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

         Section 5.03.  Establishment of Principal and Interest Account;
                        -----------------------------------------------
Deposits in Principal and Interest Account.
------------------------------------------

         (a) The Servicer, for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, shall cause to be established and maintained one or more Principal and Interest Accounts in accounts directed by the Advancing Party, and in the name of the Trustee, which shall be Eligible Accounts, which may be interest-bearing, titled "The Bank of New York as Trustee for EQCC Trust 2001-2, Principal and Interest Account," bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the Certificate Insurer. The Principal and Interest Accounts shall be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be, to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit T hereto and a copy of such letter agreement shall be furnished
        -------
by the Servicer to the Depositor, the Trustee, the NIMS Insurer and the Certificate Insurer. The Servicer shall deposit into the Principal and Interest Account (without duplication), within one Business Day of receipt of available funds in respect thereof, and shall retain therein, the following items:

              (i) all payments received on or after the Cut-off Date on account of principal on the Mortgage Loans and all Curtailments and Principal Prepayments collected on or after the Cut-off Date;

              (ii) all payments received on or after the Cut-off Date on account of interest accrued on the Mortgage Loans on or after the Cut-off Date;

              (iii)    all Net Liquidation Proceeds;

              (iv)    all Insurance Proceeds;

              (v)     all Released Mortgaged Property Proceeds;

              (vi) any amounts payable in connection with the purchase of any Mortgage Loan and the amount of any Substitution Adjustment, in each case pursuant to Sections 2.06 and 3.03; and
                          ----------------------

              (vii) any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.04, 5.07, 5.08 or 5.10.
                                      --------------------------------

         In making the deposits set forth in clauses (i) through (vii) (inclusive) above, the Servicer shall note in its records the respective amounts deposited with respect to Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 and Mortgage Loan Group 7. The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to each Mortgage Loan, amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date, the Servicing Fee, Prepayment Charges and Ancillary Income, to the extent permitted by Sections 7.01 and 7.03, and any amounts received after the date of substitution
-------------     ----
of a Qualified Substitute Mortgage Loan pursuant to Section 2.06 or 3.03 in
                                                    ------------    ----
respect of interest accrued on such Qualified Substitute Mortgage Loan on or prior to the date of substitution (except to the extent taken into account in calculating the Substitution Adjustment with respect thereto)) need not be deposited by the Servicer in the Principal and Interest Account, and interest on the related Deleted Mortgage Loan accrued through such date shall be deposited into the Principal and Interest Account. The Servicer shall remit such amounts with respect to Qualified Substitute Mortgage Loans to the Transferor, in each case immediately upon receipt. The Servicer shall remit any Excluded Ancillary Income to the Transferor within one Business Day of receipt of available funds in respect thereof. In addition, upon receipt of a payment in full of a Mortgage Loan by the related Mortgagor, in connection with which the Mortgagor pays the full outstanding principal balance of the Mortgage Loan, all interest accrued and unpaid thereon, the amount of all previously unreimbursed Servicing Advances and Existing Advances made by the Advancing Party and the Transferor in respect of such Mortgage Loan, plus interest on the amount of the related Servicing Advances and Existing Advances, the Servicer shall withhold such interest payments, and shall remit to the Advancing Party the amount of any such interest paid on Servicing Advances, and shall remit to the Transferor the amount of any such interest on Existing Advances.

         Prepayment Charges collected by the Servicer shall be remitted to the Transferor or the Transferor's designee or assignee, as separately agreed between the Servicer and the owner of such Prepayment Charges.

         Amounts on deposit in the Principal and Interest Account shall be invested by the Servicer in Permitted Instruments as directed by the Advancing Party. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Advancing Party, and the Servicer shall remit such amounts to the Advancing Party within one Business Day after receipt thereof or as otherwise arranged between the Servicer and the Advancing Party.

Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

         Payment of interest collected on Existing Advances and Servicing Advances and investment earnings shall be governed by Section 5.15.
                                                      ------------

         (b)  Notwithstanding Section 5.03(a), for so long as EquiCredit is
                              --------------
acting as the Initial Servicer, and so long as the conditions set forth in clauses (i), (ii) and (iii) below are met, but in no event after May 31, 2002, the Servicer shall not be required to establish any separate Principal and Interest Account as described in Section 5.03(a), and instead may cause to be
                                 --------------
maintained an account for deposit of the amounts described in Section 5.03(a),
                                                              --------------
which account is not required to be an Eligible Account or invested in Permitted Instruments and may be a commingled account containing other Servicer funds, but which account shall otherwise be a "Principal and Interest Account" for all purposes of this Agreement to the extent of funds therein deposited pursuant to the terms of this Agreement. In the event EquiCredit as Initial Servicer maintains the Principal and Interest Account in this manner, (i) the Servicer shall maintain separate books and records with respect to allotments relating to this Agreement that are deposited in such Principal and Interest Account and shall separately account for all amounts relating to this Agreement that are deposited or withdrawn from such account and (ii) amounts deposited in such Principal and Interest Account may be used for any purposes; provided, that the
                                                             --------
Servicer shall cause all payments required to be made under this Agreement from the Principal and Interest Account to be paid. No insurance by the FDIC, and no letter agreement evidencing the creation of this account, shall be required. EquiCredit's right as Servicer to make deposits into an account of the type described in the preceding sentences shall exist only if the specific terms and conditions set forth below are satisfied and only for so long as such terms and conditions are satisfied:

              (i)    there exists no Servicer Default;

              (ii) if EquiCredit does not have a short term debt rating of at least "A-1" from S&P and "P-1" from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering remittance to the Collection Account of Collections received during any Due Period, which instrument is acceptable to the Rating Agencies and the Certificate Insurer and is issued by an entity which has a short-term debt or certificate of deposit rating, as applicable, of at least "A-1" from S&P and Fitch and "P-1" from Moody's; and

              (iii) EquiCredit, the Trustee, the Depositor and the Certificate Insurer shall not have received any notice from S&P, Moody's or Fitch that such arrangement will result in a reduction or withdrawal of the then current rating on the Certificates without regard to the Certificate Insurance Policies by either S&P, Moody's or Fitch.

         (c) In the event that, prior to the Servicing Transfer Date, at any time the conditions set forth in Section 5.03(b) are not satisfied, the Initial
                                 ---------------
Servicer shall forthwith cause to be established a Principal and Interest Account meeting the requirements of Section 5.03, and the Initial Servicer shall
                                    ------------
deposit therein all amounts then on deposit in any account maintained by the Initial Servicer pursuant to Section 5.03(b) (such account, an "Ineligible
                             ---------------                    ----------
Account") which were deposited in the Ineligible Account pursuant to this
-------
Agreement.

         If the Initial Servicer maintains the Principal and Interest Account pursuant to Section 5.03(b), then the Initial Servicer shall provide information
            ---------------
to the Successor Servicer sufficient to enable the Successor Servicer to allocate amounts from the Initial Servicer's Principal and Interest Account and to properly establish the new Principal and Interest Account pursuant to Section
                                                                         -------
5.03(a).
-------
         Section 5.04.  Permitted Withdrawals from the Principal and Interest
                        -----------------------------------------------------
Account.
-------

         The Servicer shall withdraw or cause to be withdrawn funds from the Principal and Interest Account (or so long as a Principal and Interest Account is maintained pursuant to Section 5.03(b) by EquiCredit as Initial Servicer,
                          ---------------
note on its books that such funds are no longer funds with respect to the Principal and Interest Account), for the following purposes:

                (i) to remit to the Trustee for deposit into the REMIC I Distribution Account no later than 11:00 AM New York time on the second Business Day prior to the Distribution Date, the sum of the amounts set forth in Section 5.03(a)(i) through (vii) deposited into the Principal
                  -------------------------------
         and Interest Account during the related deposited into the Principal and Interest Account during the related Due Period (except that Principal Prepayments shall be remitted if deposited into the Principal and Interest Account during the related Prepayment Period) (excluding any amounts not required to be deposited in the Principal and Interest Account pursuant to Section 5.03 and excluding any amounts withdrawn by
                             ------------
         the Servicer pursuant to clauses (ii), (iii), (v), (vi), (vii) below as
                                  ------------------------------------
         of the related Determination Date and excluding amounts withdrawn pursuant to clause (x) below);

                (ii) to reimburse the Servicer (including any predecessor Servicer) for any accrued unpaid Servicing Fees not retained pursuant to Section 5.03, to reimburse the Transferor for unreimbursed Existing
            ------------
         Advances, to reimburse the Advancing Party for unreimbursed Interest Advances and Servicing Advances, and to reimburse the Servicer for any Servicing Advances made by the Servicer and not reimbursed by the Advancing Party; provided, that any withdrawal of accrued unpaid Servicing Fees pursuant to this Section 5.04(ii) shall be used first
                                         ----------------
         by the Servicer to pay any amounts due to the Trustee from the
         Servicer pursuant to this Agreement; and provided further, that the
                                                  -------- -------
         reimbursement of Existing Advances and Servicing Advances shall be made subject to the priority allocation requirements of Section
                                                                 -------
         5.01(h). Except in the case of Nonrecoverable Advances, the Servicer's
         -------
         (except to the extent reimbursed by the Advancing Party pursuant to
         Section 5.15), the Transferor's and the Advancing Party's rights to
         -------------
         reimbursement for unpaid Servicing Fees and unreimbursed Advances with respect to a Mortgage Loan shall be limited to late collections on the related Mortgage Loan or REO Property, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan or REO Property in respect of which such unreimbursed Advances are owed (collectively, "Late Collections"). If an unreimbursed Interest Advance or Servicing
          ---- -----------
         Advance (but excluding, for the avoidance of doubt, Existing Advances) has become a Nonrecoverable Advance, the Servicer shall recover such Interest Advance or Servicing Advance on behalf of the Advancing Party or the Servicer, as the case may be, by withdrawing any amounts on deposit in the Principal and Interest Account, and remitting such amounts immediately to the Advancing Party or for its own account, in the case of Servicing Advances made by the Servicer and not reimbursed by the Advancing Party. Any such Late Collections on a Mortgage Loan or REO Property that are available pursuant to Section 5.01(h) to reimburse
                                                 ---------------
         Advances and Amounts Held for Future Distribution that were used as P&I Account Offsets shall be applied by the Servicer (1) first, (A) to reimburse Interest Advances disbursed by the Advancing Party pursuant to Section 6.08, and then (B) to restore to the Principal and Interest
            ------------
         Account any Amounts Held for Future Distribution used by the Servicer as P&I Account Offsets to cover Interest Delinquency Amounts and not previously restored to the Principal and Interest Account (with such amounts being allocated first to restore Amounts Held for Future Distribution that were attributable to principal on the Mortgage Loans and second to amounts thereof attributable to interest collections),
         (2) second, to reimburse Existing Advances made by the Transferor, (3) third, to reimburse Servicing Advances reimbursed by the Advancing Party pursuant to Section 5.15, and (4) fourth, to reimburse Servicing
                           ------------
         Advances made by the Servicer and not reimbursed by the Advancing Party. For purposes of allocating reimbursements of Interest Advances and Amounts Held for Future Distribution used for P&I Account Offsets between the Advancing Party and the Principal and Interest Account, amounts of Late Collections allocated to Interest Advances and P&I Account Offsets under Section 5.01(h) shall first be applied to
                               ---------------
         reimburse all outstanding Interest Advances to the Advancing Party. Payment of reimbursements in respect of Interest Advances, Existing Advances and Servicing Advances to the Advancing Party and the Transferor shall be governed by Section 5.15, and shall be accomplished
                                         ------------
         by funds transfer directly from the Principal and Interest Account to the account of the Advancing Party or the Transferor, pursuant to transfer and account instructions provided to the Servicer by the Advancing Party and the Transferor in writing. It is understood that the rights to reimbursement pursuant hereto shall be prior to the rights of Certificateholders;

             (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

             (iv) (a) to make investments in Permitted Instruments as directed by the Advancing Party and (b) after effecting the remittance to the Trustee as provided in Section 5.04(i), to pay to the Advancing Party
                                ---------------
         interest earned in respect of Permitted Instruments or on funds deposited in the Principal and Interest Account;

             (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error, including amounts deposited that were subsequently reversed due to insufficient funds;

             (vi)  to pay itself Servicing Compensation pursuant to Section 7.03
                                                                    ------------
         hereof to the extent not retained or paid pursuant to Section 5.03, and
                                                               ------------
         to remit to the Transferor any Ancillary Income assessed or accrued prior to the Cut-off Date;

             (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section
                                                                        -------
         5.10 hereof to the extent such funds were deposited in the Principal
         ----
         and Interest Account;

             (viii) to utilize any excess funds on deposit to make any Advance pursuant to Section 6.08;
                     ------------

             (ix) to clear and terminate the Principal and Interest Account upon the termination of this Agreement and allocate the amounts therein pursuant to the priority set forth in Sections 6.05(d), (e), (f), (g),
                                               -------------------------------
         (h) (i), (j), and (l); and
         ------------      ---

             (x) to remit to the Trustee for deposit in the Collection Account, in the manner that deposits are made pursuant to Section
                                                                   -------
         5.04(i), any amounts in respect of Existing Advances and any amounts in
         -------
         respect of interest on Existing Advances. Any such amounts shall not be an asset of any of REMIC I, REMIC II or REMIC III, but rather will be assets of the Transferor.

         In making the withdrawals set forth in clauses (i) through (x) (inclusive) above, the Servicer shall note (when applicable) in its records the respective amounts withdrawn with respect to Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 and Mortgage Loan Group 7. The funds held in the Principal and Interest Account shall be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing to the Advancing Party by the Servicer. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the day on which such funds are to be remitted to the Trustee for deposit in the Collection Account, but in no event later than 11:00 AM Easterm Time the second Business Day immediately preceding the Distribution Date next following the date of such investment (except, in each case, that if such Permitted Instrument is an obligation of the institution that maintains the Principal and Interest Account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments in which funds in the Principal and Interest Account are invested must be held by or registered in the name of the Trustee. All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Advancing Party, and may be withdrawn from the Principal and Interest Account pursuant to clause (iv) above. The amount of any losses incurred in
                    -----------
connection with the investment of funds in the Principal and Interest Account in Permitted Instruments shall be deposited in the Principal and Interest Account by the Advancing Party from its own funds immediately as realized without reimbursement therefor.

         Section 5.05. Payment of Taxes, Insurance and Other Charges.
                       ---------------------------------------------

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, property taxes and assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall monitor such payments to determine if they are made by the Mortgagor at the time they become due and, if not paid by the Mortgagor, shall advance such amounts as Servicing Advances, to the extent the Servicer determines such amounts are Eligible Servicing Advances, pursuant to Section
                                                                     -------
5.15. To the extent ground lease payments are not made by the Mortgagor, and the
----
Servicer has notice of such failure to pay, the Servicer shall advance such delinquent payments, to the extent the Servicer determines such amounts are Eligible Servicing Advances, pursuant to Section 5.15. Any out-of-pocket
                                         ------------
expenses incurred by the Servicer or the Advancing Party pursuant to this
Section 5.05 shall constitute Servicing Advances.
------------

         Section 5.06.  Transfer of Accounts; Monthly Statements.
                        ----------------------------------------

         The Accounts (other than the Principal and Interest Account, which shall be established pursuant to Section 5.03 hereof) shall be established, as
                                 ------------
of the Closing Date, in the name of the Trustee as Eligible Accounts pursuant to clause (B) of the definition thereof. Any Account may, upon written notice from the Servicer to the Trustee, be transferred to a different depository institution so long as (i) such transfer (A) is to an Eligible Account and the Certificate Insurer receives notice thereof from the Servicer and (B) is approved in writing by the Certificate Insurer and (ii) written notice of such transfer is sent to the Rating Agencies, the Advancing Party, the Transferor and the Depositor. The Trustee shall provide to the Certificate Insurer a monthly statement of activity in the Accounts established by it, and the Servicer shall provide to the Trustee, the Certificate Insurer, the Advancing Party, the Transferor and the Depositor a monthly statement of activity in the Principal and Interest Account from the party holding such account.

         Section 5.07.  Maintenance of Hazard Insurance.
                        -------------------------------

         The Servicer shall cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain, subject to the provisions of Section 5.08 hereof, fire and hazard insurance with extended coverage
   ------------
customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan (and any prior lien if the related Mortgage Loan is in a junior lien position), (b) the full insurable value of the Mortgaged Property securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as Flood Zone "A," and such flood insurance has been made available, the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan (plus the principal balance of any lien having priority over the Mortgage Loan), (ii) the full insurable value of the Mortgaged Property, and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on REO Property, to the extent reasonably available, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or REO Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) shall be deposited in the Principal and Interest Account, subject to (X) retention by the Servicer to the extent such amounts constitute Servicing Compensation or (Y) withdrawal pursuant to Section
                                                                        -------
5.04. It is understood and agreed that no earthquake or other additional
----
insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any out-of-pocket expenses incurred by the Servicer or the Advancing Party pursuant to this Section 5.07, including,
                                                 ------------
without limitation, any advances of premiums on insurance policies required by this Section 5.07, shall constitute Servicing Advances.
     ------------

     Section 5.08. Maintenance of Mortgage Impairment Insurance Policy.
                   ---------------------------------------------------

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans as to which the Mortgagor does not maintain the insurance described in
Section 5.07, then, to the extent such policy names the Servicer as loss payee
------------
and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07, the Servicer shall be deemed conclusively to
                    ------------
have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.07, it being understood and agreed that such blanket
               ------------
policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07, and there shall have been a loss
                                 ------------
which would have been covered by such policy, deposit in the Principal and Interest Account from the Servicer's own funds (which shall not constitute a Servicing Advance) the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 and the amount paid
                                           ------------
under such blanket policy. Upon the request of the Certificate Insurer or the Trustee, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such policy. Any amounts collected by the Servicer under any such blanket policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or REO Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) shall be deposited in the Principal and Interest Account, subject to (X) retention by the Servicer to the extent such amounts constitute Servicing Compensation or (Y) withdrawal pursuant to Section 5.04.
                       ------------

     Section 5.09. Fidelity Bond.
                   -------------

     The Servicer shall maintain with a responsible company, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in a minimum amount acceptable to FNMA or FHLMC with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions
  ------------------
insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such
                                                   ------------
fidelity bond and errors and omissions insurance shall diminish, or relieve the Servicer from, the Servicer's duties and obligations as set forth in this Agreement. Upon the request of the Trustee the NIMS Insurer, or the Certificate Insurer, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond and errors and omissions insurance policy. On the Closing Date, such fidelity bond and errors and omissions insurance policy for the Initial Servicer is maintained with certain underwriters at National Union Fire Insurance Company of Pittsburgh, PA.

     Section 5.10. Title, Management and Disposition of REO Property.
                   -------------------------------------------------

     In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or
                                                   ------------
certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates for its own account similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Certificate Insurer and the Certificateholders. Any out-of-pocket expenses incurred by the Servicer or the Advancing Party pursuant to this Section 5.10 shall constitute Servicing Advances. The Servicer
                 ------------
shall cause the Trustee to be named as a beneficiary and loss payee under the REO liability provisions of the Servicer's general comprehensive liability insurance policy.

     The Servicer shall cause to be deposited into the Principal and Interest Account all revenues received with respect to the conservation and disposition of the related REO Property and shall retain or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the

Certificateholders and the Certificate Insurer and, as soon as practicable thereafter, the reasonably incurred expenses of such sale shall be paid. The proceeds of sale of the REO Property and other proceeds of any REO Disposition shall be deposited in the Principal and Interest Account, net of accrued and unpaid Servicing Fees.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third calendar year beginning after the year of its acquisition (the "Disposition Period") unless (i) the Servicer shall have received an Opinion of
 ------------------
Counsel to the effect that the holding of such Mortgaged Property subsequent to the Disposition Period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Class A or Class X Certificates are outstanding or (ii) the Servicer shall have applied for, at least 60 days prior to the expiration of such period, an extension of such period in the manner contemplated by Section 856(e)(3) of the Code, in which case the original period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, (1) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income or by or on behalf of the Trust Fund, and (2) no construction shall take place on such Mortgaged Property, if such activity as described in the preceding clause (1) or clause (2) is conducted or otherwise undertaken in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the Disposition Period is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee, the Certificate Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

     If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will notify the Certificate Insurer the NIMS Insurer, and the Trustee prior to acquiring the Mortgaged Property and shall not take any action without the prior written approval of the Certificate Insurer, the NIMS Insurer, and the Trustee. The Servicer shall not be obligated to foreclose on or take similar action with respect to any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. The Servicer will not be liable to Certificateholders, the Trustee, the Certificate Insurer the NIMS Insurer, or any other party if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to Certificateholders, the Trustee, the Certificate Insurer the NIMS Insurer, or any other party if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected. The Trustee shall have no liability to any party if the Servicer forecloses on a Mortgaged Property that is so contaminated or affected.

     Nothing in this Section shall affect the Servicer's rights to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this
Section 5.10, actual knowledge of the Servicer means actual knowledge of a
------------
Responsible Officer of the Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

     Section 5.11. Collection of Certain Mortgage Loan Payments.
                   --------------------------------------------

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the Servicing Policy and Procedure, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, provided that such extension may only be made once in any 12-month period and only three times over the term of the Mortgage Loan without the prior written consent of the Certificate Insurer. In the event the Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Servicer shall nonetheless remit any required Interest Advance in accordance with Section
                                                                         -------
6.08 hereof with respect to the payments so extended to the same extent as if
----
such installment were due, owing and delinquent and had not been deferred.

     Section 5.12. Access to Certain Documentation and Information Regarding the
                   -------------------------------------------------------------
Mortgage Loans.
--------------

     The Servicer and the Depositor shall provide to the Trustee, the Certificateholders, the Certificate Insurer, the Federal Reserve, the Office of the Comptroller of the Currency and the Federal Financial Institution Examination Council, and to the supervisory agents and examiners of each of the foregoing, access to the documentation regarding the Mortgage Loans (such access in the case of the supervisory agents and examiners shall be limited to that required by applicable state and federal regulations), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.13. Superior Liens.
                   --------------

     If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take such actions as are consistent with Applicable Regulations and the Servicing Policy and Procedure to protect the interests of the Trustee, the Certificateholders and the Certificate Insurer, and/or to preserve the security for the related Mortgage Loan. The Servicer may make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien, if the Servicer determines that such Servicing Advance would maximize the net recovery to the Trust Fund and would not be a Nonrecoverable Advance, consistent with the Performance Standards and the

Advance Continuation and REO Liquidation Tests. The Servicer shall thereafter take such action as the Servicer determines is commercially reasonable to recover the amount so advanced.

     Section 5.14. Prepayment Charges.
                   ------------------

     (a) Each of the parties hereto acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) the Transferor has not transferred to the Depositor, and the Depositor has not transferred to the Trustee, and the Trust Fund does not include, any right, title or interest in the Prepayment Charges, which Prepayment Charges have been retained by the Transferor and may be transferred to one or more third parties and (ii) the Servicing Compensation does not include any rights to retain Prepayment Charges.

     (b) The Servicer is authorized to administer and collect the Prepayment Charges on behalf of the owner or owners thereof on such terms as the Servicer and such owner or owners may agree; provided, however, that such terms will not be inconsistent with the Servicer's duty to maximize proceeds of the Mortgage Loans to the Trust pursuant to the servicing standards provided for herein, and shall be subject to the prior written consent of the Transferor.

     (c) In the event (i) the Servicer resigns or assigns the servicing of the Mortgage Loans pursuant to Section 9.04 hereof or otherwise, (ii) the rights of
                           ------------
the Servicer hereunder are terminated pursuant to Section 10.01 hereof or
                                                  -------------
otherwise or (iii) this Agreement is terminated pursuant to Section 11.01 hereof
                                                            -------------
or otherwise, then the Successor Servicer shall, at the request of the owner or owners of the Prepayment Charges, enter into an agreement with such owner or owners in which such successor servicer agrees to administer the enforcement and collection of the Prepayment Charges on the terms specified in Appendix 3.
                                                               ----------

     Section 5.15. Advancing Party.
                   ---------------

     (a) Disbursement and Reimbursement of Servicing Advances. The Servicer shall make Servicing Advances that are Eligible Servicing Advances on the Mortgage Loans (i) when necessary or appropriate in the course of performing its servicing responsibilities pursuant to this Agreement, (ii) in accordance with the Servicing Policy and Procedure and the Advance Continuation and REO Liquidation Tests included in the Performance Standards, and (iii) to the extent the Servicer determines that such Servicing Advance would not be a Nonrecoverable Advance (collectively, the "Servicing Advance Eligibility
                                           -----------------------------
Criteria"). The Servicer shall make Servicing Advances required hereunder from
--------
its own funds, but subject to daily reimbursement from the Advancing Party as described in, and subject to, this Section 5.15. Certain of the Servicing
                                   ------------
Advances will be paid to service providers to perform actions with respect to Mortgage Loans and REO Properties. The Servicer may from time to time engage and pay Affiliates of the Servicer to perform some of such actions. Such payment shall be at arms-length market rates for the services rendered and shall be reimbursable as Servicing Advances.

     The Servicer shall submit a daily written report in substantially the form of Exhibit SA attached hereto (a "Servicing Advance Reimbursement Request")
   ----------                     ---------------------------------------
(which may be by electronic transmission) to the Advancing Party, pursuant to delivery instructions provided to the Servicer by the Advancing Party, reporting
(i) the amount of all Servicing Advances made by the Servicer on the preceding day, (ii) the aggregate amounts of collections on the Mortgage Loans on deposit in the Principal and Interest Account or other custodial account on the preceding day, and which, if on deposit in the Principal and Interest Account, were permitted to be withdrawn from the Principal and Interest Account to reimburse outstanding Servicing Advances or Existing Advances pursuant to
Section 5.04(ii) (regardless of whether reimbursed by the Advancing Party to the
----------------
Servicer pursuant to this Section 5.15) ("Servicing Advance Reimbursement
                          -------------   -------------------------------
Amounts"), and which Servicing Advance Reimbursement Amounts were withdrawn by
-------
the Servicer and used to pay some or all of the Servicing Advances paid on that preceding day, (iii) the amounts specified in clause (B)(1) of the next paragraph, and (iv) the amount requested to be paid by the Advancing Party to the Servicer, or the amount required to be paid by the Servicer to the Advancing Party, pursuant to the next paragraph. For each Servicing Advance, the Servicer shall report (A) the loan number, (B) the purpose for the Servicing Advance, (C) a code indicating the vendor to whom the Servicing Advance was paid, (D) the amount of the Servicing Advance, and (E) other information reasonably requested by the Advancing Party.

     The Advancing Party shall remit to the Servicer, on the next Business Day following its receipt of a daily Servicing Advance Reimbursement Request, or the second Business Day after receipt, if the Servicing Advance Reimbursement Request is received later than 12:00 noon Eastern Time on a Business Day, (A) the amount of the Servicing Advances made by the Servicer on the preceding date, as reported in the related Servicing Advance Reimbursement Request, except to the extent rejected by the Advancing Party for not being Eligible Servicing Advances, minus (B) the sum of (1) the aggregate amounts by which individual Servicing Advances made by the Servicer exceed the amounts established for Servicing Advances of such type under the Servicing Policy and Procedure, and
(2) the amount of all Servicing Advance Reimbursement Amounts on deposit on the date of the Servicing Advance Reimbursement Request in the Principal and Interest Account or other custodial account, to the extent used by the Servicer to disburse Servicing Advances. If the number determined pursuant to the preceding sentence is a negative number, the Servicer shall remit such amount to the Advancing Party on the Business Day following the date on which the Servicing Advance Reimbursement Request is delivered.

     The Servicer represents and warrants with respect to each Servicing Advance Reimbursement Request it submits to the Advancing Party that (i) the Servicer will not fail to comply with the Performance Standards as a result of its having made any or all of the Servicing Advances for which reimbursement was requested in such Servicing Advance Reimbursement Request, including the Advance Continuation and REO Liquidation Tests set forth in the Performance Standards;
(ii) each Servicing Advance for which reimbursement is requested is an Eligible Servicing Advance, and, in the Servicer's reasonable good faith judgment, each such Servicing Advance is not a Nonrecoverable Advance; and (iii) each Servicing Advance has not exceeded the limits established for such Servicing Advance under the Servicing Policy and Procedure. To the extent the amount of any Servicing Advance exceeds the parameters set forth in the Servicing Policy and Procedure, the Servicer will be required to obtain the prior written approval of the Advancing Party for any and all such payments.

     The Servicer shall pay to the Advancing Party (or the Certificate Insurer, if a draw shall have been made under a Certificate Insurance Policy and shall not have been reimbursed) all amounts required under the Performance Standards due to failures of the REO Sale Test or the Other Test referred to in the Performance Standards.

     The Advancing Party shall not assert any action or inaction by any Person (including any default or event of default under any agreement between the Advancing Party and the Servicer) as a defense to its obligation to reimburse Servicing Advances as described herein; provided, however, that if the terms of any agreement between the Advancing Party and the Servicer relieve the Advancing Party from its obligation to reimburse Servicing Advances to the Servicer, the Advancing Party shall satisfy such obligations hereunder by either (i) depositing the amount of such Servicing Advances directly into the Principal and Interest Account or Collection Account or (ii) continuing to reimburse the Servicer for such Servicing Advances.

     (b) Recovery of Interest Advance, Servicing Advance and Existing Advance Reimbursements. The Servicer shall perform all servicing-related work and collection activities with respect to the Mortgage Loans related to the recovery of all Advances, including, without limitation, active collection actions for Advances and interest accrued thereon pursuant to the terms of the related Mortgage Notes and Mortgages, prior to payoff or liquidation of the related Mortgage Loans. In addition, the Servicer shall charge Mortgagors interest on the amount of all outstanding Advances in connection with payoffs of Mortgage Loans, to the full extent such interest is allowed under the Mortgagor's Mortgage Note and Mortgage, and to the full extent permitted under Applicable Regulations. The Servicer shall cause such interest amounts to be transferred to the Advancing Party immediately upon the Servicer's receipt thereof, and the Advancing Party shall remit to the Transferor any such amounts representing interest on Existing Advances. The Servicer shall actively examine unreimbursed Advances to analyze their recoverability out of Late Collections and (without duplication) Liquidation Proceeds of the related Mortgage Loans and shall declare unreimbursed Advances that it deems nonrecoverable to be Nonrecoverable Advances, and shall deliver Officer's Certificates as required by the definition of "Nonrecoverable Advance" as necessary.

     (c) Advance Financing Facilities. The Advancing Party may assign any of its rights hereunder and delegate its obligations hereunder to any party with the prior written consent of the Certificate Insurer and the Servicer, which consent shall not be unreasonably withheld or delayed if the proposed assignee/delegee's short-term unsecured indebtedness is rated at least "A-1" by S&P and "P-1" by Moody's and whose long-term unsecured indebtedness is rated at least "A" by S&P and "A2" by Moody's. The Servicer acknowledges and understands that the Advancing Party may wish to enter into a facility to finance the rights to be reimbursed for outstanding unreimbursed Advances. The Servicer is familiar with these types of financing facilities and the terms thereof, and hereby covenants and agrees to use all commercially reasonable efforts, at its own expense, to modify its procedures and the documentation of those procedures and this Agreement, and to enter into other documentation as needed, to facilitate such a facility, if and when requested to do so by the Advancing Party.

     (d) Interest Advance, Servicing Advance and Existing Advance Reimbursements, Servicing Compensation Prior to Servicing Transfer Date; Float Income Belongs to Advancing Party.

     It is the express intent of the parties hereto that the Servicer shall have no rights whatsoever in respect of (i) any and all reimbursements in respect of Interest Advances, Servicing Advances or Existing Advances made by the Advancing Party or the Transferor, or Servicing Advances reimbursed by the Advancing Party to the Servicer or, if made by the

Servicer, that have been previously reimbursed to the Servicer, or to interest received on any Advances, (ii) interest earned on funds on deposit in the Principal and Interest Account and investment earnings on investments in which such deposits are invested, or (iii) Servicing Compensation the right to receive which accrued or arose prior to the Servicing Transfer Date (items (i) through
(iii) collectively, the "Reimbursement Rights"). However, in the event that,
                         --------------------
notwithstanding the express intent of the parties hereto, any such Reimbursement Rights are determined to belong to the Servicer, then the Servicer hereby unconditionally assigns, transfers and otherwise conveys to the Advancing Party (in the case of Reimbursement Rights described in clauses (i) and (ii) above) and to the Transferor (in the case of Reimbursement Rights described in clause
(iii) above) all of the Servicer's right, title and interest, in, to and under such Reimbursement Rights, whether now existing or hereafter created or arising from time to time with respect thereto until the termination of this Agreement, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the Uniform Commercial Code) thereof. At the Advancing Party's or the Transferor's request and expense, the Servicer agrees to the filing of UCC financing statements in the applicable jurisdictions to perfect the Advancing Party's and the Transferor's interests in the Reimbursement Rights. The Servicer acknowledges and agrees that in collecting Reimbursement Amounts, the Servicer is acting solely as servicer and collection agent for the Advancing Party and the Transferor, and shall hold all such Reimbursement Amounts and interest thereon in trust for the sole benefit of the Advancing Party and the Transferor.

     (e) Form of Remittances to Advancing Party and Transferor. Any and all amounts required to be remitted by the Servicer to the Advancing Party or the Transferor shall be effected by funds transfer directly from the Principal and Interest Account to the account of the Advancing Party or the Transferor, as the case may be, pursuant to written instructions provided to the Servicer by the Advancing Party and the Transferor, respectively.

     (f) Advancing Party Not Responsible for Servicing. Notwithstanding anything to the contrary in this Agreement, the Advancing Party's role is merely to provide liquidity for Servicing Advances and Interest Advances, and nothing contained in this Agreement shall be construed to render the Advancing Party a servicer or master servicer or in any way responsible for performing, or for supervising or overseeing the performance of, the Servicer's duties, responsibilities and obligations hereunder, and the Advancing Party shall not be liable for any Servicer liability hereunder. The Advancing Party shall be responsible only for the duties, responsibilities and obligations specifically and explicitly undertaken by the Advancing Party hereunder and, without limiting the generality of the foregoing, shall not be liable for any action taken based upon information and instructions given to the Advancing Party by the Servicer pursuant to Section 5.15 or Section 6.08 hereof. This Section 5.15(f) shall not
            ------------    ------------              ---------------
limit any obligation specifically undertaken by Bank of America, N.A., in the Guaranty described in Section 3.06.
                      ------------

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01. Establishment of Collection Accounts; Deposit in Accounts.
                   ---------------------------------------------------------

     (a) No later than the Closing Date, the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, as their interests may appear, shall establish and maintain (i) the REMIC I Distribution Account in the name of the Trustee, in trust for the benefit of Certificateholders and the Trustee as the Holder of the REMIC I Regular Interests; (ii) the REMIC II Distribution Account in the name of the Trustee, in trust for the benefit of Certificateholders and the Trustee as the Holder of the REMIC II Regular Interests; and (iii) the REMIC III Distribution Account in the name of the Trustee, in trust for the benefit of Certificateholders and the Trustee as the Holder of the REMIC III Regular Interests. Each of the REMIC I Distribution Account, the REMIC II Distribution Account and the REMIC III Distribution Account shall be established and maintained as an Eligible Account. Notwithstanding the foregoing, however, the Trustee may establish a single account (the "Collection Account"), of which the REMIC I Distribution Account,
              ------------------
the REMIC II Distribution Account and the REMIC III Distribution Account will be deemed to be subaccounts, provided that: (i) the Collection Account shall be established and maintained in the name of the Trustee, in trust for the benefit of Certificateholders and the Certificate Insurer, (ii) the Collection Account shall be established and maintained as an Eligible Account and (iii) the Trustee shall for all other purposes hereunder treat the REMIC I Distribution Account, the REMIC II Distribution Account and the REMIC III Distribution Account as separate accounts, and shall keep accurate records with respect thereto.

     The Trustee shall, promptly upon receipt, deposit in the REMIC I Distribution Account and retain therein:

         (i)   the amounts remitted by the Servicer pursuant to Section 5.04(i);
                                                                ---------------

         (ii) the P&I Account Offsets remitted to the Trustee by the Servicer and the Interest Advances remitted to the Trustee by the Servicer or the Advancing Party, in each case pursuant to Section 6.08; and
                                               ------------

         (iii) amounts required to be paid by the Servicer pursuant to Section
                                                                       -------
     6.04(e) in connection with losses on investments of amounts in the
     -------
     Collection Account.

     In making the deposits set forth in clauses (i) through (iii) (inclusive) above, the Trustee, in reliance on the Remittance Report remitted to the Trustee by the Servicer, shall note in its records (if applicable) the respective amounts deposited with respect to Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 and Mortgage Loan Group 7.

     With respect to each Distribution Date, on or before such date the Trustee shall make the withdrawals from the REMIC I Distribution Account, as set forth in Section 6.05 hereof, shall make the deposits into the REMIC II Distribution
   ------------
Account, as set forth in Section 6.05 hereof, shall make the withdrawals from
                         ------------
the REMIC II Distribution Account, as set forth in Section 6.05
                                                   ------------
hereof, shall make deposits into the REMIC III Distribution Account, as set forth in Section 6.05 hereof, shall make the withdrawals from the REMIC III
         ------------
Distribution Account, as set forth in Section 6.05 hereof, and shall cause the
                                      ------------
amount of Available Funds and Insured Payments to be distributed in respect of the Certificates pursuant to Section 6.05 hereof on such date.
                             ------------

     Section 6.02. Permitted Withdrawals from REMIC I Distribution Account,
                   --------------------------------------------------------
REMIC II Distribution Account and REMIC III Distribution Account.
----------------------------------------------------------------

         The Trustee shall withdraw amounts on deposit in the REMIC I Distribution Account, the REMIC II Distribution Account and the REMIC III Distribution Account on each Distribution Date (except as set forth in clause
(ii) below) in the following order of priority:

             (i)   to make the distributions pursuant to Section 6.05; and
                                                         ------------

             (ii) on any day during the related Accrual Period, and in no particular order of priority:

                   (A) to invest amounts on deposit in the REMIC I Distribution
             Account as directed by the Advancing Party in Permitted Instruments or such other instruments as may be approved in writing by the Certificate Insurer (with written notice to the Rating Agencies) pursuant to Section 6.04;
                         ------------

                   (B) to pay to the Advancing Party interest paid and earnings realized on Permitted Instruments with respect to funds in the REMIC I Distribution Account (except the portion thereof owing to the Trustee pursuant to Section 12.05);
                                     --------------

                   (C) to withdraw any amount deposited in the REMIC I
             Distribution Account, the REMIC II Distribution Account or the REMIC III Distribution Account not required to be deposited therein or deposited therein in error;

                   (D) to withdraw any amount that constitutes a Mortgagor
             payment previously deposited into the REMIC I Distribution Account that is held to constitute a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                   (E) to pay any unanticipated expense of the Trust Fund out of the REMIC I Distribution Account and to pay any taxes imposed on REMIC I, REMIC II and REMIC III from the REMIC I Distribution Account, the REMIC II Distribution Account or the REMIC III Distribution Account, respectively, which are not otherwise paid pursuant to Section 2.07(d); and
                         ---------------

                   (F) to clear and terminate the REMIC I Distribution Account, the REMIC II Distribution Account and the REMIC III Distribution Account upon the termination of this Agreement and allocate amounts therein pursuant to Sections 6.05(d), (e), (f), (g), (h), (i), (j),
                                 ----------------  ---  ---  ---  ---  ---  ---
             (k) and (l).
             ---     ---

             (iii) to reimburse the Servicer or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 3.03 of this
                                                            ------------
     Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation.

     In making the withdrawals set forth in clauses (i) and (ii) above, the Trustee shall note in its records (if applicable) the respective amounts withdrawn with respect to Mortgage Loan Group 1, Mortgage Loan Group 2, Mortgage Loan Group 3, Mortgage Loan Group 4, Mortgage Loan Group 5, Mortgage Loan Group 6 and Mortgage Loan Group 7. In addition, the Trustee shall keep and maintain a separate accounting for withdrawals from each of the REMIC I Distribution Account, the REMIC II Distribution Account and the REMIC III Distribution Account pursuant to each subclause listed above.

     Section 6.03.  Establishment of Insurance Account: Deposits in Insurance
                    ---------------------------------------------------------
Account: Permitted Withdrawals from Insurance Account.
-----------------------------------------------------

     (a) No later than the Closing Date, the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, shall establish and maintain one or more Eligible Accounts as trust accounts with itself which shall not be interest-bearing, titled "EQCC Trust 2001-2 Insurance Account". The Insurance Account shall bear an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the Certificate Insurer. On each Distribution Date, the Trustee, upon receipt (and to the extent received), promptly shall deposit into the Insurance Account, an amount equal to the aggregate Monthly Premium with respect to the Class A Certificates due on such Distribution Date in accordance with priority first
(A), Sections 6.05(d), (e), (f), (g), (h), (i), and (j).
     ----------------  ---  ---  ---  ---  ---      ---

     (b) The Trustee may make withdrawals from the Insurance Account for application in the following order:

             (i) to pay the Certificate Insurer the aggregate Monthly Premium on each Distribution Date; and

             (ii) to withdraw amounts not required to be deposited in the Insurance Account or deposited therein in error.

     Section 6.04.  Investment of Accounts.
                    ----------------------

     (a) All or a portion of any Account (other than the REMIC II Distribution Account and the REMIC III Distribution Account) held by the Trustee shall be invested and reinvested by the Trustee (or remain uninvested), as directed in writing by the Advancing Party on its own behalf, in one or more Permitted Instruments (or, in the case of the REMIC I Distribution Account, in such other instruments approved in writing by the Certificate Insurer (with written notice to each Rating Agency)) bearing interest or sold at a discount. At no time shall any such investment in any Account mature later than the Business Day immediately preceding the date on which such amounts are required by the terms hereof to be withdrawn from such Account, which (i) in the case of the REMIC I Distribution Account, shall be the next Distribution Date, (ii) in the case of the Principal and Interest Account, shall be the second business day preceding the next Distribution Date and (iii) in all other cases, until the day actually withdrawn pursuant to the terms hereof.

          (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.04 is the cause
                                                     ------------
of such loss or charge.

          (c) Subject to Section 12.01 hereof, the Trustee shall not in any way
                         -------------
be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument (or other instrument permitted by Section 6.04(a)) included herein (except to the extent
                        ---------------
that the Trustee is the obligor and has defaulted thereon).

          (d) The Trustee shall invest and reinvest funds in the Accounts held by it, to the fullest extent practicable, in such manner as the Advancing Party shall from time to time direct as set forth in, and as limited by, Section
                                                                   -------
6.04(a), but only in one or more Permitted Instruments (or other instrument
-------
permitted by Section 6.04(a)). All investment earnings on such Accounts and
             ---------------
interest earned on the deposits therein shall be for the account of the Advancing Party, except as provided in Section 12.05 with respect to the
                                       -------------
Trustee's compensation.

          (e) All income or other gain from investments in any Account held by the Trustee, or from amounts on deposit in such Account and invested in Permitted Instruments, shall be deposited in such Account, as the case may be, immediately on receipt, and the Trustee shall notify the Advancing Party of any loss resulting from such investments. Upon receipt of such notification, the Advancing Party shall promptly remit the amount of any such loss from its own funds, without reimbursement therefor, to the Trustee for deposit in the Account from which the related funds were withdrawn for investment.

          (f) Any investment earnings on funds held in the Principal and Interest Account shall be reinvested by the Servicer at the direction of the Advancing Party. All such investment earnings, the proceeds of the reinvestment thereof, and all interest earned on deposits in the Principal and Interest Account, are for the account of the Advancing Party.

          Section 6.05. Priority and Subordination of Distributions.
                        -------------------------------------------

          (a) Subordination. The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. The rights of the Class X Certificateholders to receive distributions in respect of the Class X Certificates shall be subject and subordinate to the preferential rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, to the extent set forth herein. Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to Section 6.02 or 6.05.
               ------------    ----

     (b) Interest on Interest Advances. For purposes of clause fourteenth of
Section 6.05(d), (e), (f), (g), (h), (i) and (j), interest shall accrue on
----------------------------------------     ---
unreimbursed Interest Advances made by the Advancing Party at a rate equal to LIBOR plus 0.50% per annum.

     (c) Claims Upon the Policy; Policy Payment Accounts. In the event that an Insured Payment becomes due pursuant to the terms of any Certificate Insurance Policy, the Trustee shall submit a Notice (in the form attached to the relevant Certificate Insurance Policy) in accordance with the terms of the Certificate Insurance Policy and in the time frame specified in such Certificate Insurance Policy such that payment will be made under the Certificate Insurance Policy on the related Distribution Date.

     The Trustee shall establish and maintain a separate special purpose trust account for the benefit of the Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under any Certificate Insurance Policy into the Policy Payments Account and distribute such amount only for purposes of payment to the Holders of the related Class A Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Advancing Party, the Custodian, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the REMIC III Distribution Account within the Collection Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of the related Class A Certificates in accordance with
Section 6.05. It shall not be necessary for such payments to be made by checks
------------
or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the related Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided below in the Register and in the statement to be furnished to Holders of the Class A Certificates pursuant to Section 6.07. Funds
                                                             ------------
held in the Policy Payments Account shall not be invested by the Trustee.

     On any Distribution Date with respect to which a claim has been made under any Certificate Insurance Policy, the amount of funds received by the Trustee as a result of any claim under any Certificate Insurance Policy, to the extent required to make the Insured Payment on such Distribution Date shall be withdrawn from the Policy Payments Account and deposited in the REMIC III Distribution Account within the Collection Account and applied by the Trustee, directly to the payment in full of the Insured Payment due on the related Class of Class A Certificates in accordance with Section 6.05. Funds received by the
                                           ------------
Trustee as a result of any claim under any Certificate Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Advancing Party, the Custodian, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

     The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the related Certificate Insurance Policy (the "Register"). The Certificate Insurer shall have the right to inspect such Register at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent (as defined in the Certificate Insurance Policy) of any proceeding or the institution of any action, of which an Authorized Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder of a Class A Certificate, by its purchase of such Certificate, the Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Holder of a Class A Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

     (d) Group 1 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 1 Available Funds and the Insured Payment in respect of the Class A-1 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof) in the priority described below:

         first, in the following order of priority, (A) to the Insurance
Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-1 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

         second, to the Class A-1 Certificates, the Class A-1 Interest Remittance Amount;

         third, to the Class A-1 Certificates, the Class A-1 Basic Principal Distribution Amount, until the Certificate Balance of such Class has been reduced to zero;

         fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-1 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

     fifth, concurrently, pro rata as described in Section 6.05(k) with amounts
                                                   --------------
available for such payments under priority fifth of other subsections of this
Section 6.05, to the Certificate Insurer, an amount equal to the excess, if any,
------------
of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class, pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

     sixth, concurrently, pro rata as described in Section 6.05(k) with amounts
                                                   --------------
available for such payments under priority sixth of other subsections of this
Section 6.05, to any other Class of Class A Certificates, an amount equal to the
------------
excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

     seventh, concurrently, pro rata as described in Section 6.05(k) with
                                                     ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

     eighth, to the Class A-1 Certificates, an amount equal to the Class A-1 Extra Principal Distribution Amount;

     ninth, concurrently, pro rata as described in Section 6.05(k) with amounts
                                                   ---------------
available for such payments under priority ninth of other subsections of this
Section 6.05, to any other Class of Class A Certificates, an amount equal to any
------------
remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

     tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 1's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

     eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the extent they exceed
                                        -------------
the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-1 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 1 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party, or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 1 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Section 6.05(e), (f), (g), (h), (i) or (j); and
             ---------------  ---  ---  ---  ---    ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 1 Available Funds.

     (e) Group 2 Available Funds. On each Distribution Date the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, Group 2 Available Funds and the Insured Payment in respect of the Class A-2 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth below), in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-2 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-2 Certificates, the Class A-2 Interest Remittance Amount;

          third, to the Class A-2 Certificates, the Class A-2 Basic Principal Distribution Amount, until the Certificate Balance of such Class has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-2 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class, pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata, as described in Section 6.05(k) with
                                                           ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-2 Certificates, an amount equal to Class A-2 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05 to any other Class of Class A Certificates, an amount equal to
     ------------
any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 2's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-2 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 2 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party, or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 2 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Section 6.05(d), (f), (g), (h), (i), or (j); and
             ---------------  ---  ---  ---  ---     ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 2 Available Funds.

     (f) Group 3 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 3 Available Funds and the Insured Payment in respect of the Class A-3 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof), in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-3 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Groups funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-3 Certificates, the Class A-3 Interest Remittance Amount;

          third, to the Class A-3 Certificates, the Class A-3 Basic Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-3 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata, as described in Section 6.05(k) with
                                                           ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-3 Certificates, an amount equal to the Class A-3 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date, after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 3's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-3 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 3 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 3 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Sections 6.05(d), (e), (g), (h), (i) or (j); and
             ----------------  ---  ---  ---  ---    ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 3 Available Funds.

     (g) Group 4 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 4 Available Funds and the Insured Payment in respect of the Class A-4 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof) in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-4 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-4 Certificates, the Class A-4 Interest Remittance Amount;

          third, to the Class A-4 Certificates, the Class A-4 Basic Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-4 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata as described in Section 6.05(k) with
                                                          ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-4 Certificates, an amount equal to the Class A-4 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 4's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-4 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 4 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party, or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 4 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Sections 6.05(d), (e), (f), (h), (i) or (j); and
             ----------------  ---  ---  ---  ---    ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 4 Available Funds.

     (h) Group 5 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 5 Available Funds and the Insured Payment in respect of the Class A-5 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof) in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-5 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-5 Certificates, the Class A-5 Interest Remittance Amount;

          third, to the Class A-5 Certificates, the Class A-5 Basic Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-5 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata as described in Section 6.05(k) with
                                                          ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-5 Certificates, an amount equal to the Class A-5 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 5's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-5 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 5 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party, or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 5 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Sections 6.05(d), (e), (f), (g), (i) or (j); and
             ----------------  ---  ---  ---  ---    ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 5 Available Funds.

     (i) Group 6 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 6 Available Funds and the Insured Payment in respect of the Class A-6 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof) in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-6 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-6 Certificates, the Class A-6 Interest Remittance Amount;

          third, to the Class A-6 Certificates, the Class A-6 Basic Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-6 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement) over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata as described in Section 6.05(k) with
                                                          ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-6 Certificates, an amount equal to the Class A-6 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 6's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-6 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 6 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party), the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party, or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 6 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Sections 6.05(d), (e), (f), (g), (h) or (j); and
             ----------------  ---  ---  ---  ---    ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 6 Available Funds.

     (j) Group 7 Available Funds. On each Distribution Date, the Trustee shall withdraw from the Collection Account and distribute, based on the information provided by the Servicer pursuant to Section 6.07 with respect to the Mortgage
                                     ------------
Loans, the Group 7 Available Funds and the Insured Payment in respect of the Class A-7 Certificates (provided that the Insured Payment shall be used only for payments under clauses second, third and eighth hereof) in the priority described below:

          first, in the following order of priority, (A) to the Insurance Account for the benefit of the Certificate Insurer, the Monthly Premium payable to the Certificate Insurer in respect of the Class A-7 Certificates and (B) to the Trustee, all expense reimbursements and indemnification amounts owed to the Trustee pursuant to Section 12.05, subject to a cap of $100,000 for any calendar
                    -------------
year, and a $500,000 cap in the aggregate for the term of this Agreement, for all such amounts paid from all Mortgage Loan Group funds (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          second, to the Class A-7 Certificates, the Class A-7 Interest Remittance Amount;

          third, to the Class A-7 Certificates, the Class A-7 Basic Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

          fourth, to the Certificate Insurer, an amount equal to any unreimbursed Insured Payments previously made by the Certificate Insurer on the Class A-7 Certificates (including any interest thereon) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement and not previously reimbursed;

          fifth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority fifth of other subsections of this Section 6.05, to the Certificate Insurer, an amount equal to the excess, if
     ------------
any, of (x) any unreimbursed Insured Payments previously made by the Certificate Insurer on any other Class of Class A Certificates (including interest on the amount of such Insured Payments) and any other amounts due and owing to the Certificate Insurer under the Insurance and Indemnity Agreement over (y) the amount actually distributed to the Certificate Insurer on such Distribution Date out of Available Funds from the Mortgage Loan Group related to that Class pursuant to priority fourth of the applicable subsection of this Section 6.05;
                                                                 ------------

          sixth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority sixth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to the excess, if any, of (x) the Interest Remittance Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority second of the applicable subsection of this Section 6.05 out of Available Funds from the Mortgage Loan Group related to
     ------------
that Class;

          seventh, concurrently, pro rata as described in Section 6.05(k) with
                                                          ---------------
amounts available for such payments under priority seventh of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount
        ------------
equal to the excess, if any of (x) the Basic Principal Distribution Amount for such Class and Distribution Date over (y) the amount actually distributed to such Class on such Distribution Date pursuant to priority third of the applicable subsection of this Section 6.05 out of Available Funds from the
                              ------------
Mortgage Loan Group related to that Class;

          eighth, to the Class A-7 Certificates, an amount equal to the Class A-7 Extra Principal Distribution Amount;

          ninth, concurrently, pro rata as described in Section 6.05(k) with
                                                        ---------------
amounts available for such payments under priority ninth of other subsections of this Section 6.05, to any other Class of Class A Certificates, an amount equal
     ------------
to any remaining Overcollateralization Deficiency Amount for such Class and Distribution Date after distributions to such Class on such Distribution Date pursuant to priority eighth of the applicable subsection of this Section 6.05
                                                                 ------------
out of Available Funds from the Mortgage Loan Group related to that Class;

          tenth, to the Servicer, the Advancing Party, the Depositor and/or the Transferor, as applicable, Group 7's allocable share (based on the relative Pool Principal Balances of the Mortgage Loan Groups) of any Reimbursable Amounts;

          eleventh, to the Trustee, any expense reimbursements or indemnification amounts owed to the Trustee pursuant to Section 12.05 to the
                                                        -------------
extent they exceed the $100,000 annual cap or the $500,000 aggregate cap, referred to in clause first above (such amounts will be allocated by the Trustee to each Group (to the extent of Available Funds attributable to such Group) based on the relative Pool Principal Balance of such Group to the Pool Principal Balance of all the Mortgage Loan Groups);

          twelfth, to the Class A-7 Certificates, the amount of any Relief Act Shortfalls incurred with respect to Mortgage Loan Group 7 in respect of the preceding Due Period, and the amount of any such Relief Act Shortfalls incurred during previous Due Periods that were not paid on earlier Distribution Dates;

          thirteenth, to the Transferor, the amount of any previously unreimbursed Existing Advances that have become Nonrecoverable Advances;

          fourteenth, to the Advancing Party and the Transferor (and thereafter to the Servicer, in the case of Advances unreimbursed by the Advancing Party) the amount of all previously unreimbursed interest accrued on Interest Advances, Existing Advances and Servicing Advances, in that order, reimbursed by the Advancing Party or made by the Transferor or the Servicer and not reimbursed by the Advancing Party, on Mortgage Loans in Mortgage Loan Group 7 that became Liquidated Mortgage Loans during the preceding Due Period;

          fifteenth, to the Class X Certificates, the Unpaid Class X Remittance Amount (without duplication of amounts distributed pursuant to priority fifteenth of Sections 6.05(d), (e), (f), (g), (h), or (i); and
             ----------------  ---  ---  ---  ---     ---

          sixteenth, to the Residual Certificates, the balance, if any, of the Group 7 Available Funds.

     (k) General Distribution Allocation Rules. All distributions made to the Class A Certificateholders or the Class X, Class R-I, Class R-II and Class R-III Certificateholders as a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of the respective Class of record on the preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall own of record Class A Certificates which have denominations aggregating at least $1,000,000 appearing in the Certificate Register, and in all cases with respect to the Class X, Class R-I, Class R-II and Class R-III Certificateholders, and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

     If more than one Class of Class A Certificates is entitled to receive distributions out of Available Funds attributable to unrelated Mortgage Loan Groups due to shortfalls in amounts of Available Funds from such Classes' respective related Mortgage Loan Groups, then the amount of the Available Funds from such other Mortgage Loan Groups that is used to make such distributions will be allocated among such Classes on a pro rata basis based upon the relative amounts of their shortfalls. If the amounts available to cover such shortfalls on Classes of Class A Certificates from unrelated Mortgage Loan Groups is more than sufficient to cover shortfalls in Available Funds for related Mortgage Loan Groups, then the amounts of the Available Funds from the respective unrelated Mortgage Loan Groups used to cover such shortfalls shall be determined on a pro rata basis, based on the respective amounts of Available Funds from such unrelated Mortgage Loan Groups that are available to make payments on such Classes of Class A Certificates.

     (l) Allocation of Distributions Among Various REMIC Interests. The following additional rules shall apply to the allocation of distributions hereunder:

          (i)   Amounts distributed pursuant to priority fifteenth of Sections
                                                                      --------
     6.05(d), (e), (f), (g), (h), (i), and (j), shall be distributed in respect
     -------  ---  ---  ---  ---  ---      ---
     of the Class X Interest pro rata (based on interest accrued) in respect of the Class X-1 Component Remittance Amounts, the Class X-2 Component Remittance Amounts, the Class X-3 Component Remittance Amounts, the Class X-4 Component Remittance Amounts, the Class X-5 Component Remittance Amounts, the Class X-6 Component Remittance Amounts and the Class X-7 Component Remittance Amounts, respectively.

          (ii) Any Available Funds which are available to be distributed pursuant to priorities fifth, sixth, seventh or ninth, respectively, of Sections 6.05(d), (e), (f), (g), (h), (i), or (j) shall be distributed on a
     ----------------  ---  ---  ---  ---  ---     ---
     pro rata basis.

          (iii) All distributions made pursuant to Sections 6.05(d), (e), (f),
                                                   ----------------  ---  ---
     (g), (h), (i), and (j) above (except in respect of Insured Payments) in
     ---  ---  ---      ---
     respect of the REMIC III Regular Interests shall be treated as having been distributed in respect of the REMIC I Regular Interests pursuant to Section
                                                                         -------
     6.05(l)(vi) and deposited in the REMIC II Distribution Account, then as
     -----------
     having been distributed in respect of the REMIC II Regular Interests pursuant to Section 6.05(l)(vi) and deposited into the REMIC III
                 -------------------
     Distribution Account, and finally as having been distributed to Certificateholders from the REMIC III Distribution Account.

          (iv) Any remaining Available Funds in REMIC III will be distributed with respect to the Class R-III Certificates.

          (v)   REMIC II. For each Distribution Date, amounts shall be
                --------
     distributed on the REMIC II Regular Interests and the Class R-II Certificates as follows:

                    (A) On each Distribution Date, Group 1 Available Funds shall be distributed in respect of the Class MT1, Class MTN1, Class MT2, Class MTN2, Class MT3 and Class MTN3 Interests as follows:

                         (I) The Class A-1 Basic Principal Distribution Amount shall be distributed among the Class MT1, Class MT2 and Class MT3 Interests, such that their principal balances remain in the ratio of 98% of the Pool Principal Balance of Mortgage Loan Group 1, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 1 over the Group 1 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 1 and the Group 1 OC Amount, respectively.

                         (II) Such portion of Group 1 Available Funds representing interest collections on Mortgage Loan Group 1 shall be distributed to the Class MT1, Class MTN1, Class MT2, Class MTN2, Class MT3 and Class MTN3 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                         (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 1 received by REMIC II shall be distributed to the Class MT1, Class MTN1, Class MT2, Class MTN2, Class MT3 and Class MTN3 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (B) On each Distribution Date, the Group 2 Available Funds shall be distributed in respect of the Class MT4, Class MTN4, Class MT5, Class MTN5, Class MT6 and Class MTN6 Interests as follows:

                         (I) The Class A-2 Basic Principal Distribution Amount shall be distributed among the Class MT4, Class MT5 and Class MT6 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 2, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 2 over the Group 2 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 2 and the Group 2 OC Amount, respectively.

                         (II) Such portion of the Group 2 Available Funds representing interest collections on Mortgage Loan Group 2 shall be distributed to the Class MT4, Class MTN4, Class MT5, Class MTN5, Class MT6 and Class MTN6 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                         (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 2 received by REMIC II shall be distributed to the Class MT4, Class MTN4, Class MT5, Class MTN5, Class MT6 and Class MTN6 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (C) On each Distribution Date, the Group 3 Available Funds shall be distributed in respect of the Class MT7, Class MTN7, Class MT8, Class MTN8, Class MT9 and Class MTN9 Interests as follows:

                         (I) The Class A-3 Basic Principal Distribution Amount shall be distributed among the Class MT7, Class MT8 and Class MT9 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal

          Balance of Mortgage Loan Group 3, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 3 over the Group 3 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 3 and the Group 3 OC Amount, respectively.

                           (II) Such portion of the Group 3 Available Funds representing interest collections on Mortgage Loan Group 3 shall be distributed to the Class MT7, Class MTN7, Class MT8, Class MTN8, Class MT9 and Class MTN9 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 3 received by REMIC II shall be distributed to the Class MT7, Class MTN7, Class MT8, Class MTN8, Class MT9 and Class MTN9 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (D) On each Distribution Date, the Group 4 Available Funds shall be distributed in respect of the Class MT10, Class MTN10, Class MT11, Class MTN11, Class MT12 and Class MTN12 Interests as follows:

                           (I) The Class A-4 Basic Principal Distribution Amount shall be distributed among the Class MT10, Class MT11 and Class MT12 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 4, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 4 over the Group 4 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 4 and the Group 4 OC Amount, respectively.

                           (II) Such portion of the Group 4 Available Funds representing interest collections on Mortgage Loan Group 4 shall be distributed to the Class MT10, Class MTN10, Class MT11, Class MTN11, Class MT12 and Class MTN12 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 4 received by REMIC II shall be distributed to the Class MT10, Class MTN10, Class MT11, Class MTN11, Class MT12 and Class MTN12 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (E)    On each Distribution Date, Group 5 Available
          Funds shall be distributed in respect of the Class MT13, Class MTN13, Class MT14, Class MTN14, Class MT15 and Class MTN15 Interests as follows:

                           (I) The Class A-5 Basic Principal Distribution Amount shall be distributed among the Class MT13, Class MT14 and Class MT15 Interests, such that their principal balances remain in the ratio of 98% of the Pool Principal Balance of Mortgage Loan Group 5, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 5 over the Group 5 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 5 and the Group 5 OC Amount, respectively.

                           (II) Such portion of Group 5 Available Funds representing interest collections on Mortgage Loan Group 5 shall be distributed to the Class MT13, Class MTN13, Class MT14, Class MTN14, Class MT15 and Class MTN15 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 5 received by REMIC II shall be distributed to the Class MT13, Class MTN13, Class MT14, Class MTN14, Class MT15 and Class MTN15 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (F) On each Distribution Date, the Group 6 Available Funds shall be distributed in respect of the Class MT16, Class MTN16, Class MT17, Class MTN17, Class MT18 and Class MTN18 Interests as follows:

                           (I) The Class A-6 Basic Principal Distribution Amount shall be distributed among the Class MT16, Class MT17 and Class MT18 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 6, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 6 over the Group 6 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 6 and the Group 6 OC Amount, respectively.

                           (II) Such portion of the Group 6 Available Funds representing interest collections on Mortgage Loan Group 6 shall be distributed to the Class MT16, Class MTN16, Class MT17, Class MTN17, Class MT18 and Class MTN18 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 6 received by REMIC II shall be distributed to the Class MT16, Class MTN16, Class MT17, Class MTN17, Class MT18 and Class MTN18 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (G) On each Distribution Date, the Group 7 Available Funds shall be distributed in respect of the Class MT19, Class MTN19, Class MT20, Class MTN20, Class MT21 and Class MTN21 Interests as follows:

                           (I) The Class A-7 Basic Principal Distribution Amount shall be distributed among the Class MT19, Class MT20 and Class MT21 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of the Mortgage Loan Group 7, 1% of the excess of the Pool Principal Balance of the Mortgage Loan Group 7 over the Group 7 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 7 and the Group 7 OC Amount, respectively.

                           (II) Such portion of the Group 7 Available Funds representing interest collections on Mortgage Loan Group 7 shall be distributed to the Class MT19, Class MTN19, Class MT20, Class MTN20, Class MT21 and Class MTN21 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Any recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 7 received by REMIC II shall be distributed to the Class MT19, Class MTN19, Class MT20, Class MTN20, Class MT21 and Class MTN21 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (H) Any remaining Available Funds in REMIC II will be distributed to the Class R-II Certificate.

          (vi) REMIC I. For each Distribution Date, amounts shall be distributed
               -------
     on the REMIC I Regular Interests and the Class R-I Certificates as follows:

                    (A) On each Distribution Date, the Group 1 Available Funds shall be distributed in respect of the Class LT1, Class LT2 and Class LT3 Interests as follows:

                           (I) the Class A-1 Basic Principal Distribution Amount shall be distributed among the Class LT1, Class LT2 and Class LT3 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 1, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 1 over the Group 1 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 1 and the Group 1 OC Amount, respectively.

                           (II) Such portion of the Group 1 Available Funds representing interest collections on Mortgage Loan Group 1 shall be distributed to the Class LT1, Class LT2 and Class LT3 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H), any
                                            ----------------------
               recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 1 received by REMIC I shall be distributed to the Class LT1, Class LT2 and Class LT3 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (B) On each Distribution Date, the Group 2 Available Funds shall be distributed in respect of the Class LT4, Class LT5 and Class LT6 Interests as follows:

                           (I) The Class A-2 Basic Principal Distribution Amount shall be distributed among the Class LT4, Class LT5 and Class LT6 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 2, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 2 over the Group 2 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 2 and the Group 2 OC Amount, respectively.

                           (II) Such portion of the Group 2 Available Funds representing interest collections on Mortgage Loan Group 2 shall be distributed to the Class LT4, Class LT5 and Class LT6 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H), any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 2 received by REMIC I shall be distributed to the Class LT4, Class LT5, and Class LT6 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                   (C) On each Distribution Date, the Group 3 Available Funds shall be distributed in respect of the Class LT7, Class LT8 and Class LT9 Interests as follows:

                           (I) The Class A-3 Basic Principal Distribution Amount shall be distributed among the Class LT7, Class LT8 and Class LT9 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 3, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 3 over the Group 3 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 3 and the Group 3 OC Amount, respectively.

                           (II) Such portion of the Group 3 Available Funds representing interest collections on the Mortgage Loan Group 3 shall be distributed to the Class LT7, Class LT8 and Class LT9 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H) any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 3 received by REMIC I shall be distributed to the Class LT7, Class LT8 and Class LT9 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (D) On each Distribution Date, the Group 4 Available Funds shall be distributed in respect of the Class LT10, Class LT11 and Class LT12 Interests as follows:

                           (I) The Class A-4 Basic Principal Distribution Amount shall be distributed among the Class LT10, Class LT11 and Class LT12 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 4, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 4 over the Group 4 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 4 and the Group 4 OC Amount, respectively.

                           (II) Such portion of the Group 4 Available Funds representing interest collections on Mortgage Loan Group 4 shall be distributed to the Class LT10, Class LT11 and Class LT12 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H) any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 4 received by REMIC I shall be distributed to the Class LT10, Class LT11 and Class LT12 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (E) On each Distribution Date, the Group 5 Available Funds shall be distributed in respect of the Class LT13, Class LT14 and Class LT15 Interests as follows:

                           (I) The Class A-5 Basic Principal Distribution Amount shall be distributed among the Class LT13, Class LT14 and Class LT15 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 5, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 5 over the Group 5 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 5 and the Group 5 OC Amount, respectively.

                           (II) Such portion of the Group 5 Available Funds representing interest collections on Mortgage Loan Group 5 shall be distributed to the Class LT13, Class LT14 and Class LT15 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H), any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 5 received by REMIC I shall be distributed to the Class LT13, Class LT14 and Class LT15 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (F) On each Distribution Date, the Group 6 Available Funds shall be distributed in respect of the Class LT16, Class LT17 and Class LT18 Interests as follows:

                           (I) The Class A-6 Basic Principal Distribution Amount shall be distributed among the Class LT16, Class LT17 and Class LT18 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 6, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 6 over the Group 6 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 6 and the Group 6 OC Amount, respectively.

                           (II) Such portion of the Group 6 Available Funds representing interest collections on the Mortgage Loan Group 6 shall be distributed to the Class LT16, Class LT17 and Class LT18 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H) any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 6 received by REMIC I shall be distributed to the Class LT16, Class LT17 and Class LT18 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (G) On each Distribution Date, the Group 7 Available Funds shall be distributed in respect of the Class LT19, Class LT20 and Class LT21 Interests as follows:

                           (I) The Class A-7 Basic Principal Distribution Amount shall be distributed among the Class LT19, Class LT20 and Class LT21 Interests, such that their principal balances remain in the ratio of 98% of Pool Principal Balance of Mortgage Loan Group 7, 1% of the excess of the Pool Principal Balance of Mortgage Loan Group 7 over the Group 7 OC Amount and 1% of the sum of the Pool Principal Balance of Mortgage Loan Group 7 and the Group 7 OC Amount, respectively.

                           (II) Such portion of the Group 7 Available Funds representing interest collections on Mortgage Loan Group 7 shall be distributed to the LT19, Class LT20 and Class LT21 Interests, up to the amount distributable at the interest rates set forth in the definitions thereof on their principal balances or notional balances, as applicable, pro rata (based on interest accrued).

                           (III) Subject to Section 6.05(l)(vi)(H) any
                                            ----------------------
          recoveries of principal losses or prior shortfalls in interest on Mortgage Loan Group 7 received by REMIC I shall be distributed to the Class LT19, Class LT20 and Class LT21 Interests, as the case may be, in the proportions in which such losses or shortfalls were previously incurred.

                    (H) All amounts distributable pursuant to priorities first, tenth, eleventh, and fourteenth (except in respect of interest on Existing Advances) of Sections 6.05(d), (e), (f), (g), (h), (i),
                                   ----------------  ---  ---  ---  ---  ---
          and (j), shall be treated as having been distributed to the Insurance
              ---
          Account, the Trustee, the Advancing Party, the Depositor, or the Servicer and/or the Transferor, as applicable, from REMIC I.

                    (I) Any remaining Available Funds in REMIC I will be distributed with respect to the Class R-I Certificates.

          (vii)    Amounts distributed pursuant to priorities thirteenth
and fourteenth (and in the case of priority fourteenth, only with respect to interest on Existing Advances) of Sections 6.05(d), (e), (f), (g), (h), (i) and
                                  ----------------  ---  ---  ---  ---  ---
(j) shall be deemed to be paid outside of the Trust REMICs.
---

     Section 6.06. [Reserved].
                   -----------

     Section 6.07. Statements.
                   -----------

     (a) Remittance Reports. Not later than 3:00 p.m. New York time on each Determination Date, the Servicer shall deliver to the Trustee, the NIMS Insurer, the Advancing Party and the Certificate Insurer a computer tape or written report containing the information set forth on Exhibit R as to each Mortgage
                                               ---------
Loan with respect to the related Due Period and Prepayment Period and such other information with respect to the Mortgage Loans in the aggregate as the Trustee shall reasonably require. Not later than 1:00 p.m. New York time on each Distribution Date, the Trustee shall make available to the Depositor, the Servicer, the Advancing Party, the Certificate Insurer, the NIMS Insurer, Moody's, Fitch and S&P by telecopy, by request, a statement (the "Remittance
                                                                  ----------
Report") prepared based on the Mortgage Loan and Mortgage Loan Group information
------
provided by the Servicer on Exhibit R containing the information set forth below
                            ---------
with respect to such Distribution Date, with a hard copy thereof to be delivered on the immediately succeeding Business Day:

          (i) the Available Funds attributable to each Mortgage Loan Group and any portion of the Available Funds that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and separately indicating the amount of Interest Advances made with respect to each Mortgage Loan Group;

          (ii) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, and the Pool Principal Balance with respect to each Mortgage Loan Group, as reported pursuant to subclause (xiii) below in the Remittance Report
                          ----------------
     provided for the immediately preceding Distribution Date, or, in the case of the first Determination Date, the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance, and the Original Pool Principal Balance with respect to each Mortgage Loan Group;

          (iii) with respect to the Mortgage Pool and each Mortgage Loan Group, the number and the aggregate Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Prepayment Period;

          (iv) with respect to the Mortgage Pool and each Mortgage Loan Group, the amount of all Curtailments which were received during the related Due Period;

          (v) with respect to the Mortgage Pool and each Mortgage Loan Group, the aggregate amount of principal portions of all Monthly Payments received during the related Due Period;

          (vi) with respect to the Mortgage Pool and each Mortgage Loan Group, the amount of interest received on the Mortgage Loans during the related Due Period (and Prepayment Period, in the case of interest on Principal Prepayments);

          (vii) with respect to the Mortgage Pool and each Mortgage Loan Group, the aggregate amount of the Interest Advances made with respect to such Distribution Date and the aggregate amount of recoveries during the related Due Period of previously made Interest Advances;

          (viii) with respect to the Mortgage Pool and each Mortgage Loan Group, the delinquency and foreclosure information set forth in the form attached hereto as Exhibit H and the amount of Mortgage Loan Losses incurred during
               ---------
     the related Due Period;

          (ix) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance after giving effect to the distribution to be made on such Distribution Date;

          (x) with respect to the Mortgage Pool and each Mortgage Loan Group, the weighted average remaining maturity and the weighted average Mortgage Interest Rate of the Mortgage Loans in each Mortgage Loan Group as of the last day of the related Due Period;

          (xi) the Servicing Fees paid and Servicing Fees accrued during the related Due Period;

          (xii) the amount of all payments or reimbursements to the Servicer pursuant to Section 5.04(ii), (iv), (v), (vi) and (vii) paid or to be paid
                 ----------------  ----  ---  ----     -----
     since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date);

          (xiii) the Pool Principal Balance and aggregate Principal Balance for each Mortgage Loan Group as of the last day of the related Due Period (after giving effect to all Principal Prepayments received during the related Prepayment Period);

          (xiv) such other information as the Certificate Insurer, the NIMS Insurer and the Certificateholders may reasonably require;

          (xv) the amounts of Reimbursable Amounts and Nonrecoverable Advances and interest on Advances which are reimbursable to the Servicer, the Transferor or the Depositor, as appropriate, pursuant to Section 6.05;
                                                                  ------------

          (xvi) with respect to the Mortgage Pool and each Mortgage Loan Group, the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period (after giving effect to all Principal Prepayments received during the related Prepayment Period);

          (xvii) the aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Due Period;

          (xviii) the Overcollateralized Amount, the Overcollateralization Target Amount and any Overcollateralization Deficiency Amount for each Certificate Group for such Distribution Date, in each case after giving effect to distributions on such Distribution Date;

          (xix) the aggregate cumulative Mortgage Loan Losses since the Cut-off Date as of the end of the related Due Period;

          (xx) the Pass-Through Rate for each Class of Class A Certificates for the related Accrual Period, stating in each case whether the Pass-Through Rate equals the applicable Net Funds Cap Rate;

          (xxi) the aggregate amount of interest and/or principal (reported separately) to be distributed on each Class of Certificates on such Distribution Date;

          (xxii) the aggregate amount of Principal Prepayments made during the related Prepayment Period; and

          (xxiii) an itemization of each Servicing Advance made and reimbursed during the preceding Due Period, by loan number, borrower name, property address, dollar amount, date paid, date reimbursed (if applicable), and the purpose for the Servicing Advance.

     The Trustee will make such report available on each Distribution Date to Certificateholders and the Rating Agencies via the Trustee's website at www.mbsreporting.com. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (212) 328-7565 and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all parties regarding any such changes. The Depositor and the Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer. The Trustee shall deliver the report to the Certificate Insurer via hard copy or electronic mail pursuant to delivery instructions provided by the Certificate Insurer to the Trustee.

       To the extent that there are inconsistencies between the telecopy of the Remittance Report and the hard copy thereof, the Servicer and the Trustee may rely upon the telecopy.

       In the case of information furnished pursuant to subclause (xxi) above,
                                                        ---------------------
the amounts shall be expressed in a separate section of the report as a dollar amount for each of the Class A Certificates for each $1,000 original principal amount as of the Cut-off Date.

       (b) Access to Information and Documentation. Upon reasonable advance notice in writing, the Servicer will provide to the Trustee access to information and documentation regarding the Mortgage Loans sufficient to permit any Holder which is a savings and loan association, bank or insurance company to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in the Certificates, as applicable.

       (c) Cumulative Loss Percentage. Not later than 10 days after each Distribution Date, the Servicer shall report the Cumulative Loss Percentage as of the end of the Due Period related to such Distribution Date, the aggregate Mortgage Loan Losses for the previous 12 Due Periods, and the amount of Cumulative Losses as of the end of the Due Period related to such Distribution Date, to the Trustee and the Certificate Insurer. In addition, the Servicer shall furnish to the Trustee, the NIMS Insurer and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee, the NIMS Insurer or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee or the Certificate Insurer may reasonably require.

       (d) Special Account Loan Reporting. No later than 30 days after the end of each Due Period, the Servicer shall deliver a computer-readable data file to the Transferor, Bank of America, N.A., and the Certificate Insurer, setting forth (1) the payment history of each Special Account Loan since the Cut-off Date, (2) the amount of each Mortgage Loan Loss incurred during such Due Period with respect to any such Special Account Loan, (3) the aggregate amount of all Mortgage Loan Losses incurred since the Cut-off Date on such Special Account Loans, and (4) the aggregate unpaid principal balance of the Special Account Loans, in each case as of the end of the preceding Due Period.

       (e) Confidentiality. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Originators or for any other purpose except as set forth in this Agreement.

       (f) Notices to Certificate Insurer and the NIMS Insurer. The Trustee shall promptly send to the Certificate Insurer and, upon request, to each Certificateholder in writing:

              (i)    notice of the appointment of any Subservicer;

              (ii) notice of any transfer of any Account to a different depository institution;

              (iii)  a copy of each Officer's Certificate delivered pursuant to
       Section 7.04 and any notice received from the Servicer of a change in the
       ------------
       fiscal year of the Servicer;

              (iv)   a copy of each letter delivered pursuant to Section 7.05;
                                                                 ------------
       and

              (v) notice of the receipt by the Trustee of any information regarding the Servicer's servicing activities pursuant to the last paragraph of Section 10.01(c);
                    ----------------

provided, that in each case the Trustee shall only be required to send such
--------
notices and other items to such Persons to the extent that the Trustee has itself received the related information.

       Section 6.08. Interest Advances.
                     ------------------

       No later than 12:00 noon Eastern Time on the third Business Day preceding each Distribution Date, the Servicer shall deliver to the Advancing Party, by facsimile or e-mail, followed up by a telephone call, to the persons and at the e-mail addresses, fax numbers and telephone numbers designated to the Servicer by the Advancing Party, a written report (an "Interest Advance Request") stating
                                              ------------------------
the sum (the "Aggregate Interest Delinquency") of (a) the interest accrued in
              ------------------------------
the related Due Period on the Mortgage Loans but uncollected as of the close of business on the last day of such Due Period (net of the Servicing Fees) and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property computed at the related Mortgage Interest Rate (net of the Servicing Fees for the most recently ended Due Period) over the net income from the REO Property deposited in the Principal and Interest Account during such Due Period pursuant to Section 5.10, plus (c) principal portions of
                                   ------------
any Amounts Held for Future Distribution that were included in P&I Account Offsets on previous Distribution Dates and which have not been restored to the Principal and Interest Account out of Late Collections of such P&I Account Offsets pursuant to Section 5.01(h) and Section 5.04(ii), which principal would
                    ---------------     ----------------
otherwise have been included in Available Funds for the upcoming Distribution Date (the "Principal Restoration Amount").
           ----------------------------

       Each Interest Advance Request shall also identify the portion of the Aggregate Interest Delinquency attributable to each Mortgage Loan and REO Property (each an "Interest Delinquency Amount"), and indicate whether, in the
                   ---------------------------
Servicer's reasonable good faith judgment, each such Interest Delinquency Amount should be expected to be recoverable in the future out of Late Collections and (without duplication) Liquidation Proceeds of the related Mortgage Loan or REO Property, and shall state the aggregate amount of Interest Delinquency Amounts which the Servicer, in its reasonable good faith judgment, believes will be recoverable ("Recoverable Interest Delinquency Amounts"), with the understanding
              ----------------------------------------
that the Principal Restoration Amount shall be included in the Recoverable Interest Delinquency Amounts. The Servicer shall further state in the Interest Advance Request the amount of all funds held in the Principal and Interest Account, as of the close of business on the related Determination Date, (A) representing amounts collected after the end of the related Due Period that constitute interest accrued during such Due Period and
(B) representing amounts held for distribution to Certificateholders on a Distribution Date after the related Distribution Date ("Amounts Held for Future
                                                        -----------------------
Distribution") (the sum of (A) and (B), but not to exceed the related
------------
Recoverable Interest Delinquency Amounts, being referred to herein as the "P&I
                                                                           ---
Account Offset"). The P&I Account Offset shall consist first of amounts
--------------
described in clause (A) of the preceding sentence and, to the extent the Recoverable Interest Delinquency Amounts exceed the amounts described in such clause (A), amounts described in clause (B) of the preceding sentence. The Interest Advance Request shall also report (x) the amount of any Principal Restoration Amount for the upcoming Distribution Date and (y) the amount of any Amount Held for Future Distribution that was used to remit a P&I Account Offset in respect of the most recent previous Distribution Date, which has not been restored to the Principal and Interest Account (the "P&I Account Restoration
                                                     -----------------------
Amount").
------

       The Servicer shall request the Advancing Party, in the Interest Advance Request, to remit to the Trustee the aggregate amount by which (1) the Recoverable Interest Delinquency Amounts exceed (2) the amount of the P&I Account Offset on the related Determination Date. No later than 11:00 AM Eastern Time on the second Business Day preceding each Distribution Date, the Servicer shall remit to the Trustee, for deposit into the REMIC I Distribution Account, the amount of the P&I Account Offset (but not in excess of the Recoverable Interest Delinquency Amounts), to cover, in whole or in part, Recoverable Interest Delinquency Amounts. If the Interest Advance Request has not been delivered (as described in the first paragraph of this Section 6.08) to the
                                                       ------------
Advancing Party by 12:00 noon Eastern Time on the third Business day preceding a Distribution Date, then, no later than 11:00 AM Eastern Time on the second Business Day preceding such Distribution Date, the Advancing Party shall remit to the Trustee, for deposit into the REMIC I Distribution Account, the amount by which Recoverable Interest Delinquency Amounts exceed the P&I Account Offset, as reported in the Interest Advance Request furnished by the Servicer (an "Interest
                                                                        --------
Advance"). If the Servicer does not deliver (as described in the first paragraph
-------
of this Section 6.08) the Interest Advance Request in respect of a Distribution
        ------------
Date to the Advancing Party at or prior to 12:00 noon Eastern Time on the third Business Day preceding such Distribution Date, then the Servicer shall fund the related Interest Advance out of its own funds at or prior to 11:00 AM Eastern Time on the second Business Day preceding such Distribution Date, by remitting such amount to the Trustee for deposit into the REMIC I Distribution Account. In this event, the Advancing Party shall reimburse the amount of the Interest Advance to the Servicer on the Business Day after the Business Day on which the Advancing Party shall have received the Interest Advance Request, or the second Business Day after such receipt, if the Interest Advance Request is received by the Advancing Party after 12:00 noon Eastern Time on a Business Day, and the Advancing Party shall be entitled to reimbursement of the Interest Advance, as described in Section 5.04(ii), Section 6.05, and Section 5.15 from and after the
             ----------------  ------------      ------------
time the Interest Advance is reimbursed by the Advancing Party to the Servicer. If the Servicer fails to make an Interest Advance when it is required to do so as described in the preceding sentence, the Advancing Party shall make the Interest Advance to the Trustee by depositing it into the Collection Account, within the same time frame as that in which the Advancing Party would have been required to reimburse the Servicer pursuant to the preceding sentence.

         The Advancing Party shall promptly notify the Servicer if at any time the Advancing Party's long-term unsecured debt obligations are rated below "A-" by S&P or Fitch or below "A3" by Moody's. At any such time, the Advancing Party shall remit to the Principal and Interest Account, at the same time it remits or is required to remit its Interest Advance in respect of a Distribution Date, the P&I Account Restoration Amount reported in the related Interest Advance Request. In addition, in connection with the first Distribution Date after such a downgrade of the Advancing Party, the Advancing Party shall remit to the Principal and Interest Account all P&I Account Restoration Amounts for previous Distribution Dates, to the extent such Amounts Held for Future Distribution have not been otherwise restored to the Principal and Interest Account or advanced to the Trustee as Principal Restoration Amounts.

         The Servicer shall not instruct the Advancing Party to make any Interest Advance that is not an Eligible Interest Advance.

         The Advancing Party shall be entitled to reimbursement for Interest Advances pursuant to Section 5.01(h) and Section 5.04(ii), to interest on such
                     ---------------     ----------------
Interest Advances pursuant to Section 6.05, shall have the rights set forth in
                              ------------
Section 5.15. The Principal and Interest Account shall be restored the amount of
------------
Amounts Held for Future Distribution used for P&I Account Offsets pursuant to
Section 5.01(h).
---------------

         Notwithstanding anything to the contrary in this Agreement, the Advancing Party's role is merely to provide liquidity for Servicing Advances and Interest Advances, and nothing in this Agreement shall be construed to render the Advancing Party a servicer or master servicer or in any way responsible for performing, or for supervising or overseeing the performance of, the Servicer's duties, responsibilities and obligations hereunder, and the Advancing Party shall not be liable for any Servicer liability hereunder. The Advancing Party shall be responsible only for the duties, responsibilities and obligations specifically and explicitly undertaken by the Advancing Party hereunder and, without limiting the generality of the foregoing, shall not be liable for any action taken based upon information and instructions given to the Advancing Party by the Servicer pursuant to Section 5.15 or Section 6.08 hereof. This
                                  ------------    ------------
paragraph shall not limit any obligation specifically undertaken by Bank of America, N.A. in the Guaranty described in Section 3.06.
                                           ------------
                                   ARTICLE VII

                          GENERAL SERVICING PROCEDURES

         Section 7.01.  Assumption Agreements.
                        ---------------------

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not
                           --------  -------
exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that if the Certificate Insurer does not respond within
               --------
five Business Days after its approval has been requested in writing by the Servicer, then the Certificate Insurer shall be deemed to have approved the substitution of liability. The Servicer shall notify the Depositor, the Trustee, the NIMS Insurer and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or to the Custodian on behalf of the Trustee) the original of such substitution or assumption agreement and a duplicate thereof to the Depositor, the NIMS Insurer and the Certificate Insurer, which original shall be added by the Trustee (or by the Custodian on behalf of the Trustee) to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Interest Rate
        ------------
or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 7.02.  Satisfaction of Mortgages and Release of Mortgage
                        -------------------------------------------------
                        Files.
                        -----
         Subject to Section 5.01(d), the Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders or the Certificate Insurer may have under the mortgage instruments subject to Section 5.01 hereof. The Servicer shall maintain the
                       ------------
Fidelity Bond as provided for in Section 5.09 insuring the Servicer against any
                                 ------------
loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee or the Custodian on behalf of the Trustee by an Officers' Certificate in the form of Exhibit B attached to the Custodial Agreement (which certification shall
   ---------
include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 have been or will be so deposited)
                                 ------------
of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or the Custodian on behalf of the Trustee shall promptly release the related Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be Servicing Advances or reimbursed from the Principal and Interest Account or the Collection Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee or the Custodian on behalf of the Trustee shall, upon request of the Servicer and delivery to the Trustee or the Custodian on behalf of the Trustee of a certification in the form of Exhibit
                                                                         -------
B attached to the Custodial Agreement signed, by a Servicing Officer, promptly
-
release the related Mortgage File, or the requested portion thereof, to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Mortgage File or any document released therefrom to the Trustee or the Custodian on behalf of the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Collection Account or the Mortgage File or document(s) released therefrom has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released promptly by the Trustee, or the Custodian on behalf of the Trustee, to the Servicer.

         The Trustee shall promptly execute and deliver to the Servicer any legal notices, court pleadings, requests for trustee's sale in respect of a Mortgaged Property or any legal action brought to obtain judgment against any Mortgagor on a Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will promptly sign and deliver, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Principal and Interest Account.

         In addition, upon recording of any Assignment of Mortgage to the Trustee, the Trustee shall deliver to the Servicer at the Servicer's request, an irrevocable power of attorney, in recordable form in the jurisdiction in which the related Mortgaged Property is located, authorizing, empowering and directing the Servicer to execute any and all documents described in the preceding paragraph on behalf of the Trustee. The Servicer shall prepare and supply any such power of attorney documentation to the Trustee.

     Section 7.03.  Servicing Compensation.
                    ---------------------

         As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Principal and Interest Account [(or, so long as the Principal and Interest Account is maintained by EquiCredit as Initial Servicer pursuant to Section 5.03(b), note on its books that such funds are no
                     ---------------
longer funds with respect to the Principal and Interest Account)] or to retain from interest payments on the Mortgage Loans, the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees (including bad check charges, late payment fees and similar fees, but excluding Prepayment Charges) (collectively, "Ancillary Income"),
                                                        ----------------
shall be retained by or remitted to the Servicer, and the Servicer shall remit any Ancillary Income consisting of NSF charges and late fees that was assessed or accrued prior to the Servicing Transfer Date ("Excluded Ancillary Income") to
                                                  -------------------------
the Transferor within one Business Day after receipt of such Excluded Ancillary Income in available funds, in each case to the extent not otherwise required to be remitted to the Trustee for deposit in the Collection Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Section 7.04.  Annual Statement as to Compliance.
                    ---------------------------------

         The Servicer will deliver to the Certificate Insurer, the NIMS Insurer, the Trustee and each Rating Agency, not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning with the Servicer's fiscal year ending in 2002, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V, VII and VIII,
                                                       ------------------------
(ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default. The Servicer shall promptly notify the Certificate Insurer, the NIMS Insurer, the Trustee and each Rating Agency promptly upon any change in the basis on which its fiscal year is determined; provided that the parties understand the Expected Successor Servicer is changing its fiscal year end date to December 31, commencing with December 31, 2001.

     Section 7.05.  Annual Independent Public Accountants' Servicing Report.
                    -------------------------------------------------------

         Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning with the fiscal year ending in 2002, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the NIMS Insurer, the Trustee and each Rating Agency to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 7.06.     Right to Examine Servicer Records.
                           ---------------------------------

         The Trustee or the Trustee at the request of a Majority in Aggregate Voting Interest (or the representatives designated in writing by the Majority in Aggregate Voting Interest), the Certificate Insurer and the NIMS Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

         Section 7.07.   Reports to the Trustee; Principal and Interest Account
                         ------------------------------------------------------
                         Statements.
                         ----------

         Solely with respect to a Principal and Interest Account maintained pursuant to Section 5.03(a), if the Principal and Interest Account is not
            ---------------
maintained with the Trustee, then not later than 25 days after the end of each Due Period, the Servicer shall forward to the Certificate Insurer, the NIMS Insurer and the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest Account as of the end of such Due Period and showing, for the period covered by such statement, the aggregate of deposits into the Principal and Interest Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from the Principal and
             ------------
Interest Account for each category of withdrawal specified in Section 5.04, and
                                                              ------------
the amount of Advances, if any, for such Due Period.

                                  ARTICLE VII-A

                              PERFORMANCE STANDARDS

         Section 7A.01.  Description and Purpose.
                         -----------------------

         (a) The Performance Standards define certain of the Servicer's duties under this Agreement and (i) establish financial penalties ("Service Level
                                                             -------------
Penalties"), which apply in the event that the Servicer fails to meet certain
---------
minimum standards and performs below acceptable levels, and (ii) provide a basis for termination of the Servicer as described in Section 10.01(a)(vii) of this
                                                ---------------------
Agreement. The Performance Standards distinguish between Level 1 Performance Standards and Level 2 Performance Standards. Level 1 Performance Standards specify standards for the breach of which there may be Service Level Penalties assessed to the Servicer or, in the case of more severe breaches, the Servicer may be subject to termination hereunder (the "Termination Standards"). Level 2
                                              ---------------------
Performance Standards specify standards for the breach of which there may be Service Level Penalties assessed against the Servicer. The Level 1 and Level 2 Performance Standards, the Termination Standards and the penalties for failures to perform to each Standard are described more fully in Appendix 1 attached
                                                        ----------
hereto.

         (b) The Performance Standards are attached hereto as Appendix 1 and
                                                              ----------
are intended to define acceptable levels of performance during the term of this Agreement. It is understood that during the term of this Agreement, designated representatives of the Servicer and the Advancing

Party will meet periodically and may agree, with respect to any Level 2 Performance Standards, on different or additional performance categories and standards and amend these Performance Standards in a writing acceptable to both parties, with the prior consent of the Certificate Insurer. In addition to the reporting duties described below, the Servicer shall be responsible for investigating and correcting failures to meet the Performance Standards by initiating problem reports to identify the root causes of any such failure, reporting such problems to the Advancing Party that could be reasonably expected to have an adverse impact on credit quality and results, making written recommendations to the Advancing Party for improvement in procedures which the Servicer believes are impacting its ability to perform, and advising the Advancing Party of changes which have negatively impacted the Servicer's ability to perform. In the event that the Servicer's performance hereunder fails to meet the applicable Performance Standards, the Advancing Party may recover as liquidated damages the Service Level Penalties specified in Appendix 1.
                                                            ----------
References to the Advancing Party in this paragraph shall mean the Certificate Insurer at any time at which a payment shall have been made under a Certificate Insurance Policy, which payment shall not have been reimbursed.

         (c) The Performance Standards identified on Appendix 1 as Level 2
                                                     ----------
Standards may be modified or waived by mutual written agreement executed by the Servicer and the Advancing Party, and with the consent of the Certificate Insurer.

         Section 7A.02.Effective Date.
                       --------------

         The Service Level Penalties shall become effective as of February 1, 2002. From February 1, 2002 through May 31, 2002 (the "Ramp-up Period"), the Advancing Party may recover Service Level Penalties in accordance with the Interim Standards, as set forth on Appendix 1. After the expiration of the
                                   ----------
Ramp-up Period, the Servicer will be required to fully meet the standard test levels of related Performance Standard in order to avoid imposition of a Service Level Penalty.

         Section 7A.03.Audit.
                       -----

         Each year, in connection with Servicer's audit by its independent certified public accountants pursuant to the Uniform Single Attestation Program or a successor program ("USAP"), the Servicer's independent auditor will be
                         ----
required to prepare and furnish an agreed upon procedures report relating to the Servicer's compliance with the nine Performance Standards in Level 1, as more particularly set forth on Appendix 1.
                          ----------

         Section 7A.04.Reporting.
                       ---------

         Each month, the Servicer shall prepare reports containing data relating to the degree of compliance with the Performance Standards of its servicing of the Mortgage Loans. The Servicer will deliver these reports to the Advancing Party and to the Certificate Insurer each month no later than the tenth (10/th/) Business Day following the previous month's end. The reports shall be substantially in the form required by Appendix 1 and will indicate (i) where the
                                      ----------
Servicer has not met the Performance Standard (each event called an "Exceedance"); (ii) if not met, the root cause for missing the Performance
 ----------
Standard; and (iii) the corrective action required and preventative procedures recommended to remedy the problem (including a timeline).

         Section 7A.05.Service Level Penalty.
                       ---------------------

         If during any month, the Servicer performs the servicing of the Mortgage Loans under this Agreement below acceptable tolerance levels set forth on Appendix 1, the Advancing Party shall, unless the Servicer cures the
   ----------
Exceedance as described below, be entitled to a Service Level Penalty in an amount calculated as set forth on Appendix 1, with respect to the related
                                  ----------
Performance Standard. Upon receipt of the report, the Advancing Party shall notify the Servicer of the below acceptable level occurrence and corresponding Exceedance, and the Servicer shall attempt to cure the deficiency during the applicable cure period. The Servicer shall have a period of sixty (60) days in which to cure such occurrence by bringing the related Performance Standard to within agreed to service levels in the second full month following the month in which such Exceedance occurs. For example, if in the month of March there is a Level 1 Exceedance for Right Party Contacts (as defined in Appendix 1), and the
                                                           ----------
same Exceedance for Right Party Contacts occurs in both April and May, then in May, the Service Level Penalty will be imposed and payable by the Servicer pursuant to Section 7A.07 for all three monthly periods. If, however, in May the
            -------------
Servicer brings the Right Party Contacts within acceptable tolerance levels, there will be no Service Level Penalty imposed with respect to the March and April Exceedance.

         Section 7A.06. Performance Standard Review.
                        ---------------------------

         On a monthly basis, commencing the first day of March 2002, the designated representatives of the Servicer and the Advancing Party shall meet to review the then-current Level 1 Performance Standards, minimum standards, and Service Level Penalties, as appropriate.

         Section 7A.07.Payment of Service Level Penalty.
                       --------------------------------

         If a Service Level Penalty is due and owing in any month, it shall be invoiced by the Advancing Party (or by the Certificate Insurer, if a payment shall have been made under any Certificate Insurance Policy which shall not have been reimbursed) to the Servicer and paid by the Servicer within fifteen (15) days of receipt of the invoice.

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

         Section 8.01. Financial Statements.
                       --------------------

         Except for the Initial Servicer, the Servicer (unless the Trustee shall become the Servicer) will furnish to the Certificate Insurer, the NIMS Insurer, the Depositor or the Trustee, on request, unaudited financial statements (including a balance sheet and statements of income) of the Successor Servicer for the most recent fiscal quarter ended more than 45 days prior to the date of request (and/or audited financial statements for the most recent fiscal year ended more than 90 days prior to the date of request), which shall fairly present the assets, liabilities and financial condition of the Successor Servicer as of the dates of such financial statements, and which shall have been prepared in accordance with generally accepted accounting principles for the United States, consistently applied.

         The Successor Servicer (unless the Trustee shall become the Successor Servicer) also agrees to make available on a reasonable basis to the Certificate Insurer, the NIMS Insurer, the Depositor, the Trustee, any Certificateholder or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Successor Servicer or the financial statements of the Successor Servicer.

                                   ARTICLE IX

                                  THE SERVICER

         Section 9.01.  Indemnification; Third Party Claims.
                        -----------------------------------

         The Servicer agrees to indemnify and hold the Depositor, the Custodian, the Trustee, the NIMS Insurer, the Certificate Insurer, the Advancing Party and each Holder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Custodian, the NIMS Insurer, the Certificate Insurer, the Advancing Party and any Holder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Depositor, the Trustee, the Custodian, the NIMS Insurer, the Certificate Insurer, the Advancing Party and each Certificateholder, if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Custodian, the Trustee, the Advancing Party and the Certificate Insurer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees and expenses, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Custodian, the Trustee, the NIMS Insurer, the Certificate Insurer, the Advancing Party and/or any Certificateholder in respect of such claim. The Servicer shall be reimbursed pursuant to clause tenth of Sections 6.05(d), (e), (f), (g), (h), (i), and (j)
                            ----------------   -    -    -    -    -        -
for all amounts advanced by it pursuant to the preceding sentence, and for all indemnification payments made by the Servicer to the Custodian pursuant to the Custodial Agreement to the extent unrelated to negligence or intentional or willful misconduct of the Servicer, and except that the Servicer shall have no entitlement to any payment pursuant to this sentence when the claim relates directly to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement, in which event the Servicer shall reimburse to the Principal and Interest Account any amount paid to the Servicer as a Reimbursable Amount in respect thereof. The Servicer shall have no lien on the assets of the Trust with respect to amounts advanced pursuant to this Section 9.01 directly as a result of Servicer's failure to
                 ------------
service and administer the Mortgage Loans in compliance with the terms of this Agreement.

         Section 9.02.  Merger or Consolidation of the Servicer.
                        ---------------------------------------

         The Servicer will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee, the NIMS Insurer, the Certificate Insurer and each Rating Agency.

         Section 9.03.  Limitation on Liability of the Servicer and Others.
                        --------------------------------------------------

         The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of
Section 9.01 herein, the Servicer shall have no obligation to appear with
------------
respect to, prosecute or defend, any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         The Servicer will not be under any liability for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Servicer will not be
                           --------  -------
protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans, and without duplication of any other reimbursement of any loss, liability or expense pursuant to this Agreement, and not including any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or by reason of the Servicer's reckless disregard of its obligations and duties under this Agreement.

         Section 9.04.  Assignment; Resignation.
                        -----------------------

         The Initial Servicer may assign its rights and delegate its duties and obligations under this Agreement one time to the Successor Servicer on the Servicing Transfer Date without the consent of any party, if the Successor Servicer is the Expected Successor Servicer. Each of the Initial Servicer and the Expected Successor Servicer shall exercise commercially reasonable best efforts to effect the servicing transfer from the Initial Servicer to the Expected Successor Servicer on the terms previously negotiated between the Initial Servicer and the Expected Successor Servicer. In the event the Expected Successor Servicer does not become the Successor Servicer on or before March 2, 2002 (or such later date as may be agreed in writing by the Initial Servicer and the Certificate Insurer), the Initial Servicer shall present to the Certificate Insurer a list of prospective successor servicers and a reasonable plan to market the servicing of the Mortgage Loans to such entities. Any Successor Servicer other than the Expected Successor Servicer must be approved in writing by the Certificate Insurer. The Certificate Insurer shall respond to any proposal of a successor servicer as promptly as practicable, including a response to any list of prospective successor servicers furnished by the Initial Servicer. If the Certificate Insurer does not approve a successor servicer proposed by the Initial Servicer, the Certificate Insurer shall propose at least three alternative prospective successor servicers of whom it does approve. The Initial Servicer shall exercise commercially reasonable best efforts to sell the servicing of the Mortgage Loans to one or more of the entities it shall have proposed to, which entity or entities shall have been approved by, the Certificate Insurer, or, if not approved by the Certificate Insurer, to one or more of the entities proposed by the Certificate Insurer, on terms acceptable to the Initial Servicer.

         Except as provided in the preceding paragraph, the Servicer may assign its rights and delegate its duties and obligations under this Agreement if the successor accepting the assignment or delegation:

                  (1) services mortgage loans similar to the Mortgage Loans in the ordinary course of its business;

                  (2)      is approved by the Certificate Insurer;

                  (3) would not cause any Rating Agency's rating of any of the Certificates in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer, without regard to the Certificate Insurance Policies; and

                  (4) executes and delivers to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by the Successor Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date the appointment of the Successor Servicer becomes effective.

         Except as provided in the preceding paragraph, the Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Certificate Insurer and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Certificate Insurer and the Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 9.02. The Servicer shall promptly notify
                             ------------
each Rating Agency promptly of its intention to resign pursuant to this Section
                                                                        -------
9.04.
----

         Notwithstanding anything to the contrary herein, the Successor Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the "Lender")
financing the purchase price payable by the Successor Servicer for the servicing rights purchased from the Initial Servicer; provided, however, that:
                                            --------  -------

               (1) the Lender may not effect the termination of the Successor Servicer as Servicer hereunder, or designate any replacement Servicer or the manner of engaging a successor following a termination of the Successor Servicer as Servicer, without the prior written consent of the Certificate Insurer, the Advancing Party, the Transferor and the Depositor;

               (2)   the Lender's rights are subject to this Agreement; and

               (3) the Servicer shall be subject to termination as Servicer under this Agreement pursuant to the terms hereof without regard to any rights of the Lender.

         In connection with any permitted assignment by the Servicer of its rights under this Agreement, the Servicer shall cause the successor servicer of the Mortgage Loans, at the request of the owner or owners of the Prepayment Charges, to enter into an agreement with such owner or owners in which such successor servicer agrees to administer the enforcement and collection of the Prepayment Charges on the terms specified in Appendix 3.
                                             -----------

         Section 9.05. Removal of Servicer.
                       -------------------

         The Certificate Insurer or the Holders of Certificates representing a Majority in Aggregate Voting Interest may, with the prior written consent of the Certificate Insurer, remove the Servicer upon the occurrence of and continuation of a Servicer Default or a Termination Without Cause Event upon 90 days' prior written notice to the Servicer (or 30 days' prior written notice in the case of a Servicer Default described in Section 10.01(a)(viii)). No such removal shall
                                ----------------------
become effective until a successor (other than the Trustee, if the Trustee agrees to so act) has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 9.02. The Trustee shall promptly notify
                             -------------
each Rating Agency and the NIMS Insurer of such removal.

                                   ARTICLE X

                                SERVICER DEFAULT

         Section 10.01. Servicer Default.
                        ----------------

         (a) Itemization of Servicer Defaults. The occurrence and continuation of any one or more of the following events shall constitute a "Servicer Default":
 ----------------

                  (i)   (A) the failure by the Servicer to make any required

          Servicing Advance that meets the Servicing Advance Eligibility Criteria, the failure by the Servicer to remit any Amounts Held for Future Distribution as required by Section 6.08, or the failure by the
                                             ------------
          Advancing Party to make any Eligible Interest Advance (not including any Nonrecoverable Advance), to the extent, in the case of a Servicing Advance, that such failure materially and adversely affects the interests of the Trustee in the related

         Mortgage Loan in view of the goal of maximizing proceeds from the Mortgage Loans; or (B) any other failure by the Servicer to remit to the Trustee for the benefit of any Holders, any amount collected by the Servicer that is required to be remitted by the Servicer under the terms of this Agreement (other than a Nonrecoverable Advance) which continues unremedied until the earlier of (1) a draw on a Certificate Insurance Policy as a result of such failure or (2) three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to a Servicing Officer of the Servicer by the Certificate Insurer, the Trustee or to a Servicing Officer of the Servicer and the Trustee by any Holder;

                  (ii) the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Certificate Insurer or the Trustee or to the Servicer and the Trustee by any Holder or the Certificate Insurer;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vi) the Servicer shall fail for 60 days to pay, or bond against, an unappealable, undischarged, unvacated and unstayed final judgment by a court of competent jurisdiction in an aggregate amount of $250,000 or more;

                  (vii) the Servicer (or in the case of the Initial Servicer or the Expected Successor Servicer, after August 31, 2002) fails to meet the Performance Standards and Exceedances occur and continue as follows: (x) the occurrence of any five (5) Level 1 Exceedances for three (3) consecutive months, or (y) the occurrence of any three (3) Level 1 Exceedances for six (6) consecutive months, or (z) the occurrence of the same one (1) Level 1 Exceedance for nine (9) consecutive months;

                  (viii) any Servicer Termination Test is failed (except that this clause (viii) shall not apply to the Expected Successor Servicer until after December 31, 2003); or

                  (ix) the Certificate Insurer shall have notified the Trustee that (A) an Event of Default has occurred under Section 5.01(d) of the Insurance and Indemnity Agreement (except that this clause (ix)(A) shall not apply to the Expected Successor Servicer until after December 31, 2006), (B) on or before the Servicing Transfer Date, any Event of Default other than under Section 5.01(d) of the Insurance and Indemnity Agreement shall have occurred with respect to the Transferor, or (C) on or after the Servicing Transfer Date, any Event of Default other than under Section 5.01(d) of the Insurance and Indemnity Agreement shall have occurred with respect to the Successor Servicer.

         Notwithstanding Section 10.01(a)(i)(A) above, if the Expected Successor
                         ---------------------
Servicer shall fail to make an Eligible Servicing Advance or the Advancing Party shall fail to make any Eligible Interest Advance at a time (1) when the Advancing Party shall have materially breached its obligation to reimburse Eligible Servicing Advances to the Expected Successor Servicer or to remit Eligible Interest Advances to the Trustee, pursuant to Section 5.15 or Section
                                                       ------------    -------
6.08 (meaning, with respect to Servicing Advances, a material breach that shall
----
not have been cured within a reasonable time frame after notice thereof) which failure did not result from an inaccurate Interest Advance Request or Servicing Advance Reimbursement Request, and (2) when the Expected Successor Servicer (x) shall not have breached any obligation under the Purchase and Sale Agreement, dated as of December 6, 2001, among the Expected Successor Servicer, the Initial Servicer and NationsCredit Financial Services Corporation (the "Purchase and
                                                                ------------
Sale Agreement") and (y) shall not be subject to Section 10.01(a)(vii) above,
--------------                                   ---------------------
then (A) the Servicer's failure to make Servicing Advances or the Advancing Party's failure to make Interest Advances as described in Section 10.01(a)(i)(B)
                                                          ----------------------
shall not be considered a "Servicer Default" or a breach of the Servicer's obligations hereunder, but shall instead be a "Termination Without Cause Event"
                                               -------------------------------
for which the sole remedy shall be to terminate the Servicer as servicer pursuant to this Section 10.01 or Section 9.05, (B) the Transferor and the
                 -------------    ------------
Advancing Party, jointly and severally, shall pay to the Servicer termination fees as described in Section 7.17(d) of the Purchase and Sale Agreement, if the Expected Successor Servicer is terminated as Servicer due to such Termination Without Cause Event, and (C) the Advancing Party shall indemnify and hold the Expected Successor Servicer harmless for, from and against, any and all third party claims made against the Expected Successor Servicer due to the Expected Successor Servicer's failure to make or the Advancing Party's failure to make Eligible Servicing Advances or Eligible Interest Advances, on the terms applicable to the Transferor as indemnifying party pursuant to Section 10.01(a) of the Fairbanks Whole Loan Servicing Agreement.

         (b) Remedies. In the case of any Servicer Default (and Termination Without Cause Event), and in each and every such case, so long as such Servicer Default (or Termination Without Cause Event) shall not have been remedied, the Majority in Aggregate Voting Interest, subject to the prior written consent of the Certificate Insurer and the NIMS Insurer, or the Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee may, in addition to whatever rights they or it may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Servicer of such notice stating that the sender thereof intends to terminate the Servicer as a result of such Servicer Default (or Termination Without Cause Event), all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and
                                                      -------------
be vested in a successor servicer
designated by the Certificate Insurer, or absent such designation, the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the extent required by this Agreement. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee, for the benefit of the Holders of the Certificates, or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Principal and Interest Account or thereafter received with respect to the Mortgage Loans.

     The Trustee shall not be deemed to have knowledge of a Servicer Default (or Termination Without Cause Event) unless a Responsible Officer thereof has received written notice thereof.

     (c) Term-to-Term Servicing Contract. The Expected Successor Servicer covenants and agrees, when and if the Servicing Transfer Date occurs, to act as the Servicer under this Agreement for an initial term, commencing on the Servicing Transfer Date and ending on December 31, 2003, which term shall be extendable in its sole discretion by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to Article X. Each such notice of extension (a "Servicer Extension
                 ---------
Notice") shall be delivered by the Certificate Insurer to the Trustee, the Depositor and the Servicer. The Expected Successor Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Expected Successor Servicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Successor Servicer agrees that if as of the fifteenth (15/th/) day prior to the last day of any term of the Servicer the Successor Servicer shall not have received any Servicer Extension Notice from the Certificate Insurer, the Successor Servicer shall within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer, the Trustee and the Depositor. The failure of the Certificate Insurer to deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the Successor Servicer. If the term of the Successor Servicer shall expire without the Certificate Insurer having delivered to the Successor Servicer a Servicer Extension Notice, but the Successor Servicer shall continue without objection from the Depositor, the Trustee or the Certificate Insurer to perform the functions of servicer hereunder (and in the absence of ground for termination under any agreement referred to in Section 10.01), the Successor Servicer shall be entitled to
               -------------
receive a prorated portion of the Servicing Fee specified hereunder for the time during which it shall so act; provided, that it is understood and agreed that the foregoing provision for payment of the prorated Servicing Fee is intended solely to avoid unjust enrichment of the Trust Fund and does not contemplate or give rise to any implicit renewal of the Successor Servicer's term. The foregoing provisions of this paragraph shall not apply to the Trustee in the event the Trustee succeeds to the rights and obligations of the Servicer and the Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to Article X or the appointment of a successor Servicer.
                           ---------

     Section 10.02. Trustee to Act; Appointment of Successor Servicer.
                    -------------------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 10.01, or the Trustee receives the resignation of the
            -------------
Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04, or the
                                                        ------------
Servicer is removed as servicer pursuant to this Article X (in which event the
                                                 ---------
Trustee shall promptly notify each Rating Agency), except as otherwise provided in Section 10.01, the successor servicer designated by the Certificate Insurer
   -------------
or the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Successor Servicer or Trustee shall not be
        --------  -------
liable for any actions of any servicer prior to its becoming the Servicer under this Agreement. The Trustee shall be obligated to make advances pursuant to Sections 5.10, 5.13 and 6.08 unless, and only to the extent the Trustee
-------------  ----     ----
determines reasonably and in good faith that, such advances would not be recoverable pursuant to Section 5.04(ii) or Section 6.05(d), (e), (f), (g), (h),
                        ----------------    ---------------  ---  ---  ---  ---
(i), or (j) such determination to be evidenced by a certification of a
---     ---
Responsible Officer of the Trustee delivered to the Certificate Insurer and the NIMS Insurer; provided that the Trustee shall not be required to make an advance
              --------
from its own funds if such advance is prohibited by law. The Trustee acting as Servicer shall be entitled to reimbursement for Servicing Advances pursuant and subject to Section 5.15.
           ------------

     Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, and shall, if it is unable to so act or if the Majority in Aggregate Voting Interest (with the consent of the Certificate Insurer), or the Certificate Insurer so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution designated by the Certificate Insurer that has a net worth of not less than $75,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the Successor Servicer. The compensation of any Successor Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise, other than those assessed or accrued prior to the date of termination (which shall be payable to the predecessor Servicer pursuant to Section 5.04(ii) in
                                                         ----------------
accordance with the priorities set forth in the last paragraph of Section
                                                                  -------
5.01(h)). In the event the Trustee is required to solicit bids, the Trustee
-------
shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the Successor Servicer must be acceptable to the Certificate Insurer and shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other Servicing Compensation in the form of assumption fees, late payment charges or otherwise, other than those assessed or accrued prior to the date of termination (which shall be payable to the predecessor Servicer pursuant to Section 5.04(ii) in accordance with the
                                 ----------------
priorities set forth in the last paragraph of Section 5.01(h)). Within thirty
                                              ---------------
days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Advances. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any Successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such Successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such Successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder (other than the Trustee) shall be effective until the Trustee and the Certificate Insurer shall have consented thereto. The Trustee shall not resign as servicer until a Successor Servicer acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in
                       --------  -------
excess of that permitted the Servicer pursuant to Section 7.03, together with
                                                  ------------
other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement. The Servicer, the Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03. Waiver of Defaults.
                    ------------------

     The Certificate Insurer or a Majority in Aggregate Voting Interest may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, (with notice of such waiver delivered to the NIMS Insurer by the Trustee) waive any events permitting removal of the Servicer as servicer pursuant to this Article X. Upon any waiver of a past default, such default
                 ----------
shall cease to exist, and any Servicer Default (or Termination Without Cause Event) arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency.

     Section 10.04. Control by Certificate Insurer and Majority in Aggregate
                    --------------------------------------------------------
Voting Interest.
---------------

     The Certificate Insurer, or the Majority in Aggregate Voting Interest with the consent of the Certificate Insurer, may direct the time, method and place of conducting any proceeding relating to the assets of the Trust or the Certificates or for any remedy available to the Trustee with respect to the Certificates, or exercising any trust or power conferred on the Trustee with respect to the Certificates or the assets of the Trust, provided that:

         (i) such direction shall not be in conflict with any rule of law or with this Agreement;

         (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

         (iii) the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; provided, however, that the
                                              --------  -------
     Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing. If inconsistent directions are given, the Certificate Insurer's directions shall control.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01. Termination.
                    -----------

     Subject to Section 11.03, this Agreement shall terminate upon notice to the
                -------------
Trustee of either: (a) the collection with respect to the last Mortgage Loan (or Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

     The Servicer may, at its option, elect to terminate this Agreement on any Distribution Date on or following the first Distribution Date on which the aggregate Pool Principal Balance as of the last day of the related Due Period is less than 10% of the Original Pool Principal Balance (such Distribution Date being the "Optional Purchase Date") by purchasing from the Trust on such
           ----------------------
Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the fair market value thereof
            -----------------
(determined as provided below); provided, that the Trust shall not sell the
                                --------
Mortgage Loans and REO Properties if the Termination Price to be received is less than the sum of (x) 100% of the aggregate Principal Balance of the outstanding Mortgage Loans and REO Properties and (y) accrued and unpaid interest on each such Mortgage Loan at a rate equal to its respective Mortgage Interest Rate. At least ten Business Days before the Servicer exercises this right, it must notify the Holders of the Class X Certificates and any NIMS Insurer, and the Holders of a majority of the Class X Certificates (the "Class X
                                                                         -------
Majority") may, instead of the Servicer, purchase the Mortgage Loans for the
--------
Termination Price. On or after the Optional Purchase Date, the Class X Majority may purchase all the Mortgage Loans for the Termination Price as described above, under circumstances such that the Servicer remains as servicer of the Mortgage Loans on terms substantially identical to those set forth in this Agreement or in the Servicing Agreement, dated as of December 6, 2001, among the Transferor, NationsCredit Financial Services Corporation, and the Expected Successor Servicer (the "Fairbanks Whole Loan
                                                       --------------------
Servicing Agreement"), except that the Servicing Compensation shall be as
-------------------
specified in this Agreement. If the Class X Majority shall fail or refuse to make a terminating purchase, the NIMS Insurer may do so on the same terms those on which the Class X Majority is entitled to make such purchase pursuant to this
Section 11.01. The maker of the terminating purchase, whether it be the Class X
-------------
Majority, the NIMS Insurer or the Servicer, is referred to herein as the "Terminating Purchaser." In connection with any such sale, as a condition which
 ---------------------
must be satisfied before or simultaneously with the termination, the Terminating Purchaser shall pay any outstanding and unpaid fees and expenses of the Trustee and the Certificate Insurer relating to this Agreement that such parties would otherwise have been entitled to pursuant to Sections 6.05(d), (e), (f), (g),
                                            ----------------  ---  ---  ---
(h), (i), and (j), after giving effect to the Termination Price and without
---  ---      ---
regard to whether sufficient funds would be available therefor, and shall pay to the Advancing Party, the Transferor and the Servicer all unreimbursed Interest Advances, Existing Advances and Servicing Advances, respectively, made by such respective parties, and shall pay to the Servicer its unpaid accrued Servicing Fees (to the extent such amounts are not otherwise included in the Termination Price). The Servicer's rights under this Section 11.01 are subject to Section
                                         -------------                -------
11.03.
-----

     The fair market value of the outstanding Mortgage Loans and REO Properties for purposes of this Section 11.01 shall be an amount equal to the average of
                     -------------
the bid prices for such assets taken as a whole, provided to the Terminating Purchaser by two Independent, nationally recognized dealers in whole loans substantially similar to the Mortgage Loans.

     Any such sale pursuant to this Section 11.01 shall be accomplished by
                                    -------------
depositing into the REMIC I Distribution Account, on the third Business Day immediately preceding the final Distribution Date on which such purchase is to be effected, the amount of the Termination Price. On the same day that the Termination Price is deposited into the REMIC I Distribution Account, any other amounts then on deposit in the Principal and Interest Account shall be transferred to the REMIC I Distribution Account pursuant to Section 5.04(i) for
                                                            ---------------
payment to the Trustee as Holder of the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests and to the Holders of the Residual Certificates pursuant to Section 6.05(l) and to Certificateholders and
                                  ---------------
the Certificate Insurer pursuant to Sections 6.05(d), (e), (f), (g), (h), (i),
                                    ----------------  ---  ---  ---  ---  ---
and (j) on the final Distribution Date as specified in the notice to
    ---
Certificateholders described below; provided, that the amount of any unpaid
                                    --------
Existing Advances or interest thereon shall not be paid from any of the Trust REMICs but shall be treated as paid directly from the Terminating Purchaser of the Mortgage Loans to the Transferor. Any amounts received with respect to the Mortgage Loans and REO Properties subsequent to the last day of the related Due Period shall belong to the Person purchasing the Mortgage Loans and REO Properties. Promptly upon receipt of the Termination Price, the Trustee shall release (or cause to be released) each related Mortgage File to the Person purchasing the Mortgage Loans and REO Properties as set forth herein.

     Notice of any termination, specifying the Distribution Date upon which this Agreement will terminate, shall be given promptly by the Trustee by letter to the Certificateholders mailed during the month of such final Distribution Date before the Determination Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made and (ii) the amount of any such final payment. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Terminating Purchaser with the Trustee for deposit into the REMIC I Distribution Account of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above. The Terminating Purchaser shall notify the Trustee of the Distribution Date on which this Agreement shall terminate, at least 10 Business Days prior to such date.

     Each Holder is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

     In the event that any amount due to any Class A Certificateholder remains unclaimed, the Servicer shall, at the expense of the Trust Fund, which amount shall be allocated to REMIC III, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication such amount remains unclaimed, the Class R-III Certificateholders shall be entitled to all unclaimed funds, and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R-III Certificateholders for payment.

     Section 11.02. Additional Termination Requirements.
                    -----------------------------------

     In the event a Terminating Purchaser exercises its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with
            -------------
the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.02 will not (i) result in the
                                     -------------
imposition of taxes on "prohibited transactions" of any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 89 days prior to the final Distribution Date the Trustee shall designate a date as the date of adoption of a plan of complete liquidation of such REMIC under Section 860F of the Code and any regulations thereunder and shall specify such date in the Trust REMICs' final federal income tax returns;

          (ii) At or after the date of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Class X Majority or any NIMS Insurer, as applicable, for cash;

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to each Class of Class A Certificates, the Certificate Balance thereof, together with one month's interest at the related Pass-Through Rate, (B) after such payments to the Class A Certificateholders, to the Class X Certificateholders any Unpaid Class X Remittance Amount and (C) to the Class R-I Certificateholders, all cash on hand after such payment to the Class A and Class X Certificateholders (other than cash retained to meet claims), and the Trust REMICs and the Trust Fund shall terminate at such time; and

          (iv) In no event may the final payment on the Certificates (except to the extent permitted in Section 11.01 with respect to Certificateholders
                             -------------
     who fail to surrender their Certificates) be made after the 89th day from the date of such plan of complete liquidation.

     Section 11.03. Accounting Upon Termination of Servicer.
                    ---------------------------------------

     Upon termination of the Servicer under Article X hereof, the Servicer
                                            ---------
shall:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Principal and Interest Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the Mortgage Files or copies thereof held by it and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders, a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

     Section 11.04. Termination Upon Loss of REMIC Status.
                    -------------------------------------

     (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case, from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that any Trust REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any
                                                 -------------------
time on or after the date which is 30 calendar days following such Final Determination (i) the Majority in Voting Interest may direct the Trustee on behalf of each Trust REMIC to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a price equal to the Termination Price. Upon receipt of notice from the Certificate Insurer, the Trustee shall notify the Class R-I Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of
 ------------------
the Class R-I Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their
                                        ----------------------
option, purchase from the Trust all Mortgage

Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the Termination Price. Any such purchase shall be accomplished in the manner set forth in Section 11.01.
                                                 -------------

     (b) If, during the Purchase Option Period, the Class R-I Certificateholders have not exercised the option described in Section 11.04(a), then upon the
                                           ----------------
expiration of the Purchase Option Period (i) in the event that the Majority in Aggregate Voting Interest have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Fund, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Fund, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Majority in Aggregate Voting Interest shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Fund described in clause (a)(ii) preceding, the Certificate Insurer shall so purchase the Trust Fund within 60 days after the expiration of the Purchase Option Period. In the event that the Trustee is required to sell the Mortgage Loans, the Trustee may retain, at the expense of the Trust Fund, and rely upon, an investment bank to conduct the sale.

     (c) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R-I Certificates then outstanding may, at their option and upon delivery to the Class A and Class X Certificateholders and the Certificate Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R-I Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority in Aggregate Voting Interest and the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of each Trust REMIC will be subject to federal taxation, purchase from the Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Fund at a purchase price equal to the Termination Price. Any such purchase shall be accomplished in the manner set forth in Section
                                                                   -------
11.01. The foregoing opinion shall be deemed satisfactory unless the Certificate
-----
Insurer or the Majority in Aggregate Voting Interest give the Holders of a majority of the Percentage Interest of the Class R-I Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

     (d) Any sale or purchase of Mortgage Loans pursuant to this Section 11.04
                                                                 -------------
shall be on terms under which the Servicer continues to service the Mortgage Loans, on terms substantially identical to this Agreement or the Fairbanks Whole Loan Servicing Agreement, except that the Servicing Compensation shall be as specified in this Agreement.

                                   ARTICLE XII

                                   THE TRUSTEE

     Section 12.01. Duties of Trustee.
                    -----------------

     The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the
                                               --------  -------
Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                            --------  -------

          (i) Prior to the occurrence of a Servicer Default, and after the curing of all Servicer Defaults which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer, the NIMS Insurer or the Class A Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the

     Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Servicer Default unless a Responsible Officer of the Trustee shall have received notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Servicer Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

          (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or any Trust REMIC,
     (d) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

          (vii) The Trustee shall not be deemed a fiduciary for the Certificate Insurer in its capacity as such, except to the extent the Certificate Insurer has made an Insured Payment and is thereby subrogated to the rights of the Certificateholders with respect thereto.

     Section 12.02.  Certain Matters Affecting the Trustee.
                     -------------------------------------

     (a)  Except as otherwise provided in Section 12.01:
                                          -------------

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer, the NIMS Insurer, or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of a Servicer Default hereunder and after the curing of all Defaults which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of Class A Certificates evidencing not less than 25% of the sum of the aggregate Class Balances of the Class A Certificates; provided, however,
                                                           --------  -------
     that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder;

          (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, including, without limitation, under
     Section 2.06 hereof, either directly or by or through agents, attorneys or
     ------------
     custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care; and

          (ix) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets, including substitutions, to the Trust Fund or any Trust REMIC, unless the Trustee shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund or any Trust REMIC will not cause such Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     Section 12.03.  Trustee Not Liable for Certificates or Mortgage Loans.
                     -----------------------------------------------------

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

     Section 12.04.  Trustee May Own Certificates.
                     ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 12.05.  Trustee's Fees and Expenses.
                     ---------------------------

     (a) For its compensation for serving as trustee hereunder, the Trustee shall be entitled to retain 35% of the interest on amounts on deposit in the Collection Account (and of the earnings on Permitted Instruments in which such amounts are invested) on the Business Day prior to each Distribution Date and on each day thereafter to but excluding such Distribution Date. In addition, the Trustee shall be reimbursed, pursuant to Sections 6.05(d), (e), (f), (g), (h),
                                         ----------------  ---  ---  ---  ---
(i), and (j), for all reasonable expenses, disbursements and advances incurred
---      ---
or made by the Trustee in accordance with any of the provisions of this Agreement (including, without limitation, the reasonable fees, expenses and disbursements of its counsel (including, without limitation, reasonable compensation of its in-house counsel on an hourly basis) and of all persons not regularly in its employ, including any agents, attorneys and accountants of the Trustee, as described in Section 2.07(a) hereof), such reimbursable amounts to
                         ---------------
include expenses incurred
due to the representations and warranties as to any Mortgage Loan or Mortgage Loans being untrue, except any such expense, disbursement or advance as may arise from the Trustee's negligence or bad faith, and not including any costs, fees or expenses incurred in negotiating this Agreement and the related documents for the Closing Date.

     (b) The predecessor Servicer shall pay all out-of-pocket costs and expenses(including attorneys' fees) incurred by the Trustee in, assuming servicing responsibilities under Section 10.02 hereof and amending this
                                 -------------
Agreement to reflect such successor as Servicer (provided, however, that prior
                                                 --------  -------
to incurring such expenses, disbursements and advances ("costs"), the Trustee
                                                         -----
will give the predecessor Servicer an opportunity to provide such services to render such costs unnecessary), but the predecessor Servicer shall not be responsible for general overhead incurred by the Trustee as a result of becoming successor Servicer or for any such expense, disbursement or advance as may arise from the Trustee's negligence or bad faith; provided further, to the extent that
                                            -------- -------
the predecessor Servicer fails to pay such amounts, the Successor Servicer shall be entitled to withdraw such amounts from the Collection Account.

     (c) Notwithstanding anything to the contrary herein, the Trustee shall have no lien on the Trust Fund or any Trust REMIC for the payment of its fees and expenses.

     (d) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless (i) by the Trust Fund, but solely as provided in Sections 6.05(d), (e), (f), (g), (h), (i), and (j) against any
               ----------------  ---  ---  ---  ---  ---      ---
loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of the Trustee's reckless disregard of its obligations and duties hereunder, and (ii) by the Servicer against any loss, liability or expense resulting from any error in any tax or information return prepared by the Servicer.

     (e)  The obligations of the Trust Fund and the Servicer under this Section
                                                                        -------
12.05 shall survive termination of the Servicer, the payment of the Certificates
-----
and the resignation and removal of the Trustee, and shall extend to any co-trustee appointed pursuant to this Article XII.
                                      -----------

     Section 12.06.  Eligibility Requirements for Trustee.
                     ------------------------------------

     The Trustee hereunder shall at all times be (i) a banking association organized and doing business under the laws of any state or the United State of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund asset on behalf of the Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits, if any, shall be rated at least "BBB" by S&P and Fitch or such lower long-term deposit rating by S&P and Fitch as may be approved in writing by the Certificate Insurer and S&P and Fitch and with a long-term deposit rating of at least "Baa2" from Moody's (or such lower rating which is approved in writing by the Certificate Insurer and would not cause Moody's to reduce its then current ratings of the Class A Certificates without regard to the Certificate Insurance Policies), (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 12.06 its combined capital and surplus shall be deemed to be as set
     -------------
forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall give notice of such ineligibility to the Certificate Insurer and shall resign, upon the request of the Certificate Insurer or the Majority in Aggregate Voting Interest, in the manner and with the effect specified in Section 12.07.
             -------------

     Section 12.07.  Resignation and Removal of the Trustee.
                     --------------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer, the NIMS Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall, with the consent of the Certificate Insurer, promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer. Unless a successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request
                  -------------
therefor by the Servicer, the Certificate Insurer or the Majority in Aggregate Voting Interest, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer.

     The Majority in Aggregate Voting Interest or, if the Trustee fails to perform in accordance with this Agreement, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, or by the Certificate Insurer, as the case may be, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the Successor Trustee so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section
                                                                       -------
12.08.
-----

     Section 12.08.  Successor Trustee.
                     -----------------

     Any successor trustee appointed as provided in Section 12.07 shall execute,
                                                    -------------
acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Trustee's Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.
                        -------------

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses shown in the Certificate Register and S&P, Fitch and Moody's. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 12.09.  Merger or Consolidation of Trustee.
                     ----------------------------------

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation or national banking association shall be eligible
--------
under the provisions of Section 12.06, without the execution or filing of any
                        -------------
paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10.  Appointment of Co-Trustee or Separate Trustee.
                     ---------------------------------------------

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer with written notice to the NIMS Insurer and the Rating Agencies to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the
     -------------
Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Default shall have occurred and be continuing, the Trustee alone (with the consent of the Certificate Insurer with written notice to the Rating Agencies) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder and no
                                                  -------------
notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof.
                                            -------------

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or
        -------------
imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance
        -----------
of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Provided that any such selected co-trustee or separate trustee is adequately capitalized and experienced in light of its anticipated activities and potential liabilities, and was selected with reasonable care by the Trustee in light of the foregoing, the Trustee shall not be responsible for the acts of such co-trustee or separate trustee.

     Section 12.11.  Appointment of Custodians.
                     -------------------------

     The Trustee may, with the consent of the Servicer and the Certificate Insurer and notice to the Rating Agencies, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. First Union National Bank, N.A. is initially appointed Custodian with respect to all Mortgage Loans and, for so long as it shall be the Custodian hereunder, agrees to comply with the terms of the provisions of Exhibit N hereto applicable to the duties of the Custodian.
                  ---------
Subject to this Article XII, the Trustee agrees to comply with the terms of each
                -----------
Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. The Servicer shall be liable for the fees of any Custodian appointed hereunder. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File. Each Custodial Agreement may be amended only as provided in Section 13.02.
                                                       -------------

     Section 12.12.  Protection of Trust Fund.
                     ------------------------

     (a) The Trustee will hold the Trust Fund in trust for the benefit of the Holders and the Certificate Insurer and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer and the NIMS Insurer, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.02 hereof and all
                                                   -------------
instruments of further assurance and other instruments, and will take such other action upon such request to:

          (i)   more effectively hold in trust all or any portion of the Trust
     Fund;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Mortgage Loans; or

          (iv) preserve and defend title to the Trust Fund and the rights of the Trustee, and the ownership Interests of the Holders represented thereby, in such Trust Fund against the claims of all Persons and parties.

     The Trustee shall send copies of any request received from the Certificate Insurer or the Depositor to take any action pursuant to this Section 12.12 to
                                                             -------------
the others.

     (b)  Subject to Article X hereof, the Trustee shall have the power to
                     ---------
enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer and the NIMS Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this
                                        --------  -------
Section 12.12 shall require any action by the Trustee unless the Trustee shall
-------------
first (i) have been furnished indemnity satisfactory to it and second (ii) when
-----                                                          ------
required by this Agreement, have been requested to take such action by the Majority in Aggregate Voting Interest, the Certificate Insurer, the NIMS Insurer or the Depositor in accordance with the terms of this Agreement.

     (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.01. The Certificate Insurer.
                    -----------------------

     (a) Any right conferred to the Certificate Insurer hereunder shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under any Certificate Insurance Policy, and its rights during such period shall vest in the Majority in Aggregate Voting Interest. At such time as the Certificates are no longer outstanding, and no amounts owed to the Certificate Insurer hereunder remain unpaid and the Certificate Insurance Policies have expired in accordance with their terms, the Certificate Insurer's rights hereunder shall terminate.

     (b) The Trustee shall hold the Trust Estate for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Certificateholders shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurers' rights or interests under this Agreement and the Certificates.

     The Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Principal and Interest Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not terminate any Subservicing Agreements without the prior consent of the Certificate Insurer.

     (c) Effect of Payments by the Certificate Insurer, Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of a Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 6.05. The Depositor, the
                                           ------------
Servicer and the Trustee acknowledge, and each Certificateholder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer and the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such holders to receive such principal and interest from the Trust and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate

Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     (d) Notices to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer.

     (e) Rights of the Certificate Insurer to Exercise Rights of Holders. By accepting its Certificate, each Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates as specified under this Agreement without any further consent of the Holders of the Class A Certificates and that the Holders of Class A Certificates may not exercise such rights except with the written consent of the Certificate Insurer.

     (f) Trustee to Hold the Certificate Insurance Policy. The Trustee will hold the Certificate Insurance Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy will constitute part of the Trust created by this Agreement. Each Holder of Class A Certificates, by accepting its Class A Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.

     Section 13.02. Amendment.
                    ---------

     (a) This Agreement may be amended from time to time by the Depositor, the Transferor, the Trustee and the Servicer by written agreement, upon the prior written consent of the Certificate Insurer, after consultation with the NIMS Insurer, without notice to or consent of the Certificateholders, to cure any ambiguity or mistake, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or any Custodial Agreement; provided, however, that such action shall not adversely affect the interests of
--------  -------
any Certificateholder or the Certificate Insurer and the NIMS Insurer, as evidenced by an Opinion of Counsel or written notification from each Rating Agency to the effect that such amendment will not cause such Rating Agency to lower or withdraw the then current ratings on the Certificates, without regard to the Certificate Insurance Policies, at the expense of the party requesting the change, delivered to the Certificate Insurer and the NIMS Insurer, the Trustee, the Transferor, and the Depositor; and provided, further, that no such
                                                --------  -------
amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to each Rating Agency of any amendment made pursuant to this Section 13.02(a).
                                ----------------

     (b) This Agreement may be amended from time to time by the Depositor, the Transferor, the Trustee and the Servicer, with the consent of the Certificate Insurer and the NIMS Insurer, the Majority in Aggregate Voting Interest and the Holders of the majority of the Percentage Interest in the Class R-I, Class R-II and Class R-III Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall reduce in any manner
         --------  -------
the amount of, or delay the timing of, any payments which are required to be distributed on any Class A Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby. Prior notice of any proposed amendment pursuant to this Section 13.02(b) shall be given to
                                           ----------------
each Rating Agency.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     (d) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Transferor, the Depositor, the Certificate Insurer, the NIMS Insurer or the Trustee in accordance with such amendment will not result in the imposition of a tax on any Trust REMIC, will not cause any Trust REMIC to fail to qualify as a REMIC or will not cause the portion of the Trust Fund exclusive of any Trust REMIC to fail to qualify as a grantor trust at any time that any Certificate is outstanding. No amendment shall have the effect of varying the latest possible maturity, principal amount or interest rate of the Trust unless the Trustee shall have received an Opinion of Counsel that the amendment will not cause the regular interest to lack fixed terms within the meaning of the REMIC provisions. In addition, prior to consenting to any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that such amendment is authorized and permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     (e) An amendment or supplement to the original issue discount legend shall not be an amendment or supplement for purposes of this Article XIII.
                                                       ------------

     Section 13.03. Recordation of Agreement.
                    ------------------------

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Holders' or Certificate Insurer's expense on direction and at the expense of the Majority in Aggregate Voting Interest, the Certificate Insurer or the NIMS Insurer requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders, the Certificate Insurer or the NIMS Insurer or is necessary for the administration or servicing of the Mortgage Loans.

     Section 13.04. Duration of Agreement.
                    ---------------------

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 13.05. Governing Law.
                    -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT).

     Section 13.06. Notices.
                    -------

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Initial Servicer and the Transferor, EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256-0505
Attention: General Counsel, or such other addresses as may hereafter be furnished to the Trustee in writing by the Transferor and the Servicer; (ii) in the case of the Depositor, EQCC Receivables Corporation c/o EquiCredit Corporation of America, 10401 Deerwood Park Boulevard, Jacksonville, Florida 32256-0505 Attention: General Counsel, or such other addresses as may hereafter be furnished to the Trustee in writing by the Depositor; (iii) in the case of the Certificateholders, as set forth in the Certificate Register; (iv) in the case of the Trustee, at the Corporate Trust Office; (v) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring Group; (vi) in the case of S&P, 55 Water Street, New York, New York 10041,
Attention: Frank Raiter; (vii) in the case of Fitch, One State Street Plaza, New York, NY 10004, Attention: Joanne M. Scatassa; (viii) in the case of the Certificate Insurer, Financial Security Assurance, Inc., 350 Park Avenue, New York, NY 10022 (Attention: Surveillance Department Re: EQCC Asset Backed Certificates, Series 2001-2, Telecopy No. (212) 339-3518, Confirmation: (212) 826-0100 (in each case in which a notice or other communication to the Certificate Insurer refers to an Event of Default or a claim on the Certificate Insurance Policy, or is a notice or other communication with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of each of the General Counsel and Head - Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (ix) in the case of the Advancing Party, Bank of America, N.A., NC1-005-14-02, Interstate Tower, 121 West Trade Street, 14/th/ Floor, Charlotte, NC 28244-0001, Attention: Todd Rosenthal); (x) in the case of the Expected Successor Servicer, Fairbanks Capital Corp., P.O. Box 65250, Salt Lake City, Utah 84165-0250; overnight delivery to 3815 South West Temple, Salt Lake City, Utah 84115-4412, Attention: Terrell W. Smith, General Counsel; and (xi) in the case of the NIMS Insurer, if any, at an address to be provided by such NIMS Insurer in writing to the other Persons identified above. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     Section 13.07. Severability of Provisions.
                    --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 13.08. No Partnership.
                    --------------

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 13.09. Counterparts.
                    ------------

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 13.10. Successors and Assigns.
                    ----------------------

     This Agreement shall inure to the benefit of and be binding upon the Transferor, the Initial Servicer, the Successor Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and assigns.

     Section 13.11. Headings.
                    --------

     The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 13.12. Limitation of Liability of Trustee.
                    ----------------------------------

     Notwithstanding anything contained herein to the contrary, this Agreement has been executed by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust Fund.

     Section 13.13. Limitations on Rights of Others.
                    -------------------------------

     The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Trustee, the Certificateholders the Certificate Insurer and the Transferor and nothing in this Agreement whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the assets of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 13.14. No Petition.
                    -----------

     The Servicer, the Transferor, the Advancing Party and the Trustee by entering into this Agreement each hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of this Agreement pursuant to Article XI hereof, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of each of the Depositor or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Depositor.

     Section 13.15. Third Party Beneficiary.
                    -----------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and, in addition, shall inure to the benefit of Certificateholders and, to the extent provided herein, the Certificate Insurer and the NIMS Insurer (to the same extent as if each were a party hereto) and their respective successors and permitted assigns and each shall have the right to enforce the provisions of this Agreement. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

     Section 13.16. Rights of the NIMS Insurer.
                    ---------------------------

     Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder so long as any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

     Section 13.17. Supplemental Provisions for Resecuritization.
                    --------------------------------------------

     This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any
                   --------------------
of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Depositor or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"),
                                                 --------------------------
such Holder may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be
                                                  ---------------------
held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by such Holder, the Servicer, the Advancing Party and the Trustee; provided, that neither the Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

     Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Holder of the Resecuritized Certificates shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).

     No such supplement shall become effective without the consent of the Certificate Insurer.

     IN WITNESS WHEREOF, the Depositor, the Initial Servicer, the Advancing Party, the Expected Successor Servicer, and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  EQCC RECEIVABLES CORPORATION,
                                  as Depositor


                                  By: __________________________________________
                                      Name:
                                      Title:



                                  EQUICREDIT CORPORATION OF AMERICA,
                                  as Transferor and Initial Servicer


                                  By: __________________________________________
                                      Name:
                                      Title:



                                  BANK OF AMERICA, N.A.,
                                  as Advancing Party


                                  By: __________________________________________
                                      Name:
                                      Title:

                                  FAIRBANKS CAPITAL CORP.,
                                  as Expected Successor Servicer


                                  By: ------------------------------------------
                                      Name:
                                      Title:



                                  THE BANK OF NEW YORK,
                                  as Trustee

                                  By: ------------------------------------------
                                      Name:
                                      Title:

STATE OF NORTH CAROLINA    )
                           ) ss.:
COUNTY OF MECKLENBURG      )

     On the ______ day of December, 2001 before me, a Notary Public in and for the State of North Carolina, personally appeared Todd Rosenthal, known to me to be a Senior Vice President of EQCC Receivables Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

STATE OF NORTH CAROLINA    )
                           ) ss.:
COUNTY OF MECKLENBURG      )

     On the _____ day of December, 2001 before me, a Notary Public in and for the State of North Carolina, personally appeared Todd Rosenthal, known to me to be a Senior Vice President of EquiCredit Corporation of America, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         _______________________________________
                                         Notary Public

STATE OF NORTH CAROLINA    )
                           ) ss.:
COUNTY OF MECKLENBURG      )

     On the ____ day of December, 2001 before me, a Notary Public in and for the State of New York, personally appeared ___________________________, known to me to be ____________________ of The Bank of New York, a New York banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                     ___________________________________________
                                     Notary Public

STATE OF NORTH CAROLINA    )
                           ) ss.:
COUNTY OF MECKLENBURG      )

     On the ____ day of December, 2001 before me, a Notary Public in and for the State of North Carolina, personally appeared Todd Rosenthal, known to me to be a Senior Vice President of Bank of America, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        Notary Public

STATE OF ___________________________________)
                                            ) ss.:
COUNTY OF __________________________________)

     On the ___ day of December, 2001 before me, a Notary Public in and for the State of _________________, personally appeared ____________________________, known to me to be the _____________________ of Fairbanks Capital Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         _______________________________________
                                         Notary Public

                                   Appendix 3
              Terms and Conditions applicable to Successor Servicer
              -----------------------------------------------------
               in connection with Collection of Prepayment Charges
               ---------------------------------------------------

     (a) The successor servicer (the "Servicer") will act as the agent of the
                                      --------
owner of the Prepayment Charges (the "Owner") in connection with the enforcement
                                      -----
and collection of the Prepayment Charges. The Servicer shall not be entitled to any compensation from the Owner for providing such services other than the Servicing Compensation already set forth in the Pooling and Servicing Agreement. The foregoing shall not prohibit the Servicer from contracting with third parties for specific tasks in the ordinary course of business, but no such arrangement shall relieve the Servicer of its obligations hereunder.

     (b) In the performance of its duties, the Servicer shall be an independent contractor acting on behalf of the Owner in its own name and for its own account. It shall have no authority, express or implied, to act in any manner or by any means for or on behalf of the Owner in any capacity other than an independent contractor.

     (c) The Servicer shall establish an Eligible Account ( a "Prepayment Charge
                                                               -----------------
Collection Account") into which the Servicer shall deposit all Prepayment
------------------
Charges received with respect to the Mortgage Loans. The Servicer shall withdraw Prepayment Charges from the Prepayment Charge Collection Account and remit them at the written direction of the Owner twice each month, once within two Business Days after the end of the preceding calendar month, and again within two Business Days after the tenth (10/th/) day of the month. The Servicer shall be entitled to all interest on amounts on deposit in the Prepayment Charge Collection Account. The Servicer shall make deposits to, but shall not be entitled to make any withdrawal from, the Prepayment Charge Collection Account except as expressly contemplated hereby.

     (d) The Servicer's duties shall include collecting, with respect to each Mortgage Loan, all Prepayment Charges payable in respect in such Mortgage Loan, and depositing such amounts in the Prepayment Charge Collection Account within one (1) Business Day after receipt of available funds in respect thereof. The Servicer shall carry out its obligations hereunder in a manner consistent with prudent industry practice, using that degree of care, skill and diligence that the Servicer exercises with respect to comparable loans that it services for itself and others and in respect of which it owns the right to receive fees, penalty and other amounts payable in connection with the payment of such loans prior to their scheduled maturity.

     (e) Without the prior written consent of the Owner, the Servicer shall not, except as required by law, amend, modify or waive any of the Prepayment Charges; provided that the Servicer may waive any Prepayment Charge if (A) such waiver is standard and customary in servicing similar Mortgage Loans and (B) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds on the related Mortgage Loan taking into account the value of such Prepayment Charge and the related Mortgage Loan. The Servicer shall not enforce any Prepayment Charge (x) with respect to a payoff occurring later than the fifth anniversary of the date of the related Mortgage Loan, (y) in an amount greater than six months' interest on the original principal balance of the related note, or (z) in an amount greater than 5% of the original principal balance of the related note. If the Servicer waives a Prepayment Penalty in violation of this paragraph,

                               Appendix 3 - Page 1
the Servicer shall promptly deposit the amount of the Prepayment Penalty into the Prepayment Charge Collection Account.

     (f) The Servicer shall, at all times while performing its duties and obligations hereunder, comply with all applicable laws and regulations, including but not limited to, laws and regulations pertaining to financing, licensing, sales, debt collection, consumer protection, disclosure, credit reporting, usury, any applicable civil and commercial code, foreclosure, repossession, record retention, bribery and financial privacy. The Servicer shall obtain and maintain all licenses and qualifications required to enable the Servicer to perform its obligations hereunder from time to time.

     (g) The Owner and its designees shall have the right (at the Owner's expense) to examine and audit, upon prior reasonable notice to the Servicer, during business hours or at such other times as may be reasonable under the circumstances, any and all documents related to the Prepayment Charges or books, records, documentation or other information of the Servicer, which relate to the administration thereof hereunder or the performance by the Servicer of its obligations hereunder. Such access shall be afforded at the Servicer's place of business, and the Owner and its respective designees shall have the right to make copies or extracts of any such books, records and documents. Any investigation or review of such books and records shall be conducted in a manner which does not unreasonably impair the Servicer's ability to meet its obligations hereunder.

     (h) The Servicer shall furnish to the Owner such reports as are currently available from the Servicer's system, and such other reports in such form and containing such substance as the Owner reasonably determines are necessary for it to track and monitor the collection of Prepayment Charges.

     (i) The Servicer agrees that it will not, without the prior written consent of the Owner, (i) use in advertising, publicity, or otherwise the name of the Owner or any Affiliate of the Owner, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Owner or any of its Affiliates or (ii) represent, directly or indirectly, that any product or any service provided by the Servicer has been approved or endorsed by the Owner or any of its Affiliates.

     (j) Notwithstanding anything to the contrary herein, under no circumstances may the Owner effect the termination of the Servicer under the Pooling and Servicing Agreement, or designate any replacement Servicer or the manner of engaging a successor following a termination of the Servicer. The Servicer shall be subject to termination as Servicer under the Pooling and Servicing Agreement pursuant to the terms thereof subject to Section 5.14(c). No party other than
                                         ---------------
the Servicer shall have any obligations to the Owner, and the Owner shall have no rights or recourse against the Trust Fund, the Certificate Insurer, or any party other than the Servicer.

                              Appendix 3 - Page 2